             AS FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION
                              ON DECEMBER   , 2000

                          PRELIMINARY PROXY STATEMENT
                             FILED ON SCHEDULE 14A

          PRELIMINARY PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        ENSTAR INCOME PROGRAM IV-2, L.P.
--------------------------------------------------------------------------------
 (Name of Registrant as Specified In Its Charter and Person Filing Preliminary
                                Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          Units of Limited Partnership Interest.
--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        39,848
--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          The filing fee is based on the aggregate cash to be received by the Registrant from the proposed sale of assets, which the Registrant believes will be $10,340,000 multiplied by 1/50 of 1%.
--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        $10,340,000
--------------------------------------------------------------------------------

     (5)  Total fee paid:

        $2,068.00
--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                PRELIMINARY COPY

                        ENSTAR INCOME PROGRAM IV-2, L.P.
                     C/O ENSTAR COMMUNICATIONS CORPORATION
                            12444 POWERSCOURT DRIVE
                           ST. LOUIS, MISSOURI 63131

                                                               December   , 2000

Dear Limited Partners:

     As a holder of limited partnership units (also referred to as Units, and the holders thereof being also referred to as Unitholders) of Enstar Income Program IV-2, L.P. (also referred to as Enstar IV-2 or the Partnership), you are being asked to consider and vote upon a Liquidation Plan for Enstar IV-2 which consists of (a) the sale to Multimedia Acquisition Corp. of the cable television systems and other assets of Enstar IV/ PBD Systems Venture and Enstar Cable of Macoupin County, two joint ventures of which Enstar IV-2 is a 50% general partner and a 33.33% general partner, respectively (also referred to, respectively, as Enstar PBD and Enstar Macoupin, or collectively as the Joint Ventures), and (b) the subsequent dissolution, termination and liquidation of Enstar IV-2 and the Joint Ventures. Its general partnership interests in the Joint Ventures are Enstar IV-2's only cable television system assets.

     The aggregate purchase price payable to Enstar IV-2 is approximately $10,340,000, in cash. This amount constitutes Enstar IV-2's allocable portion of the sale proceeds that would be received by the Joint Ventures. Estimated liquidating distributions to the Unitholders would total approximately $295 per Unit, after estimated closing adjustments and expenses of liquidation, and subject to applicable withholding taxes. The Liquidation Plan is more fully described in the attached Consent Solicitation Statement.

     Enstar Communications Corporation, the general partner of Enstar IV-2, is proposing the Liquidation Plan principally because it believes that capital intensive technological developments, the emergence of large, well-financed single-source providers of Internet, telephony and video services, and the consolidation of the cable television industry are creating an environment in which small cable television systems such as those operated by the Joint Ventures will find it difficult or impossible to compete. Enstar Communications also believes that the proposed construction, ownership and operation by the city of Poplar Bluff, Missouri, of a cable television system that would directly compete with Enstar PBD, would have a materially adverse impact on Enstar PBD's (and, therefore, the Partnership's) financial condition and results of operations. In light of these factors, the expected need for the Joint Ventures to make approximately $9.6 million in cable system upgrades over the next few years, and the liquidity that the Liquidation Plan will provide, Enstar Communications has determined that approving the Liquidation Plan is in the best interest of Enstar IV-2 and the limited partners.

     Multimedia is not affiliated with Enstar Communications, Enstar IV-2 or any affiliate of either of them.

     AS A CONDITION TO THE SALE AND SUBSEQUENT LIQUIDATION OF ENSTAR IV-2 AND THE JOINT VENTURES, THE HOLDERS OF AT LEAST A MAJORITY OF THE UNITS MUST APPROVE THE LIQUIDATION PLAN. YOUR VOTE IS VERY IMPORTANT. ENSTAR COMMUNICATIONS RECOMMENDS THAT YOU COMPLETE AND RETURN THE CONSENT CARD WITH A VOTE TO "APPROVE" THE LIQUIDATION PLAN. PLEASE RETURN YOUR CONSENT CARD AS SOON AS POSSIBLE. IF YOU FAIL TO SEND IN YOUR CONSENT CARD, IT WILL HAVE THE SAME EFFECT AS A VOTE TO "DISAPPROVE" THE LIQUIDATION PLAN.

     You are urged to read carefully the attached Consent Solicitation Statement in its entirety for a complete description of the Liquidation Plan. If you have any questions regarding the Liquidation Plan or need assistance in completing and returning your consent card, please feel free to contact Enstar IV-2's Soliciting Agent, Georgeson Shareholder Communications Inc. at (800) 223-2064.

                                          Very truly yours,

                                          Enstar Communications Corporation
                                          General Partner

                                                                PRELIMINARY COPY

                        ENSTAR INCOME PROGRAM IV-2, L.P.
                     C/O ENSTAR COMMUNICATIONS CORPORATION
                            12444 POWERSCOURT DRIVE
                           ST. LOUIS, MISSOURI 63131

                         NOTICE OF CONSENT SOLICITATION

                                                               December   , 2000

To the Limited Partners of Enstar Income Program IV-2, L.P.:

     NOTICE IS HEREBY GIVEN to the holders of limited partnership units (also referred to as Units, and the holders thereof being also referred to as Unitholders) of Enstar Income Program IV-2, L.P., a Georgia limited partnership (also referred to as Enstar IV-2 or the Partnership), that Enstar Communications Corporation, a Georgia corporation and the general partner of Enstar IV-2 (also referred to as Enstar Communications, the General Partner, we or us), is soliciting written consents on behalf of Enstar IV-2 to approve a Liquidation Plan pursuant to which substantially all of Enstar IV-2's cable television system assets will be sold to Multimedia Acquisition Corp.

     Enstar IV-2's only cable television assets are its general partnership interests in Enstar IV/PBD Systems Venture and in Enstar Cable of Macoupin County (also referred to, respectively, as Enstar PBD and Enstar Macoupin, and collectively as the Joint Ventures), two joint ventures of which Enstar IV-2 is a 50% general partner and a 33.33% general partner, respectively.

     The total purchase price payable to Enstar IV-2 is approximately $10,340,000, in cash, subject to closing adjustments.

     The Liquidation Plan consists of:

     - the sale to Multimedia of substantially all of the cable television systems and other assets of the Joint Ventures (other than Enstar PBD's Poplar Bluff, Missouri, system) for a purchase price to Enstar IV-2 (which consists of Enstar IV-2's allocable portion of the proceeds from the sale of those cable systems) of approximately $7,579,000, in cash;

     - the sale to Multimedia, in a separate transaction, of Enstar PBD's Poplar Bluff, Missouri, cable television systems and other related assets for a purchase price to Enstar IV-2 (which consists of Enstar IV-2's allocable portion of the proceeds from that sale) of approximately $2,761,000 in cash: and

     - the subsequent dissolution, termination and liquidation of Enstar IV-2 through one or more liquidating distributions to its general and limited partners in accordance with its partnership agreement, as well as the dissolution, termination and liquidation of the Joint Ventures.

     The Liquidation Plan is more fully described in the attached Consent Solicitation Statement, and is part of the proposed sale to Multimedia of the cable television systems of nine affiliated general and limited partnerships (which are also referred to as the Selling Partnerships). The Liquidation Plan is a single proposal that must be approved by the holders of at least a majority of the Enstar IV-2 Units. The Liquidation Plan is subject to (i) the other Selling Partnerships obtaining the necessary approvals from their general and limited partners to sell their respective cable assets and liquidate their respective partnerships; and (ii) the grantors of the franchises, covering 90% of the aggregate subscribers of all the sellers, consenting to transfer those franchises to Multimedia. Enstar IV-2 is seeking to obtain approval from its Unitholders through the solicitation of written consents. No meeting of Unitholders will be held. A vote to approve the Liquidation Plan will constitute approval of each of it parts, and the affirmative vote of the holders of a majority of the Units will bind all of the Unitholders.

     The close of business on October 31, 2000 has been fixed as the Record Date for determining the Unitholders entitled to receive notice of the solicitation of consents and to consent to the Liquidation Plan. Consents of the Unitholders to the Liquidation Plan will be solicited during the period, also referred to as the Solicitation Period, which begins on [DATE OF SOLICITATION] and will end at 5:00 p.m., New York City time, on the earlier of [30 DAYS FROM DATE OF SOLICITATION], 2000 or the day that holders of at least a majority of the Units consent (unless extended, in the sole discretion of Enstar Communications acting on behalf of Enstar IV-2). The enclosed consent card permits you to approve, disapprove or abstain with respect to the Liquidation Plan. Please indicate your approval, disapproval or abstention by marking and signing the enclosed consent card and returning it in the enclosed self-addressed envelope to Georgeson Shareholder Communications Inc., the Soliciting Agent, at Wall Street Station, P.O. Box 1101, New York, New York 10269-0666. If you sign and send in the enclosed consent card and do not indicate how you want to vote, your consent card will be treated as voting to APPROVE the Liquidation Plan.

     You may change your vote at any time before 5:00 p.m., New York City time, on [30 DAYS FROM DATE OF SOLICITATION], 2000 or the day that holders of a majority of the Units have consented, whichever comes first (unless extended, in the sole discretion of Enstar Communications acting on behalf of Enstar IV-2). You can do this by sending a written notice dated later than your consent card stating that you would like to revoke or change your vote, or by completing and submitting a new consent card dated later than your original consent card. If you choose either of these two methods, you must submit your notice of revocation or new consent card to the Soliciting Agent, Georgeson Shareholder Communications Inc. at Wall Street Station, P.O. Box 1101, New York, New York 10269-0666. If you instructed a broker to vote your Units, you must follow your broker's directions for changing those instructions. TO BE EFFECTIVE, YOUR NOTICE OF REVOCATION OR NEW CONSENT CARD MUST BE RECEIVED BY GEORGESON SHAREHOLDER COMMUNICATIONS BEFORE THE END OF THE SOLICITATION PERIOD.

     YOUR APPROVAL IS IMPORTANT. PLEASE READ THE CONSENT SOLICITATION STATEMENT AND THE EXHIBITS THERETO CAREFULLY AND THEN COMPLETE, SIGN AND DATE THE ENCLOSED CONSENT CARD AND RETURN IT IN THE SELF-ADDRESSED PREPAID ENVELOPE OR BY SENDING A FACSIMILE OF THE FRONT AND BACK OF THE CONSENT CARD TO GEORGESON SHAREHOLDER COMMUNICATIONS INC. AT (212) 440-9009. YOUR PROMPT RESPONSE IS APPRECIATED.

                                          ENSTAR COMMUNICATIONS CORPORATION
                                            General Partner

  THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF
                                      SUCH
 TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN
                                 THIS DOCUMENT.
                ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               TABLE OF CONTENTS
                        ENSTAR INCOME PROGRAM IV-2, L.P.

                                                              PAGE
                                                              ----
LIQUIDATION PLAN SUMMARY....................................    3
QUESTIONS AND ANSWERS ABOUT THE LIQUIDATION PLAN............    5
WHO CAN HELP ANSWER YOUR QUESTIONS..........................    7
SPECIAL FACTORS.............................................    8
  General...................................................    8
  Background and Reasons for the Proposed Sale..............    8
  Recommendation of the General Partner; Fairness of the
     Liquidation Plan.......................................   11
  Related Party Transactions................................   12
  The Purchase Agreements...................................   13
  Closing of the Sales......................................   16
  Description of Assets.....................................   17
  Use of Proceeds and Cash Distributions....................   17
  Disadvantages of the Liquidation Plan.....................   18
  Consequences of Failure to Approve Liquidation Plan.......   18
  Liquidation...............................................   18
  Federal Income Tax Consequences of the Liquidation Plan...   19
  No Appraisal Rights.......................................   20
MARKET PRICES OF PARTNERSHIP UNITS NOT AVAILABLE............   21
DISTRIBUTIONS TO UNITHOLDERS................................   21
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF.............   21
IDENTITY AND BACKGROUND OF CERTAIN PERSONS..................   22
  Charter Communications Holding Company, LLC...............   22
  Enstar Communications Corporation.........................   22
  Multimedia Acquisition Corp...............................   24
VOTING PROCEDURES...........................................   24
AVAILABLE INFORMATION.......................................   25

                                    EXHIBITS

Exhibit
  A:       Asset Purchase Agreement, dated as of August 8, 2000, by and among Enstar PBD, Enstar Macoupin, the other Selling
           Partnerships and Multimedia Acquisition Corp. ..............  A-1
Exhibit
  B:       Amendment dated September 29, 2000, of the Asset Purchase
           Agreement, dated as of August 8, 2000, by and among Enstar
           PBD, Enstar Macoupin, the other Selling Partnerships and
           Multimedia Acquisition Corp. ...............................  B-1
Exhibit
  C:       Asset Purchase Agreement, dated as of September 29, 2000, by and among Enstar PBD and Multimedia Acquisition Corp. ......  C-1

                        ENSTAR INCOME PROGRAM IV-2, L.P.
                     C/O ENSTAR COMMUNICATIONS CORPORATION
                            12444 POWERSCOURT DRIVE
                           ST. LOUIS, MISSOURI 63131

                                                            December      , 2000

                         CONSENT SOLICITATION STATEMENT

     Enstar Communications Corporation, a Georgia corporation (also referred to as Enstar Communications, the General Partner, we or us), is the general partner of Enstar Income Program IV-2, L.P., a Georgia limited partnership (also referred to as Enstar IV-2 or the Partnership), and is furnishing this Consent Solicitation Statement to the holders of limited partnership units of Enstar IV-2 (also referred to Units, and the holders thereof being also referred to as Unitholders) for the purpose of soliciting the Unitholders' consent to the Liquidation Plan.

     Pursuant to the Liquidation Plan, substantially all of Enstar IV-2's cable television system assets will be sold to Multimedia Acquisition Corp., a Pennsylvania corporation, for a total cash purchase price to Enstar IV-2 of approximately $10,340,000, subject to closing adjustments.

     Enstar IV-2's only cable television system assets are its 50% general partnership interest in Enstar IV/ PBD Systems Venture and its 33.33% general partnership interest in Enstar Cable of Macoupin County (also referred to, respectively, as Enstar PBD and Enstar Macoupin, and collectively as the Joint Ventures), two joint ventures of which Enstar IV-2 is a general partner.

     The Liquidation Plan consists of:

     - the sale to Multimedia (also referred to as the Multimedia A Sale) of substantially all of the cable television systems and other assets of the Joint Ventures (other than Enstar PBD's Poplar, Bluff, Missouri, system) for a purchase price to Enstar IV-2 (which consists of Enstar IV-2's allocable portion of the proceeds from that sale) of approximately $7,579,000 in cash;

     - the sale to Multimedia in a separate transaction (also referred to as the Multimedia B Sale), of Enstar PBD's Poplar Bluff, Missouri, cable television systems and other related assets for a purchase price to Enstar IV-2 (which consists of Enstar IV-2's allocable portion of the proceeds from that sale) of approximately $2,761,000 in cash; and

     - after repaying or otherwise satisfying the Joint Ventures' and Enstar IV-2's debts and obligations, and funding required reserves, (i) the dissolution, termination and liquidation of the Joint Ventures, through one or more liquidating distributions to their partners, and (ii) the dissolution, termination and liquidation of Enstar IV-2 through one or more liquidating distributions to its general and limited partners in accordance with its partnership agreement.

     We presently estimate that liquidating distributions to Enstar IV-2's Unitholders would total approximately $295 per Unit, after estimated closing adjustments and liquidation expenses, and subject to applicable withholding taxes.

     These transactions are part of the proposed sale to Multimedia of the cable television systems of nine affiliated Enstar general and limited partnerships, which also are referred to as the Selling Partnerships. The Liquidation Plan is a single proposal that must be approved by the holders of at least a majority of the Units. The Liquidation Plan is subject to (i) the other Selling Partnerships obtaining the necessary approvals from their general and limited partners to sell their respective cable assets and liquidate their respective partnerships; and (ii) the grantors of the franchises, covering 90% of the aggregate subscribers of all the sellers, consenting to transfer those franchises to Multimedia.

     The close of business on October 31, 2000 has been fixed as the Record Date for determining the Unitholders entitled to receive notice of the solicitation of consents and to consent to the Liquidation Plan. On September 30, 2000, there were 39,848 outstanding Units of Enstar IV-2 entitled to vote on the Liquidation

Plan, which were held by 888 Unitholders. Unitholders will be notified as soon as practicable as to the results of this solicitation.

     The Soliciting Agent, Georgeson Shareholder Communications Inc., has been retained to assist Enstar Communications in the solicitation of consents for a
base fee of [$          ] plus reimbursement of expenses, estimated at
approximately [$          ] in the aggregate. In addition, directors, officers
and employees of Charter Communications Holding Company, LLC, a Delaware limited liability company and the owner of all of the capital stock of Enstar Communications, may solicit consents in person or by telephone, facsimile or other means of communication. Such directors, officers and employees will not receive compensation for such services.

     If holders of a majority of the Units on the Record Date vote to approve the Liquidation Plan, that approval will bind all Unitholders. Neither the partnership agreement nor the Georgia Revised Uniform Limited Partnership Act, under which Enstar IV-2 is governed, provides rights of appraisal or other similar rights to Unitholders who dissent from the vote of the majority in approving or disapproving the Liquidation Plan. For more information, please see
Special Factors -- No Appraisal Rights, on page   .

     The General Partner believes that the Liquidation Plan is in the best interests of Enstar IV-2 and the Unitholders and recommends that the Unitholders vote to "APPROVE" the Liquidation Plan. For more information, please see Special Factors -- Recommendation of the General Partner; Fairness of the Liquidation
Plan, on page   .

     Please read this Consent Solicitation Statement and the exhibits hereto carefully. You can find additional information about Enstar IV-2 in its Annual Report on Form 10-K for the year ended December 31, 1999, its Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000, and September 30, 2000, and its other reports filed with the Securities and Exchange Commission. You can obtain these reports from the General Partner at 12444 Powerscourt Drive, Suite 100, St. Louis, Missouri 63131, Attention: Ms. Carol Wolf, Manager of Partnership Relations; or call (314) 543-2839.

     This Consent Solicitation Statement and the accompanying consent card are
first being mailed to the limited partners on or about December   , 2000.

     THE DATE OF THIS CONSENT SOLICITATION STATEMENT IS DECEMBER   , 2000.

                            LIQUIDATION PLAN SUMMARY

     The following summary highlights very important information contained elsewhere in this Consent Solicitation Statement, but does not contain all of the information in this Consent Solicitation Statement that is important to your voting decision. You should carefully read this entire document, including the exhibits, before you decide how to vote.

     - THE SALES: In the sales, Enstar PBD, Enstar Macoupin and seven other affiliated partnerships will sell their respective cable television systems to Multimedia. For more information, please see Special
       Factors -- The Purchase Agreement, on page   .

     - THE PURCHASE PRICE: Multimedia will pay a combined purchase price of approximately $10,340,000, in cash, for all of Enstar IV-2's cable system assets.

      This combined purchase price consists of (i) approximately $2,761,000 payable to Enstar IV-2 from the Multimedia B Sale for Enstar IV-2's allocable share of the cable systems served by Enstar PBD's Poplar Bluff, Missouri, headend, and (ii) approximately $7,579,000 payable to Enstar IV-2 from the Multimedia A Sale. Of the latter, approximately $4,555,000 will be in payment for Enstar IV-2's allocable share of the cable systems served by Enstar PBD's Mt. Carmel, Illinois, and Dexter, Missouri, headends, and approximately $3,024,000 will be in payment for Enstar IV-2's allocable share of Enstar Macoupin's cable system assets. For more information, please see Special Factors -- The Purchase Agreement, on page
        .

      The foregoing are Enstar IV-2's allocable portions of the total purchase prices payable by Multimedia in the Multimedia A Sale ($95,574,600) and the Multimedia B Sale ($5,522,400).

     - PURCHASE PRICE ADJUSTMENTS: In each of the Multimedia A and Multimedia B Sales, the purchase price to be paid to each Selling Partnership is subject to adjustments at closing to reflect or take into account various factors including, among others, any shortfall in numbers of subscribers below a prescribed target. For more information, please see Special
       Factors -- The Purchase Agreement, on page   .

     - ESCROW INDEMNIFICATION HOLDBACKS: Pursuant to the purchase agreements with Multimedia, each Selling Partnership has agreed to indemnify Multimedia for certain liabilities set forth in the purchase agreement. The Selling Partnerships' aggregate indemnification liability for breaches of representations and warranties under the Multimedia A Sale agreement (also referred to as the Multimedia A Agreement) is $4,250,000, and Enstar PBD's indemnification liability under the Multimedia B Sale agreement (also referred to as the Multimedia B Agreement) is $750,000. Under the Multimedia A Agreement, the indemnification amount will be allocated among the Selling Partnerships based on each seller's allocated portion of the purchase price. As a result, Enstar IV-2's allocable indemnification liability is $331,000 under the Multimedia A Agreement. Under the Multimedia B Agreement, Enstar IV-2's allocable indemnification liability is $375,000. At closing, Multimedia will withhold $4,250,000 from the total purchase price under the Multimedia A Agreement and $750,000 from the total purchase price under the Multimedia B Agreement, and will deposit those amounts in escrow for a period of six months, after which the unexpended balance will be distributed to the Selling Partnerships. For more information, please see Special Factors -- The
       Purchase Agreement, on page   .

     - LIQUIDATION OF THE PARTNERSHIP: After the dissolution and liquidation of the Joint Ventures, and after paying or otherwise satisfying its debts and obligations, and funding required reserves, Enstar IV-2 will terminate and dissolve, and the General Partner will make one or more liquidating distributions to itself and the limited partners of the Partnership's remaining assets, in accordance with the partnership agreement.

      We currently estimate that liquidating distributions to the Enstar IV-2 Unitholders will total approximately $295 per Unit, after estimated closing adjustments and liquidation expenses, and subject to applicable withholding taxes. For more information, please see Special
      Factors -- Use of Proceeds and Cash Distributions, on page   and Special
      Factors -- Liquidation, on page   .

     - CLOSING CONDITIONS: The closing of each of the purchase agreements with Multimedia is subject to several conditions. These include: approval by the Unitholders of Enstar IV-2, as well as the limited partners of the other Selling Partnerships; consent by the grantors of the franchises, covering 90% of the aggregate subscribers of all the Selling Partnerships, to the transfer of those franchises to Multimedia; federal regulatory approvals; and other closing conditions that are standard in the industry. For more information, please see Special Factors -- Closing
       of the Sale, on page   .

     - REASONS FOR THE SALE: We believe it is in the best interests of Enstar IV-2 and its limited partners for the Liquidation Plan to be approved. This is principally based on (i) the need for Enstar Macoupin to make approximately $1.1 million in capital expenditures for cable system upgrades presently required by an existing franchise agreement and approximately $1.0 million in capital expenditures for cable system upgrades that we believe will be required as a condition to the renewal of other, expired franchises; (ii) the need for Enstar PBD to make approximately $7.5 million in capital expenditures for cable system upgrades that we believe will be required as conditions to the renewal of certain franchises; (iii) the uncertainty of whether such expenditures would result in significantly increased revenues and/or profits for Enstar IV-2; (iv) the material adverse impact that the proposed construction, ownership and operation of a competing cable television system by the city of Poplar Bluff, Missouri, would have on Enstar PBD's financial condition and results of operations; and (v) on the General Partner's belief that the combination of (x) technological advances such as fiber optics, digital compression technology and satellite-based television transmission; (y) regulatory changes that allow telephone and electric utility companies to provide a broad range of video, telephony, interactive and Internet services; and (z) the steady consolidation of the cable television industry will pose competitive challenges that neither the Joint Ventures nor Enstar IV-2 is likely to be able to meet or overcome. In our view, the Joint Ventures (and, hence, Enstar IV-2) could compete in this new environment only if they were to make very substantial investments in a broadband technological infrastructure, with no assurance of maintaining their present market penetration, let alone competitive success. For more information, please see Special
       Factors -- Background and Reasons for the Proposed Sale, on page   .

     - REQUIRED VOTE: The sale and the liquidation of Enstar IV-2 must be approved by the holders of at least a majority of the Units. For more
       information, please see Voting Procedures, on page   .

     - VOTING PROCEDURES:  Please see Voting Procedures, on page   , for
       instructions on how and when to return your consent card, voting deadlines, and changing your vote.

                QUESTIONS AND ANSWERS ABOUT THE LIQUIDATION PLAN

Q: WHY IS THE SALE OF ENSTAR IV-2'S CABLE TELEVISION SYSTEM ASSETS BEING
   PROPOSED?

A: We believe that in light of (i) the need for Enstar Macoupin to make approximately $1.1 million in capital expenditures for cable system upgrades presently required by an existing franchise agreement and approximately $1.0 million in capital expenditures for cable system upgrades that we believe will be required as a condition to the renewal of other, expired franchises;
   (ii) the need for Enstar PBD to make approximately $7.5 million in capital expenditures for cable system upgrades that we believe will be required as conditions to the renewal of certain expired and other franchises; (iii) the uncertainty of whether those capital expenditures will significantly, if at all, enhance the Joint Ventures' (and, thereby Enstar IV-2's) revenues and/or profitability; (iv) the material adverse impact on Enstar PBD's financial condition and operating results that we expect would result from the proposed construction, ownership and operation of a competing system by the city of Poplar Bluff, Missouri; (v) what we believe will be significant competition from large, well-financed and technologically advanced providers of single-source Internet, telephone and television services; and (vi) the inherent risks of making the very substantial investments in a new, broadband infrastructure we believe will be necessary to even minimally meet those competitive challenges, now is the appropriate time to sell the Joint Ventures' cable systems and thereby dispose of all of Enstar IV-2's cable television system assets. For more information, please see Special
   Factors -- Background and Reasons for the Proposed Sale, on page   .

Q: WHAT WILL I RECEIVE IN THE LIQUIDATION PLAN?

A: If the Liquidation Plan is completed, you will receive one or more liquidating distributions presently estimated to total approximately $295 per Unit, after estimated closing adjustments and liquidation expenses, and subject to applicable withholding taxes. The Units were initially issued at a price of $250 per Unit and, since such initial issuance, Enstar IV-2 has made aggregate cash distributions to Unitholders of $163 per Unit. For more information, please see Special Factors -- Use of Proceeds and Cash
   Distributions, on page   .

Q: WHY ARE ENSTAR IV-2 AND THE JOINT VENTURES DISSOLVING?

A: Multimedia will be purchasing all of the Joint Ventures' and Enstar IV-2's cable television systems, which constitute substantially all of their assets. The proceeds of those sales that are received by Enstar IV-2 will be used to repay the Partnership's debts and obligations and fund required reserves, and the balance will be distributed to the General Partner and the limited partners. Consequently, after such uses of the proceeds of the sales, neither Enstar IV-2 nor the Joint Ventures will have any assets, and no longer will be able to fulfill their partnership purposes, which are to own and operate cable television systems. Therefore, Enstar IV-2 (and the Joint Ventures) will dissolve after completing the sales, paying their debts and distributing the balance of the proceeds of the sale to their partners. For more
   information, please see Special Factors -- Liquidation, on page   .

Q: WHAT BENEFITS WILL ENSTAR COMMUNICATIONS, THE GENERAL PARTNER, RECEIVE IF THE
   LIQUIDATION PLAN IS APPROVED?

A: Enstar Communications will receive liquidating distributions estimated to be approximately $124,000. For more information, please see Special
   Factors -- Use of Proceeds and Cash Distributions, on page   .

Q: HOW DID ENSTAR COMMUNICATIONS DETERMINE THAT THE SALE PRICE IS FAIR?

A: Enstar Communications engaged Daniels & Associates, L.P., a business broker with expertise in the cable and telecommunications industries, to market the Joint Ventures' cable television systems and the systems of affiliated general and limited partnerships to third parties. Daniels contacted 48 prospective purchasers and sent written evaluation materials to 19 of them over a period of nine months. Bids were received from five parties, and after evaluating the offers and conducting arms-length negotiations, we determined that among the bidders Multimedia offered the most favorable price and other terms for the systems. By selling our cable systems to Multimedia as part of a larger sale of multiple cable systems, we believe we were able to obtain a better price than if the systems had been sold separately, thereby yielding greater net proceeds available for distribution. For more information, please see Special
   Factors -- Background and Reasons for the Proposed Sale, on page   , Special
   Factors -- Recommendation of the General Partner, on page   , and Special
   Factors -- Related Party Transactions, on page   .

Q: WHAT ARE THE DISADVANTAGES OF SELLING THE ASSETS OF AND LIQUIDATING ENSTAR
   IV-2 AND THE JOINT VENTURES?

A: The primary disadvantage is that Enstar IV-2 and the Joint Ventures will not benefit from possible further improvements in economic and market conditions, if any, which might produce increased cash flow, distributions to the Partnership's Unitholders and possibly increase the sale price of the Joint Ventures' cable television systems in the future. For more information, please see Special Factors -- Disadvantages of the Liquidation Plan, on page
     .

Q: WHAT ARE THE CONSEQUENCES TO THE UNITHOLDERS IF THE LIQUIDATION PLAN IS NOT
   CONSUMMATED?

A: If the sales are not completed, the Joint Ventures will continue to operate their cable television systems for an indefinite period of time, the duration of which we are unable to predict. The Joint Ventures might not continue to generate revenue distributable to Enstar IV-2, and Enstar IV-2's Unitholders might not receive any distributions in the future. Further, if the Liquidation Plan is not approved, we believe the Joint Ventures will face significant competition from a variety of larger and better-financed providers of technologically advanced, single-source television, telephone and Internet services, and, possibly, from the municipality of Poplar Bluff, Missouri, which is planning to construct, own and operate a cable system that will directly compete with Enstar PBD's existing system. We believe that this municipally-owned cable system would be more technologically advanced than Enstar PBD's system and would be marketed at lower subscriber rates. In our view, unless the Joint Ventures were to make large investments in new, broadband technology, they will not be able to offer the quality and quantity of services that will be needed to compete in such a new environment. Last, if the Multimedia A and Multimedia B Sales are not approved, we might seek buyers for the Joint Ventures' cable television systems from time to time when, in our judgment, market conditions are favorable. Any such sale might be on terms less favorable than the terms of the proposed Multimedia A and Multimedia B Sales, especially if the systems are sold individually (and not as part of a larger, "package" transaction). For more information, please see Special Factors -- Consequences of Failure to Approve Liquidation Plan, on
   page   .

Q: WHAT WILL MY TOTAL DISTRIBUTIONS BE IF THE LIQUIDATION PLAN IS APPROVED? IF
   IT IS NOT APPROVED?

A: From its inception until the date hereof, Enstar IV-2 has paid a total of $6,487,583 in the aggregate (or an aggregate of $163 per Unit) in distributions to its Unitholders.

   If the Liquidation Plan is consummated, you will receive one or more liquidating distributions aggregating approximately $295 per Unit, after estimated closing adjustments and liquidation expenses, and subject to applicable withholding taxes. Thereafter, Partnership distributions will terminate, and you will have received an aggregate of approximately $458 per Unit in total Partnership distributions since inception.

   If the Liquidation Plan is not consummated, the Partnership will determine its ability to pay distributions on a quarter-by-quarter basis. There is no assurance that future distributions will be made, or if made, when. For more information, please see Special Factors -- Consequences of Failure to Approve
   Liquidation Plan, on page   .

Q: WHEN DO YOU EXPECT THE LIQUIDATION PLAN TO BE COMPLETED?

A: We are working towards completing the Liquidation Plan as quickly as possible. In addition to the approval of Enstar IV-2's limited partners and the approvals required in the case of the other Selling Partnerships, we must also obtain certain regulatory and third-party approvals for sale. Although we cannot predict exactly when such approvals will be received, we hope to complete the Liquidation Plan during the first quarter of 2001. For more
   information, please see Special Factors -- Closing of the Sale, on page   .

Q: WILL I OWE ANY UNITED STATES FEDERAL INCOME TAX AS A RESULT OF THE
   LIQUIDATION PLAN?

A: In general, you will recognize a gain or loss for federal income tax purposes as a result of the Liquidation Plan. TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES TO YOU OF THE LIQUIDATION PLAN MAY

   DEPEND ON THE FACTS OF YOUR SITUATION. YOU SHOULD CONSULT YOUR TAX ADVISOR TO UNDERSTAND FULLY THE TAX CONSEQUENCES TO YOU OF THE LIQUIDATION PLAN. For more information, please see Special Factors -- Federal Income Tax
   Consequences of the Liquidation Plan, on page   .

Q: WHAT DO I DO TO VOTE MY ENSTAR IV-2 UNITS?

A: In order to vote your Units either to approve, disapprove or abstain from the Liquidation Plan, you must mark the appropriate box on the enclosed consent card, sign and date the consent card and return it in the enclosed self-addressed envelope to the Soliciting Agent, Georgeson Shareholder Communications Inc., Wall Street Station, P.O. Box 1101, New York, New York 10269-0666. If you sign and send the consent card, but do not indicate your vote, your consent card will be treated as voting to APPROVE the Liquidation Plan. If you vote to ABSTAIN, or fail to send in your current card, the effect will be the same as if you voted to DISAPPROVE the Liquidation Plan. Your consent cared must be received by the Soliciting Agent before 5:00 p.m., New York City time, on [30 DAYS FROM DATE OF SOLICITATION], 2000, or the day that holders of a majority of the Enstar IV-2 Units have consented to the Liquidation Plan, whichever occurs first (unless extended, in the sole discretion of Enstar Communications acting on behalf of Enstar IV-2).

Q: MAY I CHANGE MY VOTE AFTER I MAIL MY UNITHOLDER CONSENT CARD?

A: Yes. You may change your vote at any time before 5:00 p.m., New York City time, on [30 DAYS FROM DATE OF SOLICITATION], 2000 or the day that holders of a majority of the Units have consented, whichever comes first (unless extended, in the sole discretion of Enstar Communications acting on behalf of Enstar IV-2). You can do this in one of two ways. First, you can send a written notice dated later than your consent card stating that you would like to revoke or change your vote. Second, you can complete and submit a new consent card dated later than your original consent card. If you choose either of these two methods, you must submit your notice of revocation or new consent card to the Soliciting Agent, Georgeson Shareholder Communications Inc., at Wall Street Station, P.O. Box 1101, New York, New York 10269-0666. If you instructed a broker to vote your Units, you must follow your broker's directions for changing those instructions. TO BE EFFECTIVE, YOUR NOTICE OF REVOCATION OR NEW CONSENT CARD MUST BE RECEIVED BY GEORGESON SHAREHOLDER COMMUNICATIONS BEFORE THE END OF THE SOLICITATION PERIOD.

Q: DO UNITHOLDERS HAVE APPRAISAL RIGHTS?

A: Under applicable state law, Unitholders are not entitled to dissenters' appraisal rights.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

     If you have more questions about the Liquidation Plan you should contact:

                       Enstar Communications Corporation
                            12444 Powerscourt Drive
                           St. Louis, Missouri 63131
                           Attention: Ms. Carol Wolf
                           Telephone: (314) 543-2389

     If you would like additional copies of this Consent Solicitation Statement, or if you have questions about how to complete and return your consent card, you should contact:

                   Georgeson Shareholder Communications Inc.
                          17 State Street, 10th Floor
                            New York, New York 10004
                 Banks and Brokers Call Collect: (212) 440-9800
                   All Others Call Toll-Free: (800) 223-2064

                                SPECIAL FACTORS

GENERAL

     Enstar IV-2, a Georgia limited partnership, is engaged in the ownership of cable television systems in small to medium-sized communities. The Partnership was formed in October, 1985. Enstar IV-2's general partner is Enstar Communications Corporation, which is wholly owned by Charter Communications Holding Company, LLC (which is also referred to as Charter). Charter is controlled by Charter Communications, Inc., which is the nation's fourth largest cable operator, serving 6.3 million customers. The General Partner, Charter and affiliated companies are responsible for the day-to-day management of the Partnership and its operations.

     In July 1986, Enstar IV-2 completed an offering of limited partnership Units. A total of 40,000 Units were sold at a price of $250 per Unit, representing gross proceeds to the Partnership of $10,000,000.

     The Partnership's sole cable television system assets (and its only business assets) are its 50% general partnership interest in Enstar PBD and its 33.33% general partnership interest in Enstar Macoupin. Enstar PBD and Enstar Macoupin were formed in order to enable their respective partners to participate in the acquisition and ownership of a more diverse pool of cable television systems by combining certain of their financial resources.

     Enstar PBD began its cable television business operations in 1986 with the acquisition of cable television systems located in Illinois and Missouri. Enstar Macoupin began its cable television business operations in 1988 with the acquisition of cable televisions systems in Illinois. As of September 30, 2000 the Joint Ventures served approximately 16,940 basic subscribers, with 6,640 located in Illinois and 10,300 located in Missouri.

     Statements made in the remainder of this Consent Solicitation Statement regarding the Partnership's operations and cable television systems also apply to the Joint Ventures' operations and cable television systems, unless a separate discussion is provided.

BACKGROUND AND REASONS FOR THE PROPOSED SALE

  Expected Competition

     In our view, the combination of: (i) technological developments such as fiber optics, digital compression and satellite-based transmissions; (ii) regulatory changes allowing telephone carriers and utility companies to provide a broad range of video, telephony and interactive electronic services; and (iii) the steady consolidation of the cable television industry, will pose an increasingly serious competitive challenge to the Joint Ventures and, thereby, to Enstar IV-2.

     We believe that this growing competition is coming from non-traditional providers of multi-channel video programming services, such as telephone companies, and digital broadcast satellite (DBS) operators, and from providers of single-source "bundled" electronic services, such as combinations of Internet, long distance telephone and video program services. Such companies will be particularly strong competitors, because their use of expensive, broadband technologies enables them to transmit data in the volume and speed necessary to deliver the picture clarity and variety of content which we believe will be increasingly demanded by consumers. Further, as the use of the Internet becomes evermore a common household feature, we believe that consumers will demand "one-stop shopping" for their Internet access, network computing, telecommunication and video services.

     The technological infrastructure necessary to provide such broadband services requires large expenditures of time and money. Because Internet service providers, telephone companies and electric utilities already have a significant investment in this infrastructure, we do not believe that small cable television systems, such as the Joint Ventures and Enstar IV-2, will be able to prosper in the face of the competitive challenges posed by these larger, well financed non-traditional providers of video, telephony and Internet services.

     In our view, this new competition is beginning to emerge. Video compression technology allows DBS providers to offer more than 100 digital channels, thereby surpassing the Joint Ventures' present cable systems' capacity. The 1996 Telecommunications Act modified cross-ownership restrictions and made it possible for local telephone companies to enter the cable television market. Several telephone companies have already obtained or are seeking cable television franchises from local governmental authorities and are constructing cable television systems. Moreover, mergers in the industry, such as the recent merger of Tele-Communications, Inc. and AT&T, may cause customers to expect a variety of services, including Internet service, from a single provider, and may also encourage further consolidation in the cable industry. This may increasingly marginalize small cable television providers, such as the Joint Ventures and Enstar IV-2, in the marketplace.

     In addition to the foregoing competition that we expect to develop, on February 8, 2000, the city of Poplar Bluff, Missouri, (with which Enstar PBD is negotiating the renewal of an expired franchise agreement) approved the sale of bonds to finance the construction of a municipally-owned and operated cable television system. If built, the system would compete directly with Enstar PBD's Poplar Bluff system, which as of December 31, 1999 served approximately 32% of Enstar PBD's basic subscribers. We believe that this proposed, municipal cable system may be built to a higher technological standard than Enstar PBD's, and may offer a greater number of channels at a lower monthly subscriber rate. The city of Poplar Bluff estimates that its cable television system may be operational within two years. We believe that if the municipally-owned Poplar Bluff system is built it will have a material adverse impact on Enstar PBD's subscriber numbers, financial condition and results of operations.

  System Franchise and Upgrade Issues

     In the event the Joint Ventures' cable television systems are not sold to a third party, the Joint Ventures, in order to remain competitive in the industry as presently configured, will have to expend significant amounts of capital for system upgrades. Such upgrades would increase channel capacity, improve the quality of service and facilitate the expansion of new services such as advertising, pay-per-view, unregulated satellite-delivered services and home shopping.

     In particular, presently effective franchise agreements require, and we expect that franchise agreements for which renewals presently are being negotiated will require, the Joint Ventures to complete a series of system upgrades during the next few years at an estimated, aggregate cost of approximately $9.6 million. With respect to Enstar Macoupin (i) its current franchise agreement with Carlinville, Illinois, requires that cable system to be upgraded, at an estimated cost of approximately $1.1 million, by December, 2001; and (ii) we expect that, if renewed, its franchise agreement with Girard, Illinois, will require system upgrades having an estimated cost of approximately $1.0 million to be completed by December, 2002. Further, we expect that, if renewed, Enstar PBD's franchise agreements with Mt. Carmel, Illinois, and Poplar Bluff, Missouri, will require system upgrades having estimated costs of approximately $1.3 million and $6.2 million, respectively. In addition to such franchise-mandated upgrades, further system upgrades in the same and other franchise areas may be necessary in order for the Joint Ventures to remain competitive.

     Although we presently believe that the Joint Ventures would be able to finance these upgrades from their cash flows, cash reserves and borrowings, we cannot give any assurance that if such system upgrades were completed they would prevent the loss of subscribers to competing service providers, result in significant, or any, increases to the Joint Ventures' and/or Enstar IV-2's revenues or profits, or not impair or prevent future distributions to Enstar IV-2's Unitholders.

  Liquidity and Investment Return

     There is no established trading market for the Units, and because of this the liquidity of any Unitholder's investment in Enstar IV-2 has been severely limited. Approving the Multimedia A and Multimedia B Sales will provide liquidity to the Unitholders' investments that we believe is not otherwise attainable. If the Liquidation Plan is approved, we expect that the liquidating distributions to the Enstar IV-2 Unitholders will be approximately $295 per Unit, after estimated closing adjustments and liquidation expenses, and subject to applicable withholding taxes.

     Approval of the Liquidation Plan will allow the Unitholders to liquidate their investments in Enstar IV-2 at approximately $295 per Unit, on a pre-tax basis after estimated closing adjustments and liquidation expenses, and will avoid: (i) the financial impact of its allocable share (approximately $4.45 million) of approximately $9.6 million in capital expenditures that the Joint Ventures presently expect to be required for non-broadband technology upgrades;
(ii) the uncertainty of whether those upgrades, if made, would result in a significant increase in the Partnership's revenues and/or profits; (iii) the expected adverse impact on Enstar PBD's (and, hence, Enstar IV-2's) financial condition and operating results from the proposed construction ownership and operation by the city of Poplar Bluff of a competing cable television system;
(iv) competition from much larger, better financed and more technology advanced providers of video program and other services; (v) the risk that even if the Joint Ventures make a significant investment in broadband technologies, they may still be unable to effectively compete with broadband, multiple service providers; (vi) the risk that such broadband technology could quickly become obsolete, thus requiring even further capital investment in order for the Joint Ventures to have the opportunity to remain competitive; and (vii) the risk that the Joint Ventures do not have sufficient subscriber loyalty to retain, let alone expand, their subscriber base in the face of the competition we expect to arise.

  Sale Process

     In December 1999, we entered into an agreement with Daniels & Associates, L.P., a cable broker, to market the Joint Ventures' cable television systems to third parties. Over a period of nine months, the broker solicited offers to purchase the Joint Ventures' cable television systems along with those of the other Selling Partnerships. The broker contacted 48 prospective purchasers and sent written evaluation materials to 19 of them. Due diligence was conducted by four parties, resulting in an offer from one party, which did not result in a purchase agreement. Thereafter, Multimedia expressed an interest in the Selling Partnerships' cable systems, and the parties executed the Multimedia A Agreement, dated as of August 8, 2000. In addition, Multimedia expressed interest in purchasing Enstar PBD's Poplar Bluff cable system, and the parties executed the Multimedia B Agreement -- covering the Poplar Bluff system, dated as of September 29, 2000.

     In late July 2000, after negotiation of the Multimedia A Agreement had already commenced, the General Partner learned that Daniels' New York City office had in the past represented Gans Multimedia Partnership, the parent of Multimedia Acquisition Corp., in certain equity or mergers and acquisitions financing matters. At that time, the Selling Partnerships were being represented by Daniels' Denver, Colorado office, and the Denver office had identified Gans as a potential Enstar purchaser. When we learned of this potential conflict of interest, we so advised all bidders for the Selling Partnerships, who were allowed to withdraw or re-bid. Only Multimedia re-bid.

     Given current market conditions for the Joint Ventures' cable television systems; the further upgrades that are (and are expected to be) required by franchise agreements and competition-driven considerations; the uncertainty of whether those upgrades, if completed, would result in a significant increase to Enstar IV-2's revenues and/or profits; the liquidity afforded by the expected liquidating distributions; the competitive challenges to the Joint Ventures and Enstar IV-2 that we expect to be posed by the growth of large, well-financed providers of sophisticated, broadband electronic services such as single-source Internet, video programming and telephone services; and the financial risks involved in making the substantial capital investments we believe will be necessary to address those challenges, we concluded that accepting the purchase offers from Multimedia is in the best interests of Enstar IV-2 and the Unitholders. The consummation of the Multimedia A and Multimedia B Sales are subject to closing conditions customary in the industry, including obtaining the requisite consents from the limited partners of each Selling Partnership, obtaining required governmental regulatory consents, and the continued truth and accuracy of the representations and warranties of each seller contained in the purchase agreement. For more information, please see Special Factors -- The
Purchase Agreement, on page   .

RECOMMENDATION OF THE GENERAL PARTNER; FAIRNESS OF THE LIQUIDATION PLAN

     The General Partner believes that the advantages exceed any disadvantages of consummating the proposed sales at this time. Accordingly, the General Partner recommends that the Unitholders approve the Liquidation Plan.

     In making this recommendation, we considered the following material factors:

     - If the Liquidation Plan is approved, the Joint Ventures will be able to consummate the Multimedia A and Multimedia B Sales for amounts we believe represent fair value for their respective assets and upon terms we believe will entail minimal transaction costs and will permit an efficient consummation of the sales.

     - The purchase prices were determined by arms-length negotiations.

     - The purchase agreements contain only standard closing conditions. In particular, Multimedia's obligations under the purchase agreements are not contingent upon the satisfactory completion of due diligence, nor are such obligations contingent upon Multimedia's obtaining adequate financing.

     - The purchase agreements provide for the sale, in two linked transactions, of the cable systems of several affiliated partnerships. We believe, based on our business experience, that selling multiple systems in this manner will generally yield greater net proceeds available for distribution than sales conducted on a system-by-system or asset-by-asset basis. We believe that this is particularly true where the cable systems are small (as is the case with the cable systems of the Joint Ventures and the other Selling Partnerships). We also believe that selling all of the cable systems together generally results in lower aggregate sale costs than selling the cable systems individually. In addition, selling all of the cable systems together and completing the dissolution, termination, and liquidation of Enstar IV-2 (and the Joint Ventures) promptly would eliminate the need to incur ongoing administrative and other expenses of continued operations during an extended sales period.

     - Selling the Joint Ventures' cable systems now would eliminate the risks inherent in the ownership of cable television systems, including, among other things, the uncertainty of legislative and regulatory changes, the rapid developments in the competitive environment facing cable television operators, the financial and logistical difficulties inherent in small cable television systems acquiring the technological infrastructure needed to compete with "broadband" providers of multiple television, Internet and telephony services, possible non-renewal of expired and expiring franchises, and reduced subscriber rates (which in turn may be affected by general and local economic conditions).

     - Enstar Macoupin's presently effective franchise agreement with Carlinville, Illinois, requires that cable system upgrades having an estimated cost of approximately $1.1 million be completed by December, 2001. The General Partner also expects that the renewal terms of Enstar Macoupin's franchise agreement with Girard, Illinois (which presently is being negotiated) will require the completion of cable system upgrades costing approximately $1.0 million by December, 2002. Additionally, he General Partner expects that the renewal terms of Enstar PBD's franchise agreements with Mt. Carmel, Illinois, and Poplar Bluff, Missouri (which also presently are being negotiated) will require that system upgrades costing approximately $1.3 million and $6.2 million, respectively, be completed within two years of the franchise renewal date. Selling the Joint Ventures' cable systems in connection with the Liquidation Plan would eliminate the need to complete these upgrades and make these capital expenditures.

     - The Liquidation Plan would provide liquidity to the Unitholders. There is no established trading market for the Units, and the Unitholders' liquidity has been and for the foreseeable future will be limited to sporadic sales within an informal secondary market. We estimate that liquidating distributions will total approximately $295 per Unit, after estimated closing adjustments and liquidation expenses, and subject to applicable withholding taxes.

     - The Liquidation Plan requires the consent of the holders of at least a majority of the Units.

     We also considered the risk that by selling the cable systems at this time, Enstar IV-2 and the Joint Ventures would no longer be in a position to benefit from possible further improvements in economic and market conditions which might produce increased cash flow and possibly increase the sale prices of the Joint Ventures' cable systems. The General Partner believes, however, that this potential risk is outweighed by the potential benefits to be realized from the Liquidation Plan.

     After considering the factors discussed in this Section, we have determined that the Liquidation Plan and the transactions contemplated thereby are fair to the Unitholders and would serve the best interests of them, Enstar IV-2 and the Joint Ventures.

     The information and factors discussed above were considered collectively by the General Partner in connection with its review of the Liquidation Plan and the transactions contemplated thereby. Although we did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching our determination, we accorded added weight to the following factors: the fact that the aggregate purchase prices are in cash; the fact that the purchase agreements contain closing conditions standard in the industry (including the fact that Multimedia's obligations are not contingent upon the satisfactory completion of due diligence or upon Multimedia obtaining adequate financing); and the savings to Unitholders in administrative and sale costs gained by selling all of the cable systems and liquidating pursuant to the Liquidation Plan.

RELATED PARTY TRANSACTIONS

     The Joint Ventures each have a management agreement (referred to as a Management Agreement) with Enstar Cable Corporation (also referred to as Enstar Cable), a wholly owned subsidiary of the General Partner. Pursuant to the Management Agreements, Enstar Cable manages the Joint Ventures' systems and provides operational support for their activities. For these services, Enstar Cable receives a management fee equal to 5% of Enstar PBD's and 4% of Enstar Macoupin's gross revenues (excluding revenues from the sale of cable television systems or franchises) calculated and paid monthly. Management fees for the fiscal year ended December 31, 1999 were $274,300 in the case of Enstar PBD and $79,800 in the case of Enstar Macoupin. In addition, each Joint Venture reimburses Enstar Cable for certain operating expenses incurred by Enstar Cable in the day-to-day operation of its cable systems. Enstar Cable charged Enstar PBD and Enstar Macoupin reimbursed expenses of $278,400 and $191,500, respectively, for 1999. The Management Agreements also require the Joint Ventures to indemnify Enstar Cable (including its officers, employees, agents and shareholders) against loss or expense, absent negligence or deliberate breach of the Management Agreement. Each Management Agreement is terminable by the Joint Venture upon 60 days written notice to Enstar Cable.

     Prior to November 12, 1999, the date on which Charter Communications Holding Company, LLC acquired ownership of the General Partner through Charter's acquisition of Falcon Communications, L.P. (the then owner of all of the General Partner's outstanding capital stock), Enstar Cable had engaged Falcon to provide certain management services for the Joint Ventures, for which Falcon was paid a portion of the management fees Enstar Cable received, and reimbursed Falcon for expenses incurred on Enstar Cable's behalf. Subsequent to November 12, 1999, Charter, as successor-by-merger to Falcon, has provided such services and received such payments. In addition, each Joint Venture receives certain system operating management services from affiliates of Enstar Cable in lieu of directly employing personnel to perform such services. The Joint Ventures each reimburse those affiliates for its allocable share of their operating costs. Enstar PBD and Enstar Macoupin reimbursed affiliates approximately $195,600 and $191,500, respectively, for system operating management services for 1999.

     The General Partner also performs certain supervisory and administrative services for the Joint Ventures, for which it is compensated. Each Joint Venture purchases basic and premium programming for its systems from Charter. In return, Charter charges the Joint Venture for these costs at its cost, which are generally based on a fixed fee per customer or a percentage of the gross receipts for the particular service. Prior to Charter's acquisition of the General Partner, Falcon charged the partnership for these services based on an estimate of what the General Partner could negotiate for such programming services for the 14 partnerships managed by the General Partner as a group (approximately 81,100 basic subscribers at December 31, 1999). Enstar PBD and Enstar Macoupin paid Falcon Communications and Charter $1,355,600 and $507,500, respectively, for programming services for the fiscal year ended December 31, 1999.

     Enstar IV-2 is party to a loan agreement with Enstar Finance Company, LLC, its primary lender and a subsidiary of Enstar Communications Corporation. The loan agreement provides for a revolving loan facility of $1,800,000. No advances have been made under the facility. If the Unitholders do not approve the Liquidation Plan, the General Partner expects in the future to borrow under the revolving loan facility for system upgrades and other capital requirements.

     The revolving loan facility matures on August 31, 2001, at which time all amounts then outstanding are due in full. Borrowings bear interest at the lender's base rate (9.135% at September 30, 2000) plus 0.625%, or at an offshore rate (6.27% at September 30, 2000) plus 1.875%. Under certain circumstances, Enstar IV-2 is required to make mandatory prepayments, which permanently reduce the maximum commitment under the revolving loan facility. Borrowings under the facility are collateralized by substantially all of Enstar IV-2's assets and by a security interest in the assets of Enstar PBD. There are no outstanding borrowings under the facility. The revolving loan facility contains certain financial tests and other covenants including, among others, restrictions on incurrence of indebtedness, investments, sales of assets, acquisitions and other covenants, defaults and conditions. The revolving loan facility does not restrict the payment of distributions to partners, unless Enstar IV-2 is in default or its ratio of debt to cash flow is greater than 4 to 1. The General Partner believes that the terms of the revolving loan facility are fair to Enstar IV-2 and commercially reasonable in light of Enstar IV-2's financial condition. The General Partner also believes that Enstar IV-2 is in compliance with its revolving loan facility covenants.

     In late July 2000, after negotiation of the Multimedia A Agreement had already commenced, the General Partner learned that Daniels' New York City office had in the past represented Gans Multimedia Partnership, the parent of Multimedia Acquisition Corp., in certain equity or mergers and acquisitions financing matters. At that time, the Selling Partnerships were being represented by Daniels' Denver, Colorado office, and the Denver office had identified Gans as a potential Enstar purchaser. When we learned of this potential conflict of interest, we so advised all bidders for the Selling Partnerships, who were allowed to withdraw or re-bid. Only Multimedia re-bid.

THE PURCHASE AGREEMENTS

     As of August 8, 2000, Enstar PBD and Enstar Macoupin, together with Enstar Cable of Cumberland Valley, Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar IX, Ltd. and Enstar XI, Ltd. entered into the Multimedia A Agreement, and as of September 29, 2000, Enstar PBD entered into the Multimedia B Agreement. The following is a summary of the material provisions of the purchase agreements. A copy of the Multimedia A Purchase Agreement and an amendment to that agreement are attached hereto as Exhibits A and B, respectively, and are incorporated by reference into this Consent Solicitation Statement. In addition, a copy of the Multimedia B Purchase Agreement is attached hereto as Exhibit C and is incorporated by reference into this Consent Solicitation Statement. This summary is qualified in its entirety by reference to the purchase agreements and the amendment, and you are urged to read them in their entirety for a more complete description of their terms and conditions.

  Purchase Price and Allocation.

     Under the Multimedia A Agreement, Multimedia will acquire substantially all of the assets of each of the Selling Partnerships used in the operation of their respective cable systems (other than Enstar PBD's Poplar Bluff, Missouri, cable system assets) for an aggregate purchase price of $95,574,600 cash (subject to closing adjustments), of which $18,183,000 is allocated and payable to the Joint Ventures, collectively. Of that latter amount, $7,579,167 is distributable to Enstar IV-2. Under the Multimedia B Agreement, Multimedia will acquire all of Enstar PBD's Poplar Bluff, Missouri, cable television system assets for a purchase price of $5,522,400 in cash, of which $2,761,200 is distributable to Enstar IV-2.

     The allocation of the purchase price in the Multimedia A Agreement among the Selling Partnerships is based on the number of subscribers in each Selling Partnership's cable systems and the price per subscriber for each of those systems as negotiated between Multimedia and the General Partner. The allocation of the purchase price in the Multimedia B Agreement is based on the percentage of partnership interest in Enstar PBD held by each of its two general partners (Enstar Income Program IV-1, and Enstar IV-2) which in each case is 50%. At the time they were executed, Multimedia deposited in escrow $4,250,000 to secure its obligations under the Multimedia A Agreement, and $750,000 to secure its obligations under the Multimedia B Agreement.

     Under the Multimedia A Agreement the purchase price payable to each Selling Partnership, and under the Multimedia B Agreement the purchase price payable to Enstar PBD, will be subject to adjustments at closing to reflect or take account of, among other things: each seller's current accounts receivable; a pro rata allocation of such seller's revenues and expenses as of the closing date; if there is an aggregate shortfall of subscribers below the limits set forth in each agreement or any shortfall in such seller's subscribers below a prescribed target; certain liabilities assumed by Multimedia with respect to employee benefits; and the estimated cost of remediating certain environmental and real estate title defects relating to such seller's assets, if applicable, up to a prescribed maximum amount.

  Representations and Warranties

     The Multimedia A Agreement contains representations and warranties of each of the Joint Ventures relating solely to itself and its respective cable systems, and the Multimedia B Agreement contains representations and warranties of Enstar PBD as to itself and its cable systems, that are customary in the industry. In summary, in the Multimedia A Agreement each Joint Venture, and in the Multimedia B Agreement Enstar PBD, represents and warrants to Multimedia that:

     - it was properly formed and is in good standing under the laws of the state of its organization;

     - it has the full legal power and authority to own and operate its cable systems as presently operated;

     - subject to obtaining the requisite consents of its general partners, it has the full legal capacity and right to execute, deliver and perform the purchase agreement; the purchase agreement has been duly executed and delivered by it and is binding on it;

     - the consummation of the sale does not require any material action or filing with any governmental authority except for compliance with the applicable requirements of the local franchising authorities and the Federal Communications Commission (FCC), and does not require any other consents or actions of third parties other than obtaining the requisite consents of its general partners and other third parties disclosed in the purchase agreement;

     - the consummation of the sale does not violate its constituent documents or any statutory or regulatory requirement or contractual obligation applicable to it or its assets or systems;

     - its most recent audited financial statements are in accordance with GAAP and its books and records and fairly present its financial condition and results of operations as of the dates thereof and for the periods stated therein;

     - no material adverse changes have occurred in its operations since December 31, 1999;

     - except as disclosed in the purchase agreement, each franchise, FCC license and operating agreement applicable to it is valid and in full force and effect;

     - it has good title to, or valid leasehold interests in, all of the cable television systems assets (including real property) being sold by it;

     - there is no material litigation or pending or threatened claim relating to it, except as disclosed in the purchase agreement;

     - it has no knowledge that it is not in compliance with all legal requirements applicable to it and its respective cable systems and it has operated its systems in material compliance with applicable environmental laws; and

     - except for Daniels & Associates, L.P., it has not retained any broker or finder in connection with the sale.

     Each purchase agreement also contains certain representations and warranties identifying and describing the specific assets comprising each Selling Partnership's cable systems.

  Conditions Precedent

     Under each purchase agreement, Multimedia's obligation to acquire the cable systems is subject to the following conditions precedent:

     - no judgment, decree, order or other legal prohibition preventing or making unlawful the sale shall be in effect;

     - the necessary consents to transfer franchises shall have been obtained such that franchises covering 90% of the Selling Partnerships' aggregate subscribers can be legally transferred at closing;

     - all other material authorizations, consents, permits and approvals required for the consummation of the sale of the cable systems (as designated in the purchase agreement) shall have been obtained and remain in full force and effect;

     - the necessary approvals of the general or limited partners (as the case may be) of each of the Selling Partnerships shall have been obtained;

     - the Selling Partnerships' representations shall be true and correct as of the closing date such that the aggregate effect of any inaccuracies will not have a material adverse effect on the Selling Partnerships or their respective assets or systems; and

     - the Selling Partnerships shall have materially complied with their obligations under the purchase agreement, which include the obligation to operate the cable systems in the ordinary course consistent with past practices.

     The Selling Partnerships' obligations to sell the cable systems are subject to conditions precedent comparable to those of Multimedia.

  Indemnification

     Under the purchase agreements, each Selling Partnership has agreed that following the closing it will indemnify Multimedia for liabilities that arise out of:

     - breaches of such Selling Partnership's respective covenants and other obligations under the purchase agreement;

     - such Selling Partnership's operation of its cable systems prior to closing;

     - subject to a six-month survival period, breaches of such Selling Partnership's respective representations and warranties; and

     - assets and liabilities that Multimedia does not acquire or assume.

     The Selling Partnerships' aggregate indemnification liability under the Multimedia A Agreement for breaches of representations and warranties is $4,250,000, and Enstar PBD's indemnification liability under the Multimedia B Agreement for such breaches is $750,000. Under the Multimedia A Agreement, the amount of aggregate indemnification liability will be allocated among the Selling Partnerships based on each Selling Partnership's allocated portion of the aggregate purchase price, resulting in indemnification liability of $391,000 in the case of Enstar PBD and $408,000 in the case of Enstar Macoupin. Of those amounts, a combined total of $331,000 of indemnification liability is allocable to Enstar IV-2. Enstar IV-2's allocable portion of the indemnification liability under the Multimedia B Agreement is $375,000. At closing, Multimedia will withhold $4,250,000 from the purchase price under the Multimedia A Agreement and $750,000 from the purchase price under the Multimedia B Agreement, and will deposit those amounts in escrow for a period of six months, to provide funds for payment of the Selling Partnerships' indemnification obligations. At the end of such period, any funds remaining in escrow that are not subject to a pending claim will be disbursed to the Selling Partnerships entitled to receive such funds on a pro rata basis.

     The purchase agreements contain comparable provisions under which Multimedia agrees to indemnify the Selling Partnerships for liabilities arising out of breaches of its obligations, representations and warranties under the purchase agreement and its operation of the cable systems following the closing.

  Termination and Breakup Fee

     The Multimedia A Agreement may be terminated by the Selling Partnerships (and the Multimedia B Agreement may be terminated by Enstar PBD) if, prior to the closing date, their (or its) fiduciary duties require them (or it) to entertain a third party's offer to acquire the cable systems, and the Selling Partnerships' limited partners (and in the case of a Selling Partnership that is a general partnership, the limited partners of its general partners) approve a sale based on such offer. The General Partner does not expect to receive superior offers, because of the efforts made by the broker to solicit offers. However, under each agreement, if any of the Selling Partnerships receives a competing offer for its systems, it is required to afford Multimedia an opportunity to improve its offer and to disclose the competing offer, as well as any counter-offer subsequently submitted by Multimedia, to its partners for their consideration. Multimedia may also terminate the purchase agreements if a specified percentage of limited partners have disapproved the sale on the date 120 days following execution of the applicable purchase agreement. If a purchase agreement is ultimately terminated solely because the Selling Partnerships approve a sale based on a third party's offer, the Selling Partnerships' liability to Multimedia would be a "breakup fee" in the aggregate amount of $1,500,000 in the case of the Multimedia A Agreement, and $250,000 in the case of the Multimedia B Agreement. Enstar IV-2 would be liable for a pro rata portion of any breakup fee, based on its pro rata portion of the applicable purchase price, resulting in a "break-up fee" allocable to Enstar IV-2 of $117,000 under the Multimedia A Agreement and $125,000 under the Multimedia B Agreement. In addition to the foregoing termination provisions, the Selling Partnerships and Multimedia each may terminate either purchase agreement on certain customary grounds.

     As the purchaser, Multimedia expects to fulfill its obligations under the purchase agreements with the proceeds of financings to be obtained concurrently with the closing of each purchase agreement. The purchase agreements, however, do not contain financing contingencies.

CLOSING OF THE SALES

     It is anticipated that the Multimedia A Sale and the Multimedia B Sale will be consummated as soon as practicable following receipt of (a) the requisite consents of the Selling Partnerships' limited partners (and, where applicable, the limited partners of the Selling Partnerships' general partners) to the sale and (b) the requisite consents of regulatory authorities to transfer the cable systems to Multimedia.

     The closings of the purchase agreements will occur so long as the franchises covering 90% of the aggregate subscribers of all the Selling Partnerships under the agreements can be legally transferred, provided all other conditions to closing are satisfied or waived. The purchase agreements provide that any franchises (and related assets) that cannot be transferred at such time will be retained by the applicable seller until the necessary consent or transfer is obtained, up to a maximum period of one year. During that time Multimedia will manage the applicable systems pursuant to a management agreement between Multimedia and the applicable seller. At closing, Multimedia will withhold 20% of the amount of the purchase price allocated to any such withheld system and will pay such amount to the appropriate seller upon transfer of the withheld system. If the necessary consent or approval is not obtained within one year following closing, the franchise and related assets will nonetheless be transferred to Multimedia, but Multimedia will not be required to pay the remaining 20% of the purchase price applicable to such franchise and assets.

DESCRIPTION OF ASSETS

     The table below sets forth operating statistics for the Joint Ventures' cable television systems being sold to Multimedia, as of September 30, 2000.

                                                                                                   AVERAGE
                                                                    PREMIUM                        MONTHLY
                           HOMES        BASIC          BASIC        SERVICE       PREMIUM        REVENUE PER
SYSTEM                   PASSED(1)   SUBSCRIBERS   PENETRATION(2)   UNITS(3)   PENETRATION(4)   SUBSCRIBER(5)
------                   ---------   -----------   --------------   --------   --------------   -------------
ENSTAR IV/PBD
  SYSTEMS VENTURE:
Poplar Bluff, MO.......   11,639        6,220           53.4%        2,034          32.7%          $36.31
Dexter, MO.............    6,600        4,080           61.8%          949          23.3%          $39.33
Mt. Carmel, IL.........    3,327        2,311           69.5%          782          33.8%          $34.04
                          ------       ------                        -----
ENSTAR CABLE OF
  MACOUPIN COUNTY:
Macoupin, IL...........    6,749        4,334           64.2%        1,527          35.2%          $37.31
                          ------       ------                        -----
Total..................   28,315       16,945           59.8%        5,292          31.2%          $36.98
                          ======       ======                        =====

---------------
(1) Homes passed refers to management's estimates of the approximate number of dwelling units in a particular community that can be connected to the distribution system without any further extension of principal transmission lines. Such estimates are based upon a variety of sources, including billing records, house counts, city directories and other local sources.

(2) Basic subscribers as a percentage of homes passed by cable.

(3) Premium service units include only single channel services offered for a monthly fee per channel and do not include tiers of channels offered as a package for a single monthly fee.

(4) Premium service units as a percentage of homes subscribing to cable service. A customer may purchase more than one premium service, each of which is counted as a separate premium service unit. This ratio may be greater than 100% if the average customer subscribes for more than one premium service.

(5) Average monthly revenue per basic subscriber has been computed based on revenue for the nine months ended September 30, 2000.

USE OF PROCEEDS AND CASH DISTRIBUTIONS

     The following table sets forth the anticipated application of the combined net proceeds from the Multimedia A and Multimedia B Sales. The amount available for distribution to the limited partners of Enstar IV-2 shown below assumes that all of the cable television systems covered by the Multimedia A and Multimedia B Agreements are sold to Multimedia for the price, and subject to the other terms and conditions, contained in the applicable purchase agreement, including reasonable closing adjustments.

     As promptly as practicable following the sales and the calculation of all required purchase price adjustments (and the termination and liquidation of the Joint Ventures), the General Partner will discharge all of Enstar IV-2's liabilities and distribute its remaining assets to itself and the limited partners in accordance with Enstar IV-2's partnership agreement. The General Partner presently estimates that the total distributions to the Enstar IV-2 limited partners from the proceeds of the Multimedia A and Multimedia B Sales would total approximately $295 per Unit, after estimated closing adjustments and liquidation expenses, and subject to applicable withholding taxes. This estimate is based on the assumed expenses shown below, and also assumes closings during the first quarter of 2001. HOWEVER, THERE CAN BE NO ASSURANCE AS TO THE ACTUAL AMOUNTS DISTRIBUTED, OR AS TO THE AMOUNTS SET FORTH BELOW. ACTUAL AMOUNTS MAY VARY MATERIALLY FROM THESE ESTIMATES.

     In accordance with Enstar IV-2's partnership agreement, the distributions will be distributed in proportion to, and to the extent of, the positive capital account balances of the general and limited partners.

     THE FOLLOWING CALCULATION IN EACH INSTANCE COMBINES THE MULTIMEDIA A AND THE MULTIMEDIA B SALES:

Purchase price..............................................  $10,137,867
Less: Reasonable closing adjustments(1).....................     (626,667)
Working capital adjustment..................................    2,756,669
Less: Expenses of the Liquidation Plan......................     (405,515)
                                                              -----------
Net distribution amount.....................................  $11,862,354
Less: Distribution to General Partner.......................     (124,124)
                                                              -----------
Distributions to limited partners...........................  $11,738,230
                                                              ===========
Estimated distributions to limited partners per Unit........  $       295
                                                              ===========

---------------
(1) The purchase price is subject to adjustment pursuant to the purchase agreements. These adjustments are only estimates, and the adjustments actually made at closing may be more or less than these amounts. These adjustments include the allocable portions of the indemnification escrows under the purchase agreements.

DISADVANTAGES OF THE LIQUIDATION PLAN

     The principal disadvantage which would result to the limited partners from the approval of the Liquidation Plan is that Enstar IV-2 would not benefit from any future improvements in economic and market conditions for its (and the Joint Ventures') cable television systems, which improvements could produce increased cash flow and possibly increase the sale price of all or any of the cable television systems in the future.

CONSEQUENCES OF FAILURE TO APPROVE LIQUIDATION PLAN

     If the Multimedia A and Multimedia B Sales are not completed, the Joint Ventures will continue to operate their respective cable television systems for an indefinite period of time, the duration of which we are unable to predict. No assurance can be given that the Joint Ventures would continue to generate revenue distributable to Enstar IV-2 or that Enstar IV-2's limited partners would receive any future distributions. Further, if the Liquidation Plan is not approved, we believe the Joint Ventures will face significant competition from a variety of larger and better-financed providers of technologically advanced television, telephone and Internet services and, possibly, from a municipally-owned and operated cable television system that the city of Poplar Bluff, Missouri, is proposing to finance and construct. This system would directly compete with Enstar PBD's existing Poplar Bluff system, and, we believe, would be both more technologically advanced and offered to subscribers at lower rates than Enstar PBD's system and services. In our view, unless the Joint Ventures were to make large investments in new, broadband technology, they will not be able to offer the quality and quantity of services that will be needed to compete in such a new environment. Last, if the Multimedia sales are not approved, we might seek buyers for the Joint Ventures' cable systems from time to time when, in our judgment, market conditions are favorable. Any such sale might be on terms less favorable than the terms of the proposed Multimedia A and Multimedia B Sales, especially if the cable systems are sold individually instead of in a larger transaction. Failure by the Unitholders to approve the Liquidation Plan will not affect their rights under the partnership agreement.

LIQUIDATION

     As soon as practicable following the closing of the Multimedia A and Multimedia B Sales, and the termination and liquidation of the Joint Ventures, the General Partner on behalf of Enstar IV-2 will cause Enstar IV-2 to: (a) pay its allocable portion of the costs associated with the sales, including costs associated with the solicitation of consents from the Unitholders; (b) estimate and reserve for its allocable portion of the costs associated with the sales for which invoices have not yet been received; and (c) provide further contingency reserves for all other expenses and liabilities of Enstar IV-2. The General Partner will then cause Enstar IV-2 to distribute the balance of the Partnership's allocated portion of the cash proceeds from the Multimedia A and Multimedia B Sales to the Unitholders and the General Partner as provided in the partnership agreement.

     The remaining assets of Enstar IV-2, and any remainder of any contingency reserve, will be distributed to the Unitholders and the General Partner as soon as practicable after the closing of the sales. Enstar IV-2, as well as the Joint Ventures, will terminate and be dissolved upon the disposition of all of their respective assets.

FEDERAL INCOME TAX CONSEQUENCES OF THE LIQUIDATION PLAN

  General

     The following discussion generally summarizes the federal income tax consequences expected to arise from the consummation of the Liquidation Plan. It does not summarize state income tax consequences of the Liquidation Plan, which may vary from state to state. This summary is not intended to be and should not be considered an opinion respecting the federal, state, local or foreign income tax consequences to a particular Unitholder. DUE TO THE COMPLEXITY OF THE TAX ISSUES INVOLVED, THE UNITHOLDERS ARE URGED TO CONSULT WITH THEIR PERSONAL TAX ADVISORS REGARDING THEIR INDIVIDUAL CIRCUMSTANCES AND THE TAX REPORTING CONSEQUENCES OF THE TRANSACTION.

     This summary is based upon the Internal Revenue Code of 1986, as amended (which is also referred to as the Code), existing final, temporary and proposed Treasury regulations thereunder (which are also referred to as the Regulations), published rulings and practices of the Internal Revenue Service (which is also referred to as the IRS), and court decisions, each as currently in effect. The IRS might not agree with the conclusions herein, and future legislation or administrative changes or court decisions might significantly modify the federal income tax law regarding the matters described herein, potentially with retroactive effect. This interpretation is also subject to subsequent issuance of Treasury regulations and procedures for federal income tax reporting.

     This summary does not discuss all the federal income tax aspects of the Liquidation Plan that may be relevant and material to a particular Unitholder in light of the Unitholder's personal circumstances, or to certain types of Unitholders who are subject to special treatment. For example, insurance companies, S corporations, partnerships, pension and profit sharing plans, tax-exempt organizations, non-U.S. taxpayers and others may be subject to special rules not discussed below. This summary also does not address other federal, state, local or foreign tax consequences of consummation of the Liquidation Plan.

  Partnership Status

     Under current law, a "partnership" is not a taxable entity and incurs no federal income tax liability. Instead, each partner is required to take into account in computing such partner's income tax liability such partner's allocable share of the partnership's items of income, gain, loss, deduction and credit. The distribution of cash attributable to partnership income is generally not a separate taxable event. This tax treatment, however, depends entirely upon Enstar IV-2's classification as a "partnership" (rather than as an "association taxable as a corporation") for federal income tax purposes. This summary assumes that the Partnership has been and will continue to be properly classified as a "partnership" for federal income tax purposes. No opinion of counsel or of the Partnership's independent accountants or ruling from the IRS is currently being sought with respect to this partnership status issue.

  Federal Income Tax Consequences

     Realization of Gain on Sale of Assets. Consummation of the Liquidation Plan will cause the Partnership to recognize gain for federal income tax purposes. In general, such gain will equal the excess of the "amount realized" over the Partnership's "adjusted basis" in the assets. We anticipate that some or all of the recognized gain will be taxable as ordinary income resulting from the recapture of previously claimed deductions for depreciation and amortization under section 1245 of the Code. The gain recognized by a Unitholder may be reduced by his or her prior losses not deductible because of the "passive activity loss" limitations under section 469 of the Code. For more information, please see the subsection entitled Passive Activity Losses below.

     Passive Activity Losses. Under Section 469 of the Code, non-corporate taxpayers, personal service corporations or certain other closely held corporations generally can deduct "passive activity losses" in any year only to the extent of its passive activity income for that year. Substantially all post-1986 losses of Unitholders from the Partnership should be considered passive activity losses. Thus, Unitholders may have "suspended" passive losses from the Partnership (i.e., post-1986 net taxable losses in excess of statutorily permitted "phase-in" amounts which have not been used to offset income from other passive activities) which may be available to shelter gain from the Liquidation Plan. Each Unitholder should consult his or her tax advisor regarding the effect that the passive activity loss rules will have upon his or her tax situation.

     Unrelated Business Income. For most tax-exempt Unitholders, a portion of the gain from the sale of the assets will be treated as unrelated business income subject to tax under section 511 of the Code. Under Section 514(a) of the Code, gain from the sale of "debt-financed property" is treated as unrelated business income generally in an amount equal to a ratio determined by comparing the property's debt to its cost basis. Additional unrelated business income may result to a tax-exempt Unitholder which borrowed funds to purchase its Units. Tax-exempt Unitholders should consult their own tax advisors regarding the unrelated trade or business income that may result from the sale of the Partnership's cable television systems.

     Foreign Investors. A Unitholder who is a nonresident alien individual, foreign corporation or other foreign person is subject to a withholding tax on that person's share of the gain recognized on the Liquidation Plan. The withholding rates are 39.6% for Unitholders other than corporations and 35% for corporate Unitholders. Amounts withheld will be remitted to the Internal Revenue Service and the foreign person will receive a credit on such person's U.S. tax return for the amount of the tax withheld by the Partnership. The tax withheld will be treated as a distribution to the foreign Unitholder.

     Complete liquidation. In general, upon complete liquidation of the Partnership, gain will be recognized by a Unitholder upon receipt of a liquidating distribution only to the extent any money (and certain other property) received exceeds the adjusted basis of the Unitholder's Units. It is anticipated that a Unitholder's basis for his or her Units will be approximately equal to his or her liquidating distribution, primarily because the basis for the Units will be increased by his or her share of gain on the sale of the assets. Thus, little or no additional gain should be recognized as a result of receiving a liquidating distribution. However, this might not be true in all cases, and some or all of the Unitholders may recognize gain on the liquidation of the Partnership in addition to their share of gain realized by the Partnership on the sale of the Partnership's assets. Since any decrease in a Unitholder's share of Partnership liabilities is deemed to be a distribution of money, the amount of gain on a liquidation distribution may exceed the actual distribution of money. Loss will generally be recognized by a Unitholder only if he or she receives no property other than money, and then only to the extent the adjusted basis his or her Unit exceeds the sum of any money received.

  State

     Many states impose income tax withholding requirements on partnerships that have nonresident partners. The requirement is at the partnership level and, therefore, does not reflect the actual tax profile of the individual partner. Nonetheless, the Unitholders are urged to consult their personal tax advisors for advice regarding the application of the information set forth herein to their individual circumstances, including the state tax consequences to each of them on the consummation of the Liquidation Plan and related distributions.

NO APPRAISAL RIGHTS

     If Unitholders owning at least a majority of the Units on the Record Date vote in favor of the Liquidation Plan, such approval will bind all Unitholders. The partnership agreement and the Georgia Revised Uniform Limited Partnership Act, under which Enstar IV-2 is governed, do not give rights of appraisal or similar rights to Unitholders who dissent from the vote of the majority in approving or disapproving the Liquidation Plan.

Accordingly, dissenting Unitholders do not have the right to have their Units appraised and to have the value of their Units paid to them because they disapprove of the action of a majority in interest of the Unitholders.

                MARKET PRICES OF PARTNERSHIP UNITS NOT AVAILABLE

     No established market for the Units of Enstar IV-2 was ever expected to develop, and none has developed. Consequently, transactions in the Units have been limited and sporadic, and it is not known to what extent those transactions have been between buyers and willing sellers, and whether they have fairly reflected the market value of Enstar IV-2. For these reasons, reliable market prices for the Units are not available.

                          DISTRIBUTIONS TO UNITHOLDERS

     From inception through September 30, 2000, Enstar IV-2 made aggregate cash distributions to its Unitholders in the amount of $6,487,583, or an aggregate of $163 per Unit. Such distributions were funded primarily from distributions received by the Partnership from the Joint Venture.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On September 30, 2000, there were 39,848 Units issued and outstanding and entitled to vote on matters upon which Unitholders may vote or consent, which were held by 888 Unitholders. The General Partner owns a 0.5% interest in the Partnership.

     As of September 30, 2000, the only person known by the Partnership to own beneficially or that may be deemed to own beneficially more than 5% of the Units of limited partnership interest was:

                                                          BENEFICIAL OWNERSHIP
                   NAME AND ADDRESS                      ----------------------
                  OF BENEFICIAL OWNER                      AMOUNT       PERCENT
                  -------------------                    -----------    -------
JJJ Group, LLC
  7463 East Beryl
  Scottsdale, AZ 85258.................................  2,169 Units(1)  5.4%

---------------
(1) As reported to us by our transfer agent, Gemisys Corporation.

     The General Partner is a wholly-owned subsidiary of Charter Communications Holding Company, LLC. As of September 30, 2000, Charter Communications Holding Company, LLC was beneficially controlled by Paul G. Allen through his ownership and control of Charter Communications, Inc., Charter Investment, Inc. and Vulcan Cable III, Inc.

                   IDENTITY AND BACKGROUND OF CERTAIN PERSONS

CHARTER COMMUNICATIONS HOLDING COMPANY, LLC

     Charter Communications Holding Company, LLC, is owned, in part, by Charter Communications, Inc. Charter Communications, Inc. is a publicly held holding company, having completed a $3.57 billion initial public offering in November 1999. Charter Communications Holding Company, LLC owns Enstar Communications Corporation, and as an indirect subsidiary, also owns Enstar Cable Corporation, the company that provides management services to Enstar partnerships. Enstar Communications Corporation is the general partner of 14 limited partnerships that own cable systems in various areas of the country. Charter has grown rapidly over the past five years, completing 34 acquisitions during this period, including 14 since January 1, 1999. As a result of its acquisition strategy, Charter is the fourth largest operator of cable television systems in the United States, serving approximately 6.3 million customers.

ENSTAR COMMUNICATIONS CORPORATION

     Enstar Communications is the general partner of Enstar IV-2. Enstar Communications is a Georgia corporation whose principal business is to engage in the cable/telecommunications business, both as general partner of 14 limited partnerships formed to own and operate cable television systems, and through a wholly-owned operating subsidiary. As of December 31, 1999, Enstar Communications managed cable television systems serving approximately 81,100 basic subscribers, all of which are proposed to be sold. The address of Enstar Communications' principal executive offices is 12444 Powerscourt Drive, St. Louis, Missouri 63131.

     Set forth below is certain general information about the Directors and Executive Officers of Enstar Communications:

NAME                                   AGE                           POSITION
----                                   ---                           --------
Jerald L. Kent.......................  44    Director, President and Chief Executive Officer
David Andersen.......................  51    Senior Vice President -- Communications and Investor
                                             Relations
David G. Barford.....................  42    Senior Vice President of Operations -- Western Division
Mary Pat Blake.......................  45    Senior Vice President -- Marketing and Programming
Eric A. Freesmeier...................  47    Senior Vice President -- Administration
Thomas R. Jokerst....................  51    Senior Vice President -- Advanced Technology Development
Kent D. Kalkwarf.....................  41    Senior Vice President and Chief Financial Officer
Ralph G. Kelly.......................  43    Senior Vice President -- Treasurer
David L. McCall......................  45    Senior Vice President of Operations -- Eastern Division
John C. Pietri.......................  50    Senior Vice President -- Engineering
Michael E. Riddle....................  41    Senior Vice President and Chief Information Officer
Steven A. Schumm.....................  48    Executive Vice President, Assistant to the President
Curtis S. Shaw.......................  51    Senior Vice President, General Counsel and Secretary
Steven E. Silva......................  40    Senior Vice President -- Corporate Development and
                                             Technology
James (Trey) H. Smith, III...........  52    Senior Vice President of Operations -- Western Division

     JERALD L. KENT, President, Chief Executive Officer and Director of Enstar Communications, Inc. Mr. Kent has held these positions with Enstar Communications since November 1999 and with Charter Investment, Inc. (an affiliate of Enstar Communications), since April 1995. He previously held the position of Chief Financial Officer of Charter Investment. Prior to co-founding Charter Investment in 1993, Mr. Kent was Executive Vice President and Chief Financial Officer of Cencom Cable Associates, Inc. Before that, he held other executive positions at Cencom. Earlier he was with Arthur Andersen LLP, where he attained the position of tax manager. Mr. Kent is a member of the board of directors of High Speed Access Corp., Cable Television Laboratories, Inc., Com21 Inc. and C-SPAN. He is also a member of the executive committee and the board of directors of NCTA. Mr. Kent, a certified public accountant, received his undergraduate and M.B.A. degrees from Washington University (St. Louis).

     DAVID ANDERSEN, Senior Vice President -- Communications. Prior to joining Enstar Communications in May 2000, Mr. Andersen served as Vice President of Communications for CNBC, the worldwide cable and satellite business news network subsidiary of NBC. Before that, starting in 1982 when he established their public relations department, Mr. Andersen served in various management positions at Cox Communications, Inc., most recently as Vice President of Public Affairs. Mr. Andersen serves on the Board of KIDSNET, and is a former Chairman of the National Captioning Institute's Cable Advisory Board. He received a B.S. degree in Journalism from the University of Kansas.

     DAVID G. BARFORD, Executive Vice President and Chief Operating
Officer. Mr. Barford was promoted to his current position in July 2000, previously serving as Senior Vice President of Operations -- Western Division. Prior to joining Charter Investment in 1995, Mr. Barford held various senior marketing and operating roles during nine years at Comcast Cable Communications, Inc. He received a B.A. degree from California State University, Fullerton, and an M.B.A. degree from National University.

     MARY PAT BLAKE, Senior Vice President -- Marketing and Programming. Ms. Blake has held this position with Enstar Communications since November 1999. Prior to joining Charter Investment in 1995, Ms. Blake was active in the emerging business sector and formed Blake Investments, Inc. in 1993. She has 18 years of experience with senior management responsibilities in marketing, sales, finance, systems, and general management. Ms. Blake received a B.S. degree from the University of Minnesota and an M.B.A. from the Harvard Business School.

     ERIC A. FREESMEIER, Senior Vice President -- Administration. Mr. Freesmeier has held this position with Enstar Communications since November 1999. From 1986 until joining Charter Investment in 1998, Mr. Freesmeier served in various executive management positions at Edison Brothers Stores, Inc. Earlier he held management and executive positions at Montgomery Ward. Mr. Freesmeier holds bachelor's degrees from the University of Iowa and a master's degree from Northwestern University's Kellogg Graduate School of Management.

     THOMAS R. JOKERST, Senior Vice President -- Advanced Technology Development. Mr. Jokerst has held this position with Enstar Communications since November 1999. Mr. Jokerst joined Charter Investment in 1994. Previously he served as a vice president of Cable Television Laboratories and as a regional director of engineering for Continental Cablevision. He is a graduate of Ranken Technical Institute and of Southern Illinois University.

     KENT D. KALKWARF, Executive Vice President and Chief Financial
Officer. Mr. Kalkwarf was promoted to the position of Executive Vice President in July 2000, previously serving as Senior Vice President and Chief Financial Officer. Prior to joining Charter Investment in 1995, Mr. Kalkwarf was employed for 13 years by Arthur Andersen LLP, where he attained the position of senior tax manager. He has extensive experience in cable, real estate, and international tax issues. Mr. Kalkwarf has a B.S. from Illinois Wesleyan University and is a certified public accountant.

     RALPH G. KELLY, Senior Vice President -- Treasurer. Mr. Kelly has held this position with Enstar Communications since November 1999. Prior to joining Charter Investment in 1993, Mr. Kelly was controller and then treasurer of Cencom Cable Associates. He left Charter in 1994, to become Chief Financial Officer of CableMaxx, Inc., and returned in 1996. Mr. Kelly received his bachelor's degree in accounting from the University of Missouri -- Columbia and his M.B.A. from Saint Louis University.

     DAVID L. MCCALL, Senior Vice President of Operations -- Eastern
Division. Mr. McCall has held this position with Enstar Communications since November 1999. Prior to joining Charter Investment in 1995, Mr. McCall was associated with Crown Cable and its predecessor, Cencom Cable Associates, Inc. from 1983 to 1994. Mr. McCall has served as a director of the South Carolina Cable Television Association for ten years and is a member of the Southern Cable Association's Tower Club.

     JOHN C. PIETRI, Senior Vice President -- Engineering. Mr. Pietri has held this position with Enstar Communications since November 1999. Prior to joining Charter Investment in 1998, Mr. Pietri was with Marcus Cable for nine years, most recently serving as Senior Vice President and Chief Technical Officer. Earlier he was in operations with West Marc Communications and Minnesota Utility Contracting. Mr. Pietri attended the University of Wisconsin-Oshkosh.

     MICHAEL E. RIDDLE, Senior Vice President and Chief Information
Officer. Prior to joining Enstar Communications in December 1999, Mr. Riddle was Director of Applied Technologies of Cox Communications for four years. Prior to that, he held technical and management positions during 17 years at Southwestern Bell and its subsidiaries. Mr. Riddle attended Fort Hays State University.

     STEVEN A. SCHUMM, Executive Vice President, Assistant to the
President. Mr. Schumm has held these position with Enstar Communications since November 1999. Prior to joining Charter Investment in 1998, Mr. Schumm was Managing Partner of the St. Louis office of Ernst & Young LLP, where he was a partner for 14 of 24 years. He served as one of 10 members of the firm's National Tax Committee. Mr. Schumm earned a B.S. degree from Saint Louis University.

     CURTIS S. SHAW, Senior Vice President, General Counsel and Secretary. Mr. Shaw has held these positions with Enstar Communications since November 1999. From 1988 until he joined Charter Investment in 1997, Mr. Shaw served as corporate counsel to NYNEX. He has over 26 years of experience as a corporate lawyer, specializing in mergers and acquisitions, joint ventures, public offerings, financings, and federal securities and antitrust law. Mr. Shaw received a B.A. from Trinity College and a J.D. degree from Columbia University School of Law.

     STEVEN E. SILVA, Senior Vice President -- Corporate Development and Technology. Mr. Silva has held this position with Enstar Communications since November 1999. From 1983 until joining Charter Investment in 1995, Mr. Silva served in various management positions at U.S. Computer Services, Inc. He is a member of the board of directors of High Speed Access Corp.

     JAMES (TREY) H. SMITH, III, Senior Vice President of Operations -- Western Division. Mr. Smith was appointed to his current position in September 2000, previously serving as a Division President of AT&T Broadband. Before that, he was President and CEO of Rogers Cablesystems Ltd., Senior Vice President of the Western Region for MediaOne/Continental Cable and Executive Vice President of Operations for Times Mirror Cable TV, Inc. He received B.B.A. and M.B.A. degrees from Georgia State University and is a certified public accountant.

MULTIMEDIA ACQUISITION CORP.

     Multimedia Acquisition Corp., is a Pennsylvania corporation. Multimedia is not affiliated with any seller. The address of Multimedia's principal executive offices is 1059 East 10th Street, Hazleton, Pennsylvania 18201.

                               VOTING PROCEDURES

     The Liquidation Plan is a single proposal that must be approved by the holders of at least a majority of the Units. Enstar IV-2 is seeking to obtain that approval through the solicitation of written consents. No meeting of Unitholders will be held. A vote to approve the Liquidation Plan will constitute approval of each of the elements of the Liquidation Plan. If holders of a majority of the Units on the Record Date vote to approve the Liquidation Plan, that approval will bind all Unitholders.

     The close of business on October 31, 2000 has been fixed as the Record Date for determining the Unitholders entitled to receive notice of the solicitation of consents and to consent to the Liquidation Plan. Consents of the Unitholders to the Liquidation Plan will be solicited during the period, also referred to as the Solicitation Period, which begins on [DATE OF SOLICITATION] and will end at 5:00 p.m., New York City time, on the earlier of [30 DAYS FROM DATE OF SOLICITATION], 2000 or the day that holders of at least a majority of the Units consent (unless extended, in the sole discretion of Enstar Communications acting on behalf of

Enstar IV-2). The enclosed consent card permits you to approve, disapprove or abstain with respect to the Liquidation Plan. Please indicate your approval, disapproval or abstention by marking and signing the enclosed consent card and returning it in the enclosed self-addressed envelope to Georgeson Shareholder Communications Inc., Wall Street Station, P.O. Box 1101, New York, New York 10269-0666, a company Enstar IV-2 has engaged to act as Soliciting Agent. If you sign and send in the enclosed consent card and do not indicate how you want to vote, your consent card will be treated as voting to APPROVE the Liquidation Plan. If you fail to send in your consent card or ABSTAIN, it will have the same effect as a vote to DISAPPROVE the Liquidation Plan.

     You may change your vote at any time before 5:00 p.m., New York City time, on [30 DAYS FROM DATE OF SOLICITATION], 2000 or the day that holders of a majority of the Units consent, whichever comes first (unless extended, in the sole discretion of Enstar Communications acting on behalf of Enstar IV-2). You can do this in one of two ways. First, you can send a written notice dated later than your consent card stating that you would like to revoke or change your vote. Second, you can complete and submit a new consent card dated later than your original consent card. If you choose either of these two methods, you must submit your notice of revocation or new consent card to the Soliciting Agent. If you instructed a broker to vote your Units, you must follow your broker's directions for changing those instructions. TO BE EFFECTIVE, YOUR NOTICE OF REVOCATION OR NEW CONSENT CARD MUST BE RECEIVED BY GEORGESON SHAREHOLDER COMMUNICATIONS BEFORE THE END OF THE SOLICITATION PERIOD.

     On September 30, 2000, there were 39,848 outstanding Units entitled to vote on the Liquidation Plan, which were held by 888 Unitholders. Unitholders holding at least a majority of the outstanding Units are required to approve the Liquidation Plan.

                             AVAILABLE INFORMATION

     This Consent Solicitation Statement does not purport to be a complete description of all agreements and matters relating to the condition of Enstar IV-2, Enstar IV-2's assets and the transactions described herein. With respect to statements contained in this consent solicitation statement as to the content of any contract or other document filed as an exhibit to Enstar IV-2's Annual Report on Form 10-K for the year ended December 31, 1999, Quarterly Reports on Form 10-Q for the periods ended March 31, 2000, June 30, 2000, and September 30, 2000, or a Current Report on Form 8-K, each such statement is qualified in all respects by reference to such reports and the schedules thereto, which may be obtained without charge upon written request to Enstar IV-2. To make such a request, you should write to Enstar Communications Corporation, 12444 Powerscourt Drive, St. Louis, Missouri 63131, Attention: Investor Relations; or call (314) 543-2389.

                                                               Exhibit A









                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                        ENSTAR INCOME PROGRAM II-1, L.P.,
                        ENSTAR INCOME PROGRAM II-2, L.P.,
                        ENSTAR INCOME PROGRAM IV-3, L.P.,
                    ENSTAR INCOME/GROWTH PROGRAM SIX-A, L.P.,
                        ENSTAR IX, LTD., ENSTAR XI, LTD.,
                         ENSTAR IV/PBD SYSTEMS VENTURE,
                      ENSTAR CABLE OF CUMBERLAND VALLEY AND
                        ENSTAR CABLE OF MACOUPIN COUNTY,
                                   AS SELLERS,

                                       AND

                          MULTIMEDIA ACQUISITION CORP.,
                                    AS BUYER









                           Dated as of August 8, 2000

                         LIST OF EXHIBITS AND SCHEDULES


Exhibits

A        Form of Deposit Escrow Agreement
B        Form of Indemnity Escrow Agreement
C        Form of Bill of Sale and Assignment and Assumption Agreement
D        Form of Opinion of Sellers' Counsel
E        Form of Opinion of Sellers' FCC Counsel
F        Form of Opinion of Buyer's Counsel

Schedules

1.1A            Purchase Price Allocation; Subscriber Adjustment Amounts;
                Minimum Subscriber Numbers; Indemnification Allocation
1.1B            Permitted Encumbrances
2.1(b)(i)       Programming and Retransmission Consent Agreements Being Assigned
2.1(b)(viii)    Excluded Assets
4.3             Required Consents
4.4             Financial Statements
4.6(a)          Owned Real Property
4.6(b)          Leased Real Property
4.7(b)          Personal Property Leases
4.8             Governmental Authorizations
4.8A            Agreements and Governmental Authorizations Not Delivered
4.9             Agreements
4.10            Pole Attachment Agreements; Related Agreements
4.11            Retransmission Consent and Must-Carry; Rate Regulation
4.12            Litigation
4.14(a)         Systems Plans
4.17            Bonds; Guaranties; Letters of Credit
4.18            Information on the Systems and Subscribers

                                TABLE OF CONTENTS

                                                                            PAGE
1.  DEFINITIONS................................................................1

    1.1  Terms Defined in this Section.........................................1

    1.2  Other Definitions.....................................................9

2.  SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES.........................10

    2.1  Sales of Assets......................................................10

    2.2  Assumed Liabilities..................................................12

3.  CLOSING...................................................................12

    3.1  Purchase Price.......................................................12

    3.2  Manner and Time of Closing and Payment...............................12

    3.3  Adjustment of Purchase Price.........................................13

    3.4  Instrument of Assignment and Assumption..............................16

    3.5  Deposit Escrow Agreement.............................................16

    3.6  Post-Closing Adjustment of Enstar II-2 and Enstar IV Purchase Price..16

    3.7  Purchase Price Allocation............................................16

4.  REPRESENTATIONS AND WARRANTIES OF SELLERS.................................16

    4.1  Organization, Qualification and Power................................16

    4.2  Capacity; Due Authorization; Enforceability..........................17

    4.3  Absence of Conflicting Agreements....................................17

    4.4  Financial Statements; Absence of Undisclosed Liabilities; Accounts
         Receivable...........................................................18

    4.5  Absence of Certain Changes...........................................18

    4.6  Real Property; Leases; Condemnation..................................18

    4.7  Personal Property....................................................18

    4.8  Governmental Authorizations..........................................19

    4.9  Agreements...........................................................19

    4.10 Pole Attachment Agreements; Related Agreements.......................20

    4.11 Retransmission Consent and Must-Carry; Rate Regulation; Copyright
         Compliance...........................................................20

    4.12 Litigation...........................................................21

    4.13 Compliance with Laws.................................................21

    4.14 Employee Benefit Plans...............................................21

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


    4.15 Labor Relations; Employees...........................................21

    4.16 Environmental Matters................................................22

    4.17 Bonds; Letters of Credit.............................................22

    4.18 Information on the Systems and Subscribers...........................22

    4.19 Broker; Brokers' Fees................................................23

5.  REPRESENTATIONS AND WARRANTIES OF BUYER...................................23

    5.1  Organization, Qualification and Power................................23

    5.2  Capacity; Due Authorization; Enforceability..........................23

    5.3  Absence of Conflicting Agreements....................................23

    5.4  Litigation...........................................................24

    5.5  Financial Capability.................................................24

    5.6  Brokers..............................................................24

6.  COVENANTS OF SELLERS AND BUYER............................................24

    6.1  Continuity and Maintenance of Operations.............................24

    6.2  Access to Sellers; Confidentiality...................................25

    6.3  Notification.........................................................26

    6.4  No Public Announcement...............................................26

    6.5  Regulatory Filings...................................................26

    6.6  Employees; Employee Benefits.........................................26

    6.7  Required Consents....................................................28

    6.8  Use of Transferor's Name.............................................29

    6.9  Delivery of Subscriber Information...................................29

    6.10 Tax Matters..........................................................30

    6.11 Further Assurances; Satisfaction of Covenants........................30

    6.12 Environmental Reports; Title Commitments.............................30

    6.13 Limited Partner Consents.............................................32

    6.14 Acquisition Proposals................................................33

    6.15 Noncompetition Agreement.............................................33

    6.16 Microwave Services; Headend Services.................................33

    6.17 Performance of Settlement Agreement..................................34

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


7.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS...............................34

    7.1  Representations and Warranties of Sellers............................34

    7.2  Covenants............................................................35

    7.3  Transferable Franchise Areas; Material Consents; Franchise Renewals;
         Franchise Extensions.................................................35

    7.4  Hart-Scott-Rodino Act................................................35

    7.5  Judgment.............................................................35

    7.6  Delivery of Certificates and Documents...............................35

    7.7  Opinion of Sellers' Counsel..........................................36

    7.8  Opinion of Sellers' FCC Counsel......................................36

    7.9  General and Limited Partner Consents.................................36

    7.10 Aggregate Subscriber Total...........................................36

8.  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS..............................37

    8.1  Representations and Warranties of Buyer..............................37

    8.2  Covenants............................................................37

    8.3  Transferable Franchise Areas; Material Consents......................37

    8.4  Hart-Scott-Rodino Act................................................37

    8.5  Judgment.............................................................37

    8.6  General and Limited Partner Consents.................................37

    8.7  Aggregate Subscriber Total...........................................38

    8.8  Delivery of Certificates and Documents...............................38

    8.9  Opinion of Buyer's Counsel...........................................38

    8.10 Payment for Assets...................................................38

9.  RETAINED FRANCHISES AND ASSETS............................................38

    9.1  Non-Transferable Franchise Areas.....................................38

    9.2  Retained Franchise Consents..........................................39

    9.3  Subsequent Closings..................................................39

    9.4  Final Closing........................................................39

    9.5  Franchise Purchase Price; Discounted Franchise Purchase Price........39

    9.6  Management Agreement.................................................40

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE


10. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION...............40

    10.1 Survival of Representations and Warranties...........................40

    10.2 Indemnification......................................................40

    10.3 Assertion of Claims..................................................40

    10.4 Notice of and Right to Defend Third Party Claims.....................41

    10.5 Limitations of Liability.............................................41

    10.6 Indemnity Escrow Agreement...........................................42

11. TERMINATION...............................................................42

    11.1 Termination..........................................................42

    11.2 Breakup Fee; Acquisition Proposals...................................43

    11.3 Reimbursement of Expenses............................................44

    11.4 Surviving Obligations................................................44

    11.5 Attorney's Fees......................................................45

12. EXPENSES..................................................................45

13. ENTIRE AGREEMENT..........................................................45

14. PARTIES OBLIGATED AND BENEFITED...........................................45

15. NOTICES...................................................................45

16. AMENDMENTS AND WAIVERS....................................................47

17. SEVERABILITY..............................................................47

18. SECTION HEADINGS AND TERMS................................................47

19. COUNTERPARTS..............................................................47

20. GOVERNING LAW; CONSENT IN JURISDICTION....................................47

21. SPECIFIC PERFORMANCE......................................................48

An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.

                            ASSET PURCHASE AGREEMENT


                  THIS AGREEMENT, made as of the 8th day of August, 2000, is by and among Multimedia Acquisition Corp., a Pennsylvania corporation ("Buyer"), and Enstar Income Program II-1, L.P., a Georgia limited partnership, Enstar Income Program II-2, L.P., a Georgia limited partnership, Enstar Income Program IV-3, L.P., a Georgia limited partnership, Enstar Income/Growth Program Six-A, L.P., a Georgia limited partnership, Enstar IX, Ltd., a Georgia limited partnership, Enstar XI, Ltd., a Georgia limited partnership, Enstar IV/PBD Systems Venture, a Georgia general partnership, Enstar Cable of Cumberland Valley, a Georgia general partnership, and Enstar Cable of Macoupin County, a Georgia general partnership (collectively, "Sellers," and each individually, a "Seller").


                              W I T N E S S E T H:


                  WHEREAS, Sellers own and operate cable television Systems (as hereinafter defined) serving areas in and around Taylorville, Hillsboro, Flora, Macoupin, Shelbyville and Mt. Carmel, Illinois; Dexter, Malden and Pomme de Terre, Missouri; the Monticello area of Kentucky and Tennessee; Ashdown, Arkansas; and Mobile, Alabama, as more particularly described in Schedule 4.18 hereto;

                  WHEREAS, Sellers have agreed to convey to Buyer substantially all of their respective assets comprising or used or usable in connection with their operation of their respective Systems, upon the terms and conditions set forth herein;

                  WHEREAS, Buyer has agreed to assume certain specified liabilities of Sellers, upon the terms and conditions set forth herein; and

                  NOW, THEREFORE, in consideration of the representations and warranties and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sellers and Buyer do hereby agree as follows:

1.       Definitions.

         1.1 Terms Defined in this Section. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used herein with initial capital letters:

                  "Accounts Receivable" means the sum of 99% of the book value of all subscriber accounts receivable that are outstanding as of the Closing Date and no part of which other than $5.00 is more than sixty (60) days past due (with an account being past due one day after the first day of the period to which the applicable billing relates); plus 95% of the book value of all advertising and other accounts receivable that are outstanding as of the Closing Date and no part of which other than $5.00 is more than ninety (90) days from the invoice date.

                  "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  "Basic Cable Service" means the tier of cable television service that includes the retransmission of local broadcast signals as defined by the Cable Act.

                  "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

                  "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Sections 151 et seq., all other provisions of the Cable Communications Policy Act of 1984 and the provisions of the Cable Television Consumer Protection and Competition Act of 1992, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, in each case as amended and in effect from time to time.

                  "Charter" means Charter Communications, Inc., a Delaware Corporation.

                  "Closing Date Subscriber Count" means the number of Subscribers served by a Seller, System or Illinois System Group, as the case may be, as of the Closing Date.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

                  "Communications Act" means the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, and as may be further amended, and the rules and regulations, policies and published decisions of the FCC thereunder, as in effect from time to time.

                  "Compensation Arrangement" means any plan or compensation arrangement, other than an Employee Plan or a Multiemployer Plan, whether written or unwritten, which provides to employees or former employees of Seller or any ERISA Affiliate any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, and including, but not limited to, any bonus (including any bonus given to motivate employees to work for Seller through the Closing), incentive plan, stock rights plan, deferred compensation arrangement, stock purchase plan, severance pay plan and any other perquisites and employees fringe benefit plans.

                  "Deposit Amount" means the amount of $4,250,000 (which amount shall be allocated among Sellers on a pro rata basis based on the allocation of the aggregate Purchase Price among Sellers), being deposited by Buyer with the Escrow Agent pursuant to the Deposit Escrow Agreement to secure Buyer's performance of its covenants and obligations to the respective Sellers hereunder.

                  "Deposit Escrow Agreement" means the Deposit Escrow Agreement among Buyer, Sellers and the Escrow Agent substantially in the form of Exhibit A.

                  "Dexter Franchise" means the Franchise(s) covering the System(s) serving the community of Dexter, Missouri.

                  "Employee" means any person employed by a Seller.

                  "Employee Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) to which any Seller or any of its ERISA Affiliates contributes or has any obligation to contribute or to which any Seller or any of its ERISA Affiliates sponsors, maintains or otherwise has liability.

                  "Encumbrance" means any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, pledge, option, charge, assessment, restriction, encumbrance, adverse interest, adverse claim, voting agreement, restriction on transfer or any exception to or defect in title.

                  "Enstar" means Enstar Communications Corporation, a Georgia corporation.

                  "Enstar II-2" means Enstar Income Program II-2, L.P.

                  "Enstar IV" means Enstar IV/PBD Systems Venture.

                  "Enstar IX" means Enstar IX, Ltd.

                  "Enstar Cumberland" means Enstar Cable of Cumberland Valley.

                  "Environmental Claim" means any claim or charge of a violation of or noncompliance with any Environmental Law.

                  "Environmental Laws" means any and all federal, state or local laws, statutes, rules, regulations, ordinances, orders, decrees and other binding obligations: (i) related to releases or threatened releases of any Hazardous Substance to soil, surface water, groundwater, air or any other environmental media; (ii) governing the use, treatment, storage, disposal, transport or handling of Hazardous Substances; or (iii) related to the protection of the environment and human health. Such Environmental Laws shall include, but are not limited to, RCRA, CERCLA, EPCRA, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Endangered Species Act and any other federal, state or local laws, statutes, ordinances, rules, orders, permit conditions, licenses or any terms or provisions thereof related to clauses (i), (ii) or (iii) above.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as in effect from time to time.

                  "ERISA Affiliate" means, with respect to any Seller, (i) any corporation which at, or at any time before, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Seller; (ii) any partnership, trade or business (whether or not incorporated) which, at or any time before, the Closing Date is or was under common control (within the meaning of Section 414(c) of the Code) with such Seller; (iii) any entity, which at, or at any time before, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either such Seller, any corporation described in clause (i) or any partnership, trade or business described in clause (ii); and
(iv) any entity which at any time before the Closing Date is or was required to be aggregated with such Seller under Section 414(o) of the Code.

                  "Escrow Agent" means The Bank of New York, or any other bank reasonably acceptable to Sellers and Buyer.

                  "Expanded Basic Service" means the tier of cable television service offered separately from Basic Cable Service and for a charge in addition to that charged for Basic Cable Service, and that can only be purchased by subscribers that also receive Basic Cable Service, but not including any a la carte programming tier or other programming offered on a per channel or per program basis.

                  "FAA" means the Federal Aviation Administration.

                  "FCC" means the Federal Communications Commission.

                  "Franchise" means all franchise agreements and similar governing agreements, instruments and resolutions and franchise-related statutes and ordinances that are necessary or required in order to operate any of the Systems and to provide cable television services in any of the Systems.

                  "Franchise Area" means, with respect to any Franchise, the geographic area in which a Seller is authorized to operate any of the Systems pursuant to such Franchise.

                  "Franchise Extension" means the extension of the expiration date for any Franchise that shall, by its terms, expire during the thirty-month period subsequent to the Closing Date, such extension being on such terms and conditions as shall be satisfactory to Buyer in its reasonably exercised discretion.

                  "Franchise Renewal" means, for each Franchise that has expired or shall expire prior to the Closing Date, the issuance of a new Franchise that shall be on such terms and conditions as shall be satisfactory to Buyer in its reasonably exercised discretion.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "General Partner" means each general partner of each of the General Partnerships.

                  "General Partner Consents" means the written consents of the General Partners that are necessary for the consummation of the transactions contemplated by this Agreement by each of the General Partnerships in accordance with the terms hereof, which shall be in form and substance satisfactory to such General Partnership.

                  "General Partnership" means each of the Sellers that is identified in the preamble hereto as a general partnership.

                  "Governmental Authority" means (i) the United States of America or (ii) any state of the United States of America and any political subdivision thereof, including counties, municipalities and the like.

                  "Governmental Authorizations" means, collectively, all Franchises and other authorizations, agreements, Licenses and permits for and with respect to the construction and operation of any of the Systems obtained from any Governmental Authority.

                  "Group Subscriber Deficiency" means the amount by which the Closing Date Subscriber Count for an Illinois System Group is less than the Minimum Subscriber Number applicable to such Illinois System Group.

                  "Hazardous Substance" means any substance, hazardous material or other substance or compound regulated under Environmental Laws, including, without limitation, petroleum or any refined product or fraction or derivative thereof.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, as in effect from time to time.

                  "Illinois System" means each of the Systems serving the communities of Flora, Mt. Carmel, Hillsboro, Macoupin, Shelbyville and Taylorville, Illinois.

                  "Illinois System Group" means either the Southern Illinois Seller Group or the Northern Illinois Seller Group, as set forth in Schedule 1.1A.

                  "Indemnity Escrow Agreement" means the Indemnity Escrow Agreement or Agreements among Buyer, Sellers and the Escrow Agent, substantially in the form of Exhibit B.

                  "Indemnity Fund" means the aggregate amount of $4,250,000, being deposited by Buyer with the Escrow Agent pursuant to the Indemnity Escrow Agreement(s) in accordance with Section 10.6 and the terms of the Indemnity Escrow Agreement(s), to provide funds for the payment of any indemnification to which any Buyer Indemnitee shall be entitled under Section 10 hereof.

                  "Knowledge of Seller" or "Seller's Knowledge" means the actual knowledge of the chief financial officer of Enstar or, with respect to any System, the general manager with respect to such System.

                  "Leases" means the Personal Property Leases and the Real Property Leases.

                  "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, permit or permit condition, administrative or judicial decree, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

                  "License" means any license, permit or other authorization (other than a Franchise) issued by a Governmental Authority, including, but not limited to, the FCC, used or useful in the operation of any of the Systems (including but not limited to TV translator station licenses, microwave licenses (including but not limited to Cable Television Relay Services "CARS") and TVRO earth station registrations).

                  "Limited Partner" means each of the limited partners of each Limited Partnership and each of the limited partners in each General Partner.

                  "Limited Partner Consents" means the written consents of the Limited Partners of each Seller that is a Limited Partnership, or in the case of a Seller that is a General Partnership, the General Partner thereof, that are necessary for the consummation of the transactions contemplated by this Agreement by such Seller in accordance with the terms hereof, which shall be in form and substance satisfactory to such Seller.

                  "Limited Partnership" means each of the Sellers that is identified in the preamble hereto as a limited partnership.

                  "Malden Franchise" means the Franchise(s) covering the System(s) serving the community of Malden, Missouri.

                  "Management Agreement" means any of the Management Agreements entered into between Buyer and one or more of the Sellers pursuant to Section 9.6, which shall be in form and substance reasonably satisfactory to Buyer and the applicable Seller(s), with Buyer having broad management authority and the applicable Seller(s) receiving no compensation thereunder.

                  "Material Adverse Effect" means a material adverse effect on any of the business, financial condition, results of operations, assets or liabilities of any Seller or the Systems, taken as a whole.

                  "Material Consents" means the Required Consents designated as Material Consents in Schedule 4.3.

                  "Minimum Subscriber Number" means, with respect to a System, the Minimum Subscriber Number with respect to such System set forth in Schedule 1.1A, and with respect to any of the Illinois Systems, the Minimum Subscriber Number for the applicable Illinois System Group set forth in Schedule 1.1A.

                  "Multiemployer Plan" means a plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, to which any Seller or any trade or business that would be considered a single employer with such Seller under Section 4001(b)(1) of ERISA contributed, contributes or is required to contribute.

                  "Outside Closing Date" means April 30, 2001.

                  "Past Practices" means the practices used since November 12, 1999, in the Systems and in any cable system directly or indirectly controlled by Charter that is of comparable size to the Systems and is located in a geographic area comparable to those in which the Systems are located.

                  "Permitted Encumbrances" means the following: (i) statutory landlord's liens and liens for current taxes, assessments and governmental charges not yet due and payable (or being contested in good faith); (ii) zoning laws and ordinances and similar Legal Requirements; (iii) rights reserved to any Governmental Authority to regulate the affected property; (iv) as to interests in Real Property, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title that are reflected in the public records and that do not individually or in the aggregate materially interfere with the right or ability to own, use, lease or operate the Real Property as presently utilized; and (v) Encumbrances set forth in Schedule 1.1B, provided that such Encumbrances set forth in Schedule 1.1B do not individually or the in the aggregate materially interfere with Buyer's right to own, use, lease or operate the Assets subject to such Encumbrances.

                  "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  "Poplar Bluff System" means the cable television system operated as of the date hereof by Enstar IV that serves the community of Poplar Bluff, Missouri.

                  "Real Property" means all of the fee and leasehold estates and, to the extent of the interest, title, and rights of Sellers in the following: buildings and other improvements thereon, easements, licenses, rights to access, rights-of-way and other real property interests that are owned or held by Sellers and used or held for use in the business or operations of the Systems, plus such additions thereto and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement.

                  "Related Agreements" means all written agreements, instruments, affidavits, certificates and other documents, other than this Agreement, that are executed and delivered by Buyer or Sellers pursuant to this Agreement or in connection with Buyer's purchase of the Assets or any other transactions contemplated by this Agreement, regardless of whether such agreements, instruments, affidavits, certificates and other documents are expressly referred to in this Agreement.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Real Property (owned, leased or used by easement), including the movement of contaminants through or in the air, soil, surface water or groundwater above, in or below any parcel of Real Property.

                  "Remedial Action" means any and all actions required to (i) clean up, remove, treat or in any other way address contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of contaminants so they do not migrate or endanger public health or welfare of the indoor or outdoor environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Required Consents" means any consent of any Governmental Authority or other Person under any License, Franchise, Agreement or other instrument which is necessary as a condition to the transfer or assignment of any such License, Franchise, Agreement or other instrument or as a condition to the consummation of the transaction contemplated by this Agreement and the Related Agreements.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Settlement Agreement" means the Global Class Action Settlement Agreement (and any other settlement agreement, as the case may be) pursuant to the class action lawsuit titled Unfried, et al. v. Charter Communications Holding Company, LLC, et al., Civil Action No. 99-L-48, Third Judicial Circuit, Madison County, Illinois, and related litigation, substantially in the form of the draft Global Class Action Settlement Agreement with respect to such lawsuit dated July 28, 2000.

                  "Subscriber" means an active customer of one of the Systems who subscribes for Basic Cable Service in a single household (excluding "second connections", as such term is commonly understood in the cable television industry, and any account duplication), commercial establishment or in a multi-unit dwelling (including motels and hotels), and has paid the applicable full non-discounted rate for at least one month's Basic Cable Service (including deposit and installation charges consistent with the applicable Seller's applicable past practice); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtains service on a "bulk-rate" basis shall be determined on a System-by-System basis by dividing the gross bulk-rate revenue for Basic Cable Service and Expanded Basic Service (but not revenues from tier or premium services, installation or converter rental) attributable to such multi-unit dwelling or commercial establishment in each System by the subscription rate for individual households within such System for the higher level of Basic Cable Service and Expanded Basic Service offered by such System. For purposes of this definition, an "active customer" shall mean any customer: (i) who has not given or been given notice of termination and who, consistent with the applicable Seller's policies, should not have been given notice of termination; provided, that the number of subscribers referred to in this clause (i) shall be net of the number of prospective subscribers whose connection to a System is pending; (ii) who has become a subscriber only pursuant to customary marketing promotions conducted in the ordinary course of business consistent with Past Practices, excluding any customers who became subscribers as a result of any such promotions conducted within the preceding thirty (30) days; and (iii) whose account does not have an outstanding balance (other than an amount of $5.00 or less) more than 60 days past due (with an account being past due one day after the first day of the period to which the applicable billing relates).

                  "Subscriber Adjustment Amount" means, with respect to a System, the Subscriber Adjustment Amount for such System, or, with respect to an Illinois System, the Subscriber Adjustment Amount for the applicable Illinois System Group, each as set forth in Schedule 1.1A.

                  "Subscriber Deficiency" means the number of Subscribers by which the number of Subscribers served by a Seller, System or Illinois System Group is less than the Minimum Subscriber Number applicable to such Seller, System or Illinois System Group, as the case may be, as of the Closing Date.

                  "Systems" means the cable television systems listed in
Schedule 4.18.

                  "Taxes" or "Tax" means and includes, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding and other taxes, assessments, levies, fees, duties, tariffs and other charges of any kind imposed upon any Seller or any of the Assets, as applicable, by federal, foreign, state or local law, together with any interest and any penalties, or additions to tax and additional amounts, validly imposed with respect to such taxes.

                  "Transferable Franchise Area" means any Franchise Area with respect to which (A) any Required Consent necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained or shall have been deemed obtained by operation of law in accordance with the provisions of the Cable Act, or (B) no Required Consent is necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement.

                  "Voting Period" means the period during which the Limited Partners of any Seller are entitled to vote to approve or disapprove the transactions contemplated by this Agreement with respect to such Seller, pursuant to Section 6.13.

                  "WARN Act" means the Worker Adjustment Retraining and Notification Act.

         1.2 Other Definitions. The following terms are defined in the Sections indicated:


                                     Term                           Section
                                     ----                           -------
                   Adjusted Purchase Price                          3.1
                   Agreements                                       4.9(a)(iv)
                   Acquisition Proposal                             6.14
                   Assets                                           2.1(a)
                   Assumed Liabilities                              2.2
                   Bill of Sale and Assignment
                      and Assumption Agreements                     3.4
                   Breakup Fee                                      11.2(a)
                   Broker                                           4.19
                   Buyer                                            Preamble


                                   Term                           Section
                                   ----                           -------
                   Buyer Acquisition Proposal                       11.2(a)
                   Closing                                          3.2
                   Closing Date                                     3.2
                   Confidential Information                         6.2(b)
                   Copyright Act                                    4.11(b)
                   Discounted Franchise Purchase Price              9.5
                   Environmental Defects                            6.12(c)
                   Environmental Reports                            6.12(a)(i)
                   Excluded Assets                                  2.1(b)
                   Final Closing                                    9.4
                   Financial Statements                             4.4
                   Franchise Purchase Price                         9.5
                   Headend Services Agreement                       6.l6(a)
                   Indemnitee                                       10.4
                   Indemnitor                                       10.4
                   Indemnity Period                                 10.1
                   Interest                                         6.14
                   Microwave Services Agreement                     6.16(b)
                   Personal Property Leases                         4.7(b)
                   Pole Attachment Agreements                       4.10
                   Post-Closing Certificate                         3.3(b)
                   Pre-Closing Certificate                          3.3(a)
                   Purchase Price                                   3.1
                   Real Estate Inspection Period                    6.12(a)(i)
                   Real Property Leases                             4.6(b)
                   Retained Assets                                  9.1
                   Retained Franchise                               9.1
                   Retained Franchise Consent                       9.2
                   Seller                                           Preamble
                   Sellers' Health Plans                            6.6(b)
                   Subsequent Closing                               9.3
                   Surveys                                          6.12(a)(i)
                   Systems Plans                                    4.14(a)
                   Title Commitments                                6.12(a)(i)
                   Title Company                                    6.12(a)(i)
                   Title Defect                                     6.12(b)
                   Transferred Employee                             6.6(a)

2.       Sale of Assets; Assumption of Certain Liabilities.

         2.1      Sales of Assets.

                  (a) Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties herein set forth, on the Closing Date, each Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase and acquire from each Seller, all right, title and interest of such Seller in the Assets (as defined herein), free and clear of all Encumbrances other than Permitted Encumbrances. The "Assets" shall mean all of the assets (tangible and intangible, real and personal), owned, leased or otherwise held by such Seller and used or usable in connection with the operation of the Systems; provided, that the Assets shall not include any of the "Excluded Assets," as defined in Section 2.1(b). Except as expressly set forth in this Agreement, the Assets will be conveyed to Buyer on an "AS IS, WHERE IS" basis without representations or warranties of any kind or manner whatsoever. The Assets shall include, without limitation, the following:

                  (i) all of Sellers' rights under the Agreements, Franchises, Licenses and other Governmental Authorizations and any other instruments relating to operation of the Systems, and all intangibles relating to operation of the Systems, including, but not limited to, all claims and goodwill, if any, with respect to the operation of the Systems;

                  (ii) all tangible personalty, electronic devices, trunk and distribution cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber devices (including, without limitation, converters, traps, decoders, switches, and fittings), "headend" (origination, signal processing and transmission) equipment, facilities, vehicles, inventories, supplies and other personal property used or usable in the operation of the Systems;

                  (iii) all realty, towers, fixtures, leasehold and other interests in Real Property;

                  (iv) all accounts receivable of Sellers relating to their operation of the Systems; and

                  (v) all business, operational, maintenance, tax and financial (relating primarily to the Systems or the Assets) and engineering records, files, data, drawings, blueprints, schematics and maps, if any, of the Systems and reports and records concerning suppliers, customers, subscribers and others customary to the management and operation of the Systems.

         (b) Notwithstanding the foregoing, the Assets shall not include, and Buyer shall not acquire any interest in or to, any of the following (the "Excluded Assets"):

                  (i) programming and retransmission consent agreements of Sellers other than those listed on Schedule 2.1(b)(i);

                  (ii) insurance policies of Sellers and rights and claims thereunder;

                  (iii) bonds, letters of credit, surety instruments and other similar items and any stocks, bonds, certificates of deposit and similar investments of Sellers;

                  (iv) cash and cash equivalents and notes receivable of Sellers;

                  (v) Sellers' trademarks, trade names, service marks, service names, logos and similar proprietary rights, subject to Section 6.8;

                  (vi) Sellers' minute books and other books and records related to internal matters and financial relationships with Sellers' lenders and affiliates;

                  (vii) all Employee Plans, Multiemployer Plans and Compensation Arrangements;

                  (viii) the assets and properties set forth in Schedule 2.1(b)(viii); and

                  (ix) installment sale agreements and other agreements under which Buyer would be obligated to pay the deferred purchase price of property, except any such agreements that are listed in Schedule 4.9 hereto and except any such agreements permitted to be entered into by Sellers pursuant to Section 6.1(b)(viii).

         2.2 Assumed Liabilities. Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties herein set forth on the Closing Date, Buyer agrees to pay, discharge and perform the following to the extent related to the Assets received by Buyer (the "Assumed Liabilities"):

                  (i) liabilities and obligations under any Agreements, Governmental Authorizations, Licenses and other instruments included within the Assets and accruing and relating to the period from and after the Closing Date;

                  (ii) liabilities and obligations of Sellers to the extent there is a reduction in the Purchase Price pursuant to Section 3.3(a)(ii) with respect thereto; and

                  (iii) liabilities and obligations arising out of Buyer's ownership or operation of the Systems from and after the Closing Date, except to the extent that any such liability or obligation relates to any of the Excluded Assets.

All other obligations and liabilities of Sellers, including (a) obligations with respect to the Excluded Assets, (b) any obligations under the Agreements assumed by Buyer relating to the time period prior to or on the Closing Date and (c) any claims or pending litigation or proceedings relating to the operation of the Systems prior to or on the Closing Date shall remain the obligations and liabilities of Sellers.

3.       Closing.

         3.1 Purchase Price. The aggregate purchase price payable for the Assets shall be Ninety-Four Million Nine Hundred Twenty-Nine Thousand Four Hundred Dollars ($94,929,400), subject to Sections 9.1, 9.5 and 11.1(g), and as adjusted at the Closing pursuant to Section 3.3(a) (the "Purchase Price"), and as further adjusted post-Closing pursuant to Section 3.3(b) and, if applicable, Section 3.6 and, if applicable, Section 3.6 (as so adjusted, the "Adjusted Purchase Price"). The Purchase Price shall be allocated among the Sellers as set forth in Schedule 1.1A.

         3.2 Manner and Time of Closing and Payment. The closing of the transactions contemplated herein (the "Closing") shall take place at 9:00 a.m. at the offices of Baer Marks &

Upham LLP, 805 Third Avenue, New York, New York 10022, or at such other time and location mutually determined by Sellers and Buyer, on the last Business Day of the calendar month that is at least five (5) Business Days after the satisfaction or waiver of all conditions set forth in Sections 7.3, 7.4, 7.9, 8.3, 8.4 and 8.6 hereof, but, subject to Section 11.1(b) hereof, no later than the Outside Closing Date (such date on which the Closing actually occurs, the "Closing Date"). At Closing, (a) Buyer shall deliver to Sellers, the Purchase Price, less (i) the amount of the Deposit Amount and all interest and other earnings accrued thereon and (ii) the amount of the Indemnity Fund, in immediately available funds by wire, inter-bank or intra-bank transfer to Sellers in accordance with Sellers' written instructions, to be delivered to Buyer at least three (3) Business Days prior to Closing; (b) Buyer and Sellers shall cause the Escrow Agent to deliver to Sellers the Deposit Amount and all interest and other earnings accrued thereon, in accordance with the terms of the Deposit Escrow Agreement, which amount shall be credited against the Purchase Price payable to each Seller on a pro rata basis based on the allocation of the aggregate Purchase Price among Sellers; and (c) Buyer shall deliver the Indemnity Fund to the Escrow Agent, in accordance with the terms of the Indemnity Escrow Agreement and the Escrow Agent's instructions.

         3.3      Adjustment of Purchase Price.

                  (a) The Purchase Price payable to each Seller shall be subject to adjustment, as of 11:59 p.m. (New York City time) on the Closing Date, to reflect, in accordance with GAAP, the principle that all revenues and refunds, and all costs, expenses and liabilities, attributable to the operation of such Seller's Systems for any period prior to such time on the Closing Date are for the account of the applicable Seller, and all revenues and refunds, and all costs, expenses and liabilities (other than liabilities and obligations under contracts or other obligations of such Seller that Buyer does not assume) attributable to the operation of such Seller's Systems from and after such time on the Closing Date are for the account of Buyer. The adjustments to be made to the Purchase Price payable to each Seller pursuant to this Section 3.3(a) shall consist of the following:

                           (i)   an increase in the Purchase Price by an amount
equal to the sum of:

                                 (A) all prepaid items relating to the ownership
or operation of the Assets or the Systems and for which Buyer will receive a benefit after the Closing, which prepaid items shall be prorated between the applicable Seller and Buyer as of the Closing Date on the basis of the period covered by the respective prepayment, and shall be deemed to include, without limitation, all such prepaid items attributable to: real and personal property taxes and assessments levied against the Assets; real and personal property rentals; pole rentals; and power and utility charges;

                                 (B) the amount of the Accounts Receivable with
respect to such Seller; and

                                 (C) solely with respect to Enstar II-2, if as
of the Closing Date Buyer or an Affiliate of Buyer shall have acquired the Poplar Bluff System, the amount of the product of (I) $300 and (II) the number of Subscribers covered by the Malden Franchise as of the Closing Date; and

                                 (D) solely with respect to Enstar IV, if as of
the Closing Date Buyer or an Affiliate of Buyer shall have acquired the Poplar Bluff System, the amount of the product of (I) $500 and (II) the number of Subscribers covered by the Dexter Franchise as of the Closing Date; and

                           (ii)  a decrease in the Purchase Price by an amount
equal to the sum of:

                                 (A) the amount of all subscriber prepayments,
credit balances and deposits held by Seller as of the Closing Date with respect to such Seller's Systems;

                                 (B) all accrued and unpaid expenses relating to
the ownership or operation of such Seller's Assets and Systems, including accrued and unpaid franchise fees (which accrued and unpaid expenses shall be prorated between such Seller and Buyer as of the Closing Date on the basis of the period to which the respective expense relates, and shall be deemed to include, without limitation, accrued and unpaid expenses of the kind itemized in
Section 3.3(a)(i)(A) above);

                                 (C) in the event that the Closing Date
Subscriber Count (excluding Subscribers served by Illinois Systems) for any of such Seller's Systems (other than Illinois Systems) is less than the Minimum Subscriber Number for such System, the product of (I) the Subscriber Adjustment Amount with respect to such System and (II) the Subscriber Deficiency with respect to such System;

                                 (D) in the event that the Closing Date
Subscriber Count for any Illinois System Group is less than the Minimum Subscriber Number for such Illinois System Group, an allocated portion of the product of (I) the Group Subscriber Deficiency and (II) the Subscriber Adjustment Amount for such Illinois System Group; which portion shall be determined by allocating said product among the Sellers within such Illinois System Group whose Closing Date Subscriber Counts are less than the respective Minimum Subscriber Numbers for such Sellers, on the basis of the proportion of each such Seller's respective Subscriber Deficiency to the sum of the Subscriber Deficiencies for all such Sellers;

                                 (E) with respect to Transferred Employees,
accrued obligations for vacation and sick days, subject to Section 6.6(c);

                                 (F) any amounts by which the Purchase Price is
decreased pursuant to Section 6.12(a), (b) or (c); and

                                 (G) any amounts by which the Purchase Price is
decreased pursuant to Section 6.17.

Sellers shall deliver to Buyer, not less than seven (7) Business Days prior to the Closing Date, a certificate signed by Sellers (the "Pre-Closing Certificate"), which shall specify each Seller's good faith best estimate of the adjustments to the Purchase Price payable to such Seller required under this Section 3.3(a) above, calculated as of the Closing Date and prepared consistent with GAAP. The Pre-Closing Certificate shall be accompanied by reasonably detailed documentation supporting the calculations set forth therein. Buyer shall have the right to challenge the content of the Pre-Closing Certificate within four (4) Business Days of delivery if Buyer believes, in good faith, that it is in error. Buyer and the applicable Seller shall use good faith efforts to resolve any disputes with respect to the Pre-Closing Certificate(s) prior to the Closing Date. If any such dispute is not resolved prior to the Closing, the amount of the Purchase Price paid to the applicable Seller(s) at Closing shall be based on the adjustments to the Purchase Price for such Seller(s) set forth in the Pre-Closing Certificate.

                  (b) Within 120 days after the Closing Date, Buyer shall deliver to Sellers a certificate signed by Buyer (the "Post-Closing Certificate"), which shall set forth Buyer's final adjustments to the Purchase Price payable to each Seller to be made as of the Closing Date pursuant to
Section 3.3(a) above and Section 6.17, together with such documentation as may be necessary to support Buyer's determination thereof; and, thereafter, Buyer shall provide each Seller with such other documentation relating to the Post-Closing Certificate as such Seller may reasonably request. If a Seller wishes to dispute the final adjustments to the Purchase Price to be made as of the Closing Date pursuant to Section 3.3(a) above, as reflected in the Post-Closing Certificate, such Seller shall, within thirty (30) days after its receipt of the Post-Closing Certificate, serve Buyer with a written description of the disputed items together with such documentation as Buyer may reasonably request. If any Seller notifies Buyer of its acceptance of the amounts set forth in the Post-Closing Certificate, or if a Seller fails to deliver its report of any proposed adjustments within the thirty (30)-day period specified in the preceding sentence, the amounts set forth in the Post-Closing Certificate for such Seller shall be conclusive, final and binding on Buyer and such Seller as of the last day of such thirty (30)-day period. If Buyer and any Seller cannot resolve any dispute within thirty (30) days after Buyer's receipt of such Seller's written objection, Buyer and such Seller, shall, within the ten (10) days following expiration of such thirty (30)-day period, appoint KPMG or such other independent public accounting firm of national reputation as is agreed upon by the parties to resolve the dispute, provided such firm is not the auditor for either Buyer or the applicable Seller. The cost of retaining such firm shall be borne one-half by Buyer and one-half by such Seller. Such firm shall report its determination in writing to Buyer and the applicable Seller, and such determination shall be conclusive and binding on Buyer and the applicable Seller and shall not be subject to further dispute or review.

                  (c) If, as a result of any resolution reached by Buyer and any Seller, or any determination made by an accounting firm, in either case pursuant to Section 3.3(b), Buyer is finally determined to owe any amount to any Seller, or any Seller is finally determined to owe any amount to Buyer, the obligor shall pay such amount to the other party hereto within three (3) Business Days of such determination. Notwithstanding the foregoing, Buyer shall pay to the applicable Seller or such Seller shall pay to Buyer, as the case may be, the amount due such other party with respect to any item that is not in dispute within three (3) Business Days of the date on which a dispute no longer exists in immediately available funds to an account or accounts specified in writing by the obligee. Sellers acknowledge and agree that any amount determined to be payable to Buyer by any Seller pursuant to Section 3.3(b) shall be paid by such Seller and shall not be limited by nor disbursed from the Indemnity Fund.

         3.4 Instrument of Assignment and Assumption. At the Closing, Buyer and each Seller will execute and deliver a Bill of Sale and Assignment and Assumption Agreement, in the form of Exhibit C (the "Bill of Sale and Assignment and Assumption Agreements").

         3.5 Deposit Escrow Agreement. Not more than fifteen (15) Business Days following the execution hereof, Buyer and Sellers shall execute and deliver the Deposit Escrow Agreement, and Buyer shall deposit the Deposit Amount with the Escrow Agent in accordance with the terms thereof. In the event that Buyer shall not have delivered the Deposit Amount to the Escrow Agent within said fifteen (15)-day period, Sellers shall be entitled to terminate this Agreement pursuant to Section 11.1(h) by giving Buyer five (5) Business Days' written notice of Sellers' intention to terminate; provided, that during such five (5) Business Day period Buyer shall be entitled to deliver the Deposit Amount to the Escrow Agent and execute and deliver the Deposit Escrow Agreement, in which case this Agreement shall not be terminated.

         3.6 Post-Closing Adjustment of Enstar II-2 and Enstar IV Purchase Price. Notwithstanding any adjustments to the Purchase Price made pursuant to
Section 3.3(b) hereof, the Purchase Price payable to each of Enstar II-2 and Enstar IV shall be subject to further increase, in accordance with this Section 3.6, in the event that Buyer or an Affiliate of Buyer enters into an agreement with Enstar IV to acquire the Poplar Bluff System within twelve (12) months following the date hereof, and such acquisition is subsequently consummated. Concurrent with the closing on such acquisition, Buyer shall pay (a) to Enstar II-2, the amount of the product of (i) $300 and (ii) the number of Subscribers covered by the Malden Franchise as of the Closing Date (as set forth in the Pre-Closing Certificate or as otherwise determined pursuant to Section 3.3(a) or
(b)); and (b) to Enstar IV, the amount of the product of (x) $500 and (y) the number of Subscribers covered by the Dexter Franchise as of the Closing Date (as set forth in the Pre-Closing Certificate or as otherwise determined pursuant to
Section 3.3(a) or (b)); each of the foregoing payments to be made in immediately available funds by wire, inter-bank or intrabank transfer in accordance with Enstar II-2's or Enstar IV's respective written instructions.

         3.7 Purchase Price Allocation. Buyer and each Seller will use good faith efforts to agree on the allocation, for tax reporting purposes, of the Purchase Price payable to such Seller among the Assets being conveyed by such Seller. As soon as practicable following the date hereof, Buyer shall deliver to each Seller a proposed allocation with respect to such Seller. Buyer and Sellers shall file the form required to be filed under Section 1060 of the Code consistent with such allocation.

4.       Representations And Warranties Of Sellers.

         Each Seller hereby represents and warrants to Buyer that the following statements are true and correct, solely with respect to itself and the Assets and Systems being conveyed by it pursuant to this Agreement.

         4.1      Organization, Qualification and Power.

                  (a) Seller is a limited partnership or general partnership (as indicated in the preamble hereto) duly organized, validly existing and in good standing under the laws of the

State of Georgia, with full power and authority to own, lease or license its properties and assets and to carry on the business in which it is engaged in the manner in which such business is now carried on.

                  (b) Enstar is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Georgia, with full power and authority to carry on the business in which it is engaged in the manner in which such business is now carried on. Enstar is the sole general partner of each Limited Partnership and of each of the General Partners.

         4.2 Capacity; Due Authorization; Enforceability. Subject to obtaining the Limited Partner Consents and the General Partner Consents, all requisite limited partnership or general partnership action, as the case may be, required to be taken by Seller for the execution, delivery and performance by Seller of this Agreement and all Related Agreements to which it is a party have been duly taken. Seller has the full legal capacity and legal right, power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. Enstar has the full legal capacity and legal right, power and authority to execute this Agreement and any of the Related Agreements to which Seller is a party on behalf of Seller or, if Seller is a General Partnership, on behalf of each General Partner thereof. Subject to obtaining the Limited Partner Consents and the General Partner Consents, this Agreement has been duly executed and delivered by Seller, and this Agreement and each of the Related Agreements to which Seller is a party, upon execution and delivery, will be a legal, valid and binding obligation of Seller, enforceable in accordance with its respective terms, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

         4.3      Absence of Conflicting Agreements.

                  (a) The execution and delivery of this Agreement and the Related Agreements to which Seller is a party and the consummation of the transactions contemplated hereby and thereby (provided that all of the Required Consents and the Limited Partner Consents and General Partner Consents are obtained and the applicable waiting period(s) under the HSR Act shall have expired or been terminated) will not (a) violate (i) Seller's certificate of formation or limited partnership agreement, if Seller is a Limited Partnership, or (ii) Seller's general partnership agreement, if Seller is a General Partnership; (b) violate any Legal Requirement applicable to Seller, the Assets or the Systems; (c) conflict with or result in any breach of or default under any contract, note, mortgage or agreement to which Seller is a party or by which Seller is bound.

                  (b) Except for the Required Consents listed in Schedule 4.3, the Limited Partner Consents and the General Partner Consents and the expiration or termination of the applicable waiting period(s) under the HSR Act, no approval, consent, authorization or act of or any declaration, filing, application, registration or other action with any Person or any foreign, federal, state or local court or Governmental Authority is necessary for the consummation of the transactions contemplated in this Agreement and the Related Agreements in accordance with the terms hereof and thereof.

         4.4 Financial Statements; Absence of Undisclosed Liabilities; Accounts Receivable. Seller has delivered to Buyer true and correct copies of the financial statements identified in Schedule 4.4 (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of Seller and have been prepared in accordance with GAAP. The Financial Statements present fairly the financial condition and results of operations of Seller at the respective dates thereof and throughout the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end accruals and audit adjustments and to the absence of footnotes thereto.

         4.5 Absence of Certain Changes. Since December 31, 1999, Seller has operated the Systems in the ordinary course of business and has not:

                  (a) made any sale, assignment, lease or other transfer of assets used or usable in connection with the Systems other than in the ordinary course of business (unless such assets were unnecessary or obsolete);

                  (b) made or promised any material increase in the salary or other compensation payable or to become payable to any Employee of Seller other than in the ordinary course of business or as contemplated under any employment arrangement currently in effect; or

                  (c) experienced any occurrence or been involved in any transaction which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.6      Real Property; Leases; Condemnation.

                  (a) Schedule 4.6(a) contains a list of the parcels of Real Property owned by Seller and included within the Assets. Seller has good title to each such parcel of Real Property and all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances other than Permitted Encumbrances.

                  (b) Schedule 4.6(b) contains a list of the leases under which Seller is lessee of any Real Property owned by any third party ("Real Property Leases"). Copies of all written Real Property Leases listed in Schedule 4.6(b) have been delivered to Buyer. Such Real Property Leases are in full force and effect.

         4.7      Personal Property.

                  (a) Seller owns and has good title to all of the tangible personal properties and intangible properties included within the Assets.

                  (b) Schedule 4.7(b) contains a list, as of the date hereof, of each lease or other agreement or right, under which Seller is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party ("Personal

Property Leases") other than any such Personal Property Lease involving, individually, payments of $25,000 or less or that is terminable on sixty (60) days' notice or less.

         4.8      Governmental Authorizations.

                  (a) Identified in Schedule 4.8 are all of the Governmental Authorizations held by Seller and issued in connection with the Systems or the operation thereof or held by Seller or issued by any Governmental Authority with respect to the Systems authorizing Seller to install, construct, own or operate a cable television system within the jurisdiction of the issuing body or authority thereof. Except as set forth in Schedule 4.8A, copies of all the Governmental Authorizations listed in Schedule 4.8 have been delivered to Buyer. Except as set forth in Schedule 4.8 or as may otherwise be disclosed pursuant to
Section 4.8(b), each such Governmental Authorization is in full force and effect. To Seller's Knowledge, a written request for renewal has been timely filed pursuant to Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Franchise expiring within thirty (30) months after the date of this representation.

                  (b) Not more than thirty (30) days following the date of this Agreement, each Seller shall have delivered to Buyer a true and complete description of any material noncompliance with the terms of, or material default under, any Governmental Authorization by such Seller of which such Seller has Knowledge as of the date of such delivery.

                  (c) On the Closing Date, Seller shall be in compliance in all material respects with the terms of all Governmental Authorizations to which it is a party or by which it is bound or affected, and there shall be no material uncured defaults thereunder; provided, that the foregoing representation and warranty shall not apply to any Governmental Authorization with respect to which a Franchise Renewal or Franchise Extension shall have been obtained.

         4.9      Agreements.

                  (a) Except as set forth in Schedule 4.9, as of the date as of this Agreement, with respect to the Assets or operation of the Systems, Seller is not a party to or bound by:

                      (i) any contract for the purchase, sale or lease of real property or any option to purchase or sell real property;

                      (ii) any installment sale agreement or liability for the deferred purchase price of property with respect to any of the Assets involving payments exceeding $25,000 individually;

                      (iii) any multiple dwelling unit agreement (covering fifty
(50) or more units), written agreement with subscribers for cable television service or written hotel and motel agreement, except for such agreements as have been entered into in the ordinary course of business; or

                      (iv) any other contract, agreement, commitment, understanding or instrument, including any retransmission consent agreement, that is material to Seller, the

Systems or the Assets, other than those instruments referred to in Sections 4.6(b), 4.7(b) and 4.10 and other than agreements and instruments involving payments, individually, of $25,000 or less or that are terminable on sixty (60) days' notice or less (collectively, with such other agreements described in clauses (a)(i) through (iii), and the Pole Attachment Agreements and other agreements and instruments referred to in Sections 4.6(b), 4.7(b) and 4.10, as well as such Agreements as are not required to be listed in any Schedule hereto, the "Agreements"). Except as set forth in Schedule 4.8A, Seller has delivered to Buyer copies of all Agreements that are identified in Schedule 4.9. All of the Agreements are in full force and effect.

                  (b) Seller is in compliance in all material respects with the terms of all Agreements to which it is a party or by which it is bound or affected, and there are no material uncured defaults thereunder.

         4.10 Pole Attachment Agreements; Related Agreements. Schedule 4.10 contains a list, as of the date hereof, of all contracts, agreements and understandings (other than the Governmental Authorizations listed in Schedule
4.8 and the Agreements described in Section 4.9) with respect to the Assets or Systems to which Seller is a party or by which it is bound relating to: (i) the use of any public utility facilities including, without limitation, all pole line, joint pole or master contracts for pole attachment rights and the use of conduits (herein called "Pole Attachment Agreements"), (ii) the use of any microwave or satellite transmission facilities or (iii) the sale of cablecast time to third parties for advertising or other purposes. Except as set forth in
Schedule 4.8A, Seller has delivered to Buyer copies of all Pole Attachment Agreements and other agreements and instruments referred to in Schedule 4.10.

         4.11 Retransmission Consent and Must-Carry; Rate Regulation; Copyright Compliance.

                  (a) Set forth in Schedule 4.11 is a list of the stations within the Systems that have elected "must-carry" or retransmission consent status pursuant to the Cable Act. Seller has delivered to Buyer copies of all retransmission consent agreements and copies of all must-carry election notices that are in Seller's possession. To Seller's Knowledge, each station carried by any of the Systems is carried pursuant to a retransmission consent agreement, "must-carry" election or other programming agreement.

                  (b) Seller has filed with the Copyright Office all required statements of account with respect to the Systems that were required to have been filed since July 1, 1999 in accordance with the Copyright Act of 1976 and regulations promulgated pursuant thereto (collectively referred to herein as the "Copyright Act"), and Seller has paid all royalty fees payable with respect to the Systems since July 1, 1999. Seller has delivered to Buyer copies of all Statements of Account referred to in this Section 4.11(b).

                  (c) Seller has not, since November 12, 1999, received any written notice that, and Seller has no Knowledge that since January 1, 1999, it or any of the Systems operated by it: (i) is not or has not been in compliance in all material respects with the Communications Act and all applicable rules of the FCC, except for such compliance which would not be reasonably expected to have a Material Adverse Effect; or (ii) has not made all material filings required to be made by it with the FCC in connection with the Systems or provided all material notices to customers of the Systems required under the Communications Act and the FCC's rules and regulations, other than such filings and notices, the failure of which to be made or provided would not be reasonably expected to have a Material Adverse Effect. Schedule 4.11 sets forth the cable television service rates charged in each of the Systems. Seller has not, since November 12, 1999, received any notice that any of such rates are not permitted rates under the rules and regulations of the FCC. Schedule 4.11 also sets forth a list, as of the date hereof, of all pending rate complaints on file at the FCC with respect to the Systems.

         4.12 Litigation. Except as set forth in Schedule 4.12, and except as may be disclosed pursuant to Section 4.8(b), there is no claim, legal action, arbitration or other legal, governmental, administrative or tax proceeding or any order, complaint, decree or judgment pending, or to Seller's Knowledge threatened, against or relating to Seller or the Systems other than (i) FCC and other proceedings generally affecting the cable television industry and not specific to Seller; and (ii) routine collection actions with respect to the payment by subscribers for services rendered by Seller and other proceedings and actions arising in the ordinary course of business that are covered by Seller's insurance policies.

         4.13     Compliance with Laws. Except as may be disclosed pursuant to
Section 4.8(b), Seller has not, since November 12, 1999, received any notice of any claim by any Governmental Authority, and Seller has no Knowledge that Seller has not been or is not in compliance with any Legal Requirement applicable to it, the Systems or the Assets.

         4.14     Employee Benefit Plans.

                  (a) All Employee Plans and Compensation Arrangements providing benefits to Employees or Employees of the Systems whose employment terminated since November 12, 1999 ("Systems Plans") are listed in Schedule 4.14(a). Except as disclosed in Schedule 4.14(a), there is no new Employee Plan or Compensation Arrangement or any amendment to an existing Employee Plan or Compensation Arrangement that will affect the benefits of Employees or former Employees of the Systems and that is to become effective after the date of this Agreement.

                  (b) Each Employee Plan and Compensation Arrangement has been established, maintained, operated and administered in accordance with its own terms and, where applicable, ERISA, the Code, and any other applicable Legal Requirement.

                  (c) To Seller's Knowledge no lien has arisen under Section 412 of the Code or Section 302 of ERISA in favor of any Employee Plan.

         4.15     Labor Relations; Employees.

                  (a) Seller is not a party to any collective bargaining agreement or other contract with any labor organization regarding any of the Employees of the Systems; Seller has not recognized any union or other collective bargaining representative of any group of

Employees of the Systems; and no union or other collective bargaining representative has been certified as representing any of the Employees of the Systems;

                  (b) there currently is no (i) unfair labor practice charge or complaint against Seller involving any Employee of the Systems pending before the National Labor Relations Board, any state labor relations board or any court or tribunal, (ii) grievance or other claim involving any Employee of the Systems pending before any Governmental Authority against Seller, or (iii) arbitration proceeding arising out of or under any collective bargaining agreement pending before any Governmental Authority against Seller involving any Employee of the Systems;

                  (c) Except with respect to ongoing disputes of a routine nature or involving immaterial amounts, Seller has paid in full to all of its Employees providing services to the Systems all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such Employees.

         4.16 Environmental Matters. Except for any such noncompliance of an insubstantial nature that has been remedied as required by applicable Environmental Laws: (a) Seller's operations with respect to the Systems have complied and comply in all material respects with all applicable Environmental Laws; (b) Seller has not used the Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for gasoline and diesel fuel and such use of Hazardous Substances (in cleaning fluids, solvents and other similar substances) customary in the construction, maintenance and operation of a cable television system and in amounts or under circumstances that would not reasonably be expected to give rise to material liability for Remedial Action, and (c) to Seller's Knowledge, the Real Property complies and has complied in all material respects with all applicable Environmental Laws. Except as set forth in Schedule 4.16, to Seller's Knowledge, no underground storage tank is located under any of the Real Property, and to Seller's Knowledge, none of the Real Property has been used as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes. Seller has delivered to Buyer copies of all assessments, studies, reports and surveys relating to the environmental condition of the Real Property, including but not limited to the presence or alleged presence of Hazardous Substances at or on the Real Property, that are in the possession or under the control of Seller. To Seller's Knowledge, no ambient asbestos is present at the Real Property.

         4.17 Bonds; Letters of Credit. Schedule 4.17 sets forth a list of all franchise, construction, fidelity, performance and other bonds, guaranties in lieu of bonds and letters of credit posted by Seller in connection with its operation of any of the Systems.

         4.18     Information on the Systems and Subscribers.

                  (a) Schedule 4.18 sets forth a list, as of the date set forth in said Schedule, of the Systems that are owned and operated by Seller and for each System a materially accurate statement of the following information:

                      (i) the total number of Subscribers served by such System;

                      (ii) the bandwidth capacity of the System specified in MHz; and

                      (iii) the channel line-up and rate card for such System.

                  (b) Seller has made available to Buyer all existing system engineering drawings and "as built" maps with respect to the Systems that are in the possession of Seller and that have been requested by Buyer or its representatives for review.

         4.19 Broker; Brokers' Fees. Except for Daniel & Associates, Inc., which has been retained by and whose fee shall be paid by Sellers, neither Seller nor any Person acting on its behalf has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement. Sellers agree to indemnify and hold harmless Buyer against any fee, commission, loss or expense arising out of any claim by any other broker or finder employed or alleged to have been employed by them.

5.       Representations And Warranties of Buyer.

         Buyer represents and warrants to Sellers that the following statements are true and correct:

         5.1 Organization, Qualification and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania, with full power and authority to own, lease or license its properties and assets and to carry on the business in which it is engaged in the manner in which such business is now carried on. On the Closing Date, Buyer will be duly qualified to do business in all jurisdictions where the ownership and operation of the Assets and Systems requires such qualification.

         5.2 Capacity; Due Authorization; Enforceability. All requisite corporate action required to be taken by Buyer for the execution, delivery and performance by Buyer of this Agreement and all Related Agreements to which Buyer is a party have been duly performed. Buyer has the full legal capacity and legal right, power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and this Agreement and each of the Related Agreements to which Buyer is a party, upon execution and delivery, will be, a legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

         5.3 Absence of Conflicting Agreements. The execution and delivery of this Agreement and the Related Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby (provided all of the Required Consents are obtained and the applicable waiting period(s) under the HSR Act shall have expired or been terminated) will not (a) violate Buyer's certificate of incorporation or bylaws; (b) violate any Legal Requirement applicable to Buyer, the Assets on the Systems; (c) conflict with or result in a breach of or default under any contract, note, mortgage or agreement to which Buyer is a party or by which Buyer is bound.

         5.4 Litigation. There is no claim, legal action, arbitration or other legal, governmental, administrative or tax proceeding, or any order, complaint, decree or judgment pending, or, to Buyer's knowledge, threatened, that would prevent, limit, delay or otherwise interfere with Buyer's ability to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

         5.5 Financial Capability. Buyer has the financial capability, including to obtain financing, necessary to consummate the transactions contemplated in this Agreement, in accordance with the terms hereof, including payment of the Purchase Price.

         5.6 Brokers. Neither Buyer nor any Person acting on its behalf has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

6.       Covenants of Sellers and Buyer.

         6.1      Continuity and Maintenance of Operations.

                  (a) Except as Buyer may otherwise agree in writing, until the Closing each Seller shall operate its respective Systems in the ordinary course of business consistent with Past Practices and shall:

                  (b) (i)   maintain and repair the Assets in the ordinary
course of business consistent with its year 2000 budgets, and at Closing the Assets will be in substantially the same condition as they are in as of the date hereof, subject to ordinary wear and tear;

                      (ii) maintain its inventory and other supplies and spare parts at levels consistent with its year 2000 budgets;

                      (iii) make capital expenditures substantially in accordance with its year 2000 capital budget;

                      (iv) use commercially reasonable efforts to comply with Legal Requirements applicable to the Systems;

                      (v) not conduct promotional activities inconsistent with Past Practices;

                      (vi) continue its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent, in accordance with Past Practices; and

                      (vii) not enter into installment sale agreements and other agreements under which Buyer would be obligated to pay the deferred purchase price of property, which agreements collectively will involve aggregate payments in excess of $25,000 following the Closing Date.

                  (c) Except as required by law and except as budgeted by Seller, after the date of this Agreement, Seller will not, without giving prior written notice to Buyer, change customer rates for any tier of service or charges for remote or installation, make channel additions, channel substitutions, change the channel lineups or implement any retiering or repackaging of cable television programming offered by any of the Systems, or change billing, collection or installation practices.

         6.2      Access to Sellers; Confidentiality.

                  (a) Upon reasonable advance notice, each Seller shall afford to the officers, employees and authorized representatives of Buyer and to the employees and authorized representatives of Buyer's equity and financing sources reasonable access during normal business hours to its respective Systems and to its offices, properties and business and financial records (including computer files, retrieval programs and similar documentation) that relate to its respective Systems and the operation thereof.

                  (b) Until Closing Buyer (i) shall use reasonable efforts to cause its directors, officers, employees and representatives and the employees, representatives and agents of Buyer's equity and financing sources to hold in strict confidence all information furnished to any of them by Sellers in connection with the transactions contemplated by this Agreement that is not otherwise available to the public (the "Confidential Information"), and (ii) shall not, without the prior written consent of the Seller or Sellers to which such Confidential Information pertains, release or disclose any Confidential Information to any other person, except (A) to the extent required by applicable law, (B) as necessary in connection with filings, approvals and rulings to be obtained from any governmental agency, including, but not limited to, the Federal Trade Commission, the Department of Justice, the Securities and Exchange Commission and the Internal Revenue Service (it being understood that any such filing may include the filing of a copy of this Agreement), (C) to Buyer's equity and financing sources and its directors, officers, employees or representatives who are informed by Buyer of the confidential nature of the Confidential Information, (D) as necessary to obtain consents to the transfer of any Franchise or otherwise necessary for the consummation of the transactions contemplated by this Agreement, and (E) as otherwise permitted by the remainder of this Section 6.2(b). In the event Buyer or any person to whom Buyer transmits Confidential Information pursuant to this Agreement becomes legally compelled to disclose any of the Confidential Information, Buyer shall provide the Seller or Sellers to which such Confidential Information pertains with prompt notice so that such Seller(s) may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 6.2(b), or both. In the event that such protective order or other remedy is not obtained, or that Seller waives compliance with the provisions of this Section 6.2(b), Buyer shall furnish only that portion of the Confidential Information which is legally required.

                  (c) Following the Closing, upon reasonable notice by Buyer, each Seller shall afford to Buyer's officers, employees, accountants and other authorized representatives, reasonable access to such Seller's business and financial records and accountants that relate to such Seller's Systems to enable Buyer to obtain information and data reasonably required in connection with the preparation of Buyer's financial statements and any regulatory filings relating to such Seller's Systems.

         6.3      Notification.

                  (a) Each party shall promptly notify the other of any action, suit, proceeding or investigation that is instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality or propriety of any transaction contemplated by this Agreement.

                  (b) If Buyer or any Seller acquires actual knowledge before the Closing Date that a material breach of any of Sellers' or Buyer's (as the case may be) representations or warranties has occurred, the party acquiring such actual knowledge shall provide prompt written notice to Buyer or the applicable Seller (as the case may be) describing such breach. Notwithstanding the foregoing, no notice or information delivered by or to any party shall affect the other party's right to rely on any representation or warranty made by such party or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         6.4 No Public Announcement. Prior to the Closing Date, no party hereto shall, without the approval of the other party, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that any such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

         6.5 Regulatory Filings. As soon as may be reasonably practicable, but in no event later than thirty (30) days after the date hereof, Buyer and Sellers shall file or cause to be filed with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice such Notifications and Report Forms relating to the transactions contemplated hereby as are required by the pre-merger notification rules issued under the HSR Act. Buyer and each applicable Seller shall: (i) promptly supply each other with any information provided in response to any requests for additional information made by either of such agencies, and (ii) use all reasonable efforts to cause the waiting period under the HSR Act to terminate or expire at the earliest possible date. Buyer and the applicable Sellers shall share equally all filing fees associated with each Notification and Report Form required to be filed in connection with this Agreement.

         6.6      Employees; Employee Benefits.

                  (a) Subject to the following sentence, effective as of and contingent upon the Closing, Buyer shall make offers of employment to such Employees who render services to the Systems as Buyer shall determine, in its sole and absolute discretion (each Employee who accepts Buyer's offer of employment and who becomes an employee of Buyer effective as of the Closing hereinafter called a "Transferred Employee"). Not less than thirty (30) days prior to the Closing, Buyer shall notify each Seller in writing of the Employees of such Seller to whom Buyer intends offer employment, and Buyer shall make offers of employment to such Employees in accordance with the preceding sentence. Prior to Closing each Seller shall, with respect to its Employees, take all actions reasonably necessary to comply with the WARN Act, if applicable, and any applicable comparable state laws. Each Seller shall pay when required all compensation and shall provide all benefits to its respective Employees as are required, and, except as set forth in Section 6.6(b) Seller shall retain liability for all obligations and liabilities owed to its respective Employees that relate to periods prior to the Closing Date.

                  (b) Buyer shall offer group health plan coverage to all Transferred Employees and their spouses and eligible dependents who are covered on the Closing Date under a group health plan maintained or contributed to by Sellers, and such coverage shall be the same, and shall be subject to the same terms and conditions, as Buyer provides to similarly situated employees, provided that such coverage shall be effective as of the Closing and that no pre-existing condition limitation shall be applied to any such Transferred Employees, their spouses and eligible dependents unless, and only to the same extent that, such persons are subject to pre-existing condition limitations under Sellers' group health plan. Each Seller shall have full responsibility and liability for offering and providing "continuation coverage" to any "covered employee" who is an Employee, and to any "qualified beneficiary" of such Employee, and who is covered by a "group health plan" sponsored or contributed to by such Seller (all such group health plans of Sellers individually and collectively called "Sellers' Health Plans") to the extent that such continuation coverage is required to be provided by such Seller under Code
Section 4980B, and the regulations promulgated thereunder, as a result of a "qualifying event" experienced by such covered employee or qualified beneficiary with respect to or in connection with the transactions contemplated by this Agreement. "Continuation coverage," "covered employee," "qualified beneficiary," "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

                  (c) Sellers have delivered to Buyer separately descriptions of Sellers' vacation and sick leave policies. Within ten (10) days following Buyer's delivery to Sellers of the notices referred to in Section 6.6(a) (regarding the Employees to whom Buyer intends to make offers of employment), each Seller shall provide to Buyer a list of the accrued vacation and sick leave of each of its Employees to whom Buyer has indicated it intends to offer employment. Each Transferred Employee shall be credited under Buyer's vacation and sick leave policy with the full amount of vacation leave accrued by such Transferred Employee but unused as of the Closing Date under the vacation policies of Sellers applicable to such Transferred Employee.

                  (d) From the date of this Agreement through the date that is one (1) year following the Closing, without Buyer's consent, neither Sellers, Charter nor any of Charter's subsidiaries will solicit the employment of persons who are employees of the Systems as of the date hereof or who become employees of the Systems prior to Closing, other than (i) any such employee who does not accept Buyer's offer of employment; and (ii) any Transferred Employee whose employment is terminated by Buyer following the Closing.

         6.7      Required Consents.

                  (a) Following the execution hereof, until the Closing Date, each Seller shall use commercially reasonable efforts, and Buyer shall cooperate in good faith with Sellers, to obtain all Required Consents, including Required Consents under the Franchises, Licenses and Agreements. Each Seller and Buyer shall prepare and file, or cause to be prepared and filed, within fifteen (15) days after the date hereof (subject to extension for a period of up to an additional ten (10) days, if reasonably necessary for a party to complete its application), all applications (including FCC Forms 394 or other appropriate forms, to the extent such Seller determines they are necessary or appropriate) required to be filed with the FCC and any other Governmental Authority that are necessary for the assignment to Buyer, in connection with the consummation of the transactions contemplated by this Agreement, of the Governmental Authorizations. The parties shall also make appropriate requests, as soon as practicable after the date hereof, for any Required Consent required under any Agreement. Notwithstanding subsection (d)(i) hereof, and subject to subsection
(d)(ii) hereof, nothing in this Section 6.7 shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys' fees, filing fees or other normal costs of doing business) or the giving of any other consideration by Buyer or Sellers, provided that Sellers shall be liable for all obligations or liabilities under each Governmental Authorization or Agreement during the period prior to the Closing Date.

                  (b) In connection with and as part of the parties' efforts to obtain the Required Consents of each applicable Governmental Authority to the transfer of any Franchise issued thereby from each applicable Seller to Buyer, such Seller shall use commercially reasonable efforts to obtain, with Buyer's cooperation, a Franchise Renewal for each such Franchise that has expired or shall expire prior to the Closing Date, and a Franchise Extension for each such Franchise that shall, by its terms, expire during the thirty-month period subsequent to the Closing Date.

                  (c) Sellers shall also use commercially reasonable efforts to cause each such Required Consent relating to a Franchise or Agreement to include provisions that permit (i) Buyer to grant a security interest in such Franchise or Agreement to its lender(s) providing financing to Buyer with respect to the transaction contemplated hereby, and (ii) Buyer to transfer such Franchise or Agreement to any Affiliate of Buyer that agrees in writing as a condition to such transfer to be bound by any and all obligations of Buyer in connection therewith; provided, that Sellers shall have no additional obligation with respect to obtaining such provisions if the inclusion of such provisions would cause such Required Consent to be unreasonably withheld, delayed or otherwise conditioned.

                  (d) (i) Buyer agrees that if in connection with the process of obtaining any Required Consent, Franchise Renewal or Franchise Extension, a Governmental Authority or other Person purports to require any condition or any change to a Franchise, License or Agreement to which such Required Consent, Franchise Renewal or Franchise Extension relates that would be applicable to either Buyer or Sellers as a requirement for granting such Required Consent, Franchise Renewal or Franchise Extension, which condition or change involves a monetary payment or commitment to such Governmental Authority or other Person, either Buyer or Sellers may elect, in its or their sole discretion, to satisfy such monetary payment or commitment, in which case, Buyer and Sellers will accept any condition or change in the Franchise, License or Agreement to which such Required Consent, Franchise Renewal or Franchise Extension relates to the extent provided herein.

                      (ii) Subject to the terms of subsection (i) above, no Seller shall agree, without Buyer's prior written consent, which consent Buyer shall grant or withhold in its reasonably exercised discretion, to any adverse change (other than immaterial, non-monetary changes) to the terms of any Governmental Authorization or Agreement as a condition to obtaining any Required Consent to the assignment of such Governmental Authorization or Agreement to Buyer. If in connection with the obtaining of any Required Consent, a Governmental Authority or other third party seeks to impose any condition or adverse change to any Governmental Authorization or Agreement to which such Required Consent relates that would be applicable to Buyer as a requirement for granting such Required Consent, Sellers shall promptly notify Buyer of such fact and Sellers shall not agree to such condition or adverse change unless Buyer shall, in its reasonably exercised discretion, consent to such condition or change in writing.

                  (e) Buyer shall promptly furnish to any Governmental Authority or other Person from which a Required Consent, Franchise Extension or Franchise Renewal is requested such accurate and complete information regarding Buyer and its Affiliates, including financial information relating to the cable and other media operations of Buyer and its Affiliates, as a Governmental Authority or other Person may reasonably require in connection with obtaining any Required Consent, Franchise Extension or Franchise Renewal.

                  (f) It is understood and agreed that nothing herein shall prevent Buyer or its Affiliates (or their employees, agents, representatives and any other Person acting on behalf of Buyer and its Affiliates) from making statements or inquiries to, attending meetings of, making presentations to, or from responding to requests initiated by, Governmental Authorities or other Persons from which a Required Consent, Franchise Extension or Franchise Renewal is sought, and Buyer shall use commercially reasonable efforts to apprise Sellers of all such requests.

         6.8 Use of Transferor's Name. For a period of 180 days after the Closing Date, Buyer may continue (but only to the extent reasonably necessary) to operate the Systems using the name "Enstar" and all derivations and abbreviations of such name and related trade names and marks in use in the Systems on the Closing Date, such use to be in a manner consistent with the way in which Sellers have used the marks. Within 180 days after the Closing Date, Buyer will discontinue using and will dispose of all items of stationery, business cards and literature bearing such name or marks. Notwithstanding the foregoing, Buyer will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in customer homes or properties, or as are used in similar fashion making such removal or discontinuation impracticable for Buyer.

         6.9 Delivery of Subscriber Information. Between the date of this Agreement and the Closing Date, promptly after the preparation thereof, each Seller shall deliver to Buyer true, correct and complete copies of (i) quarterly financial information, including a balance sheet, a statement of income and expenses and a statement of cash flows (ii) quarterly statements of capital expenditures with respect to such Seller's Systems and
(iii) monthly subscriber counts for its Systems prepared by such Seller for its internal use.

         6.10 Tax Matters. All transfer, documentary, sales, use, stamp, registration and other Taxes and fees (including any penalties and interest), incurred in connection with the transactions consummated pursuant to this Agreement with respect to the Assets conveyed by any Seller shall be shared equally by Buyer and such Seller. Buyer and Sellers will cooperate in all reasonable respects to prepare and file all necessary federal, state and local tax returns, tax information returns, reports and estimates and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

         6.11 Further Assurances; Satisfaction of Covenants. Sellers and Buyer each shall execute such documents and other papers and take or cause to be taken such further action as may be reasonably required to carry out the provisions hereof and to consummate and make effective the transactions contemplated hereby. Sellers and Buyer shall each use commercially reasonable efforts to satisfy each of its covenants and obligations under this Agreement and to satisfy each condition to Closing it is required to satisfy hereunder.

         6.12     Environmental Reports; Title Commitments.

                  (a) (i) Buyer shall be entitled to obtain, at its own expense, during the period of sixty (60) days after the date hereof (the "Real Estate Inspection Period") (A) commitments of title insurance ("Title Commitments") issued by a nationally-recognized title insurance company selected by Buyer and reasonably acceptable to Sellers (a "Title Company"), committing to insure fee title to the parcels of Real Property owned by Sellers and leasehold title to those parcels of Real Property leased by Sellers, by ALTA (1992) owner's policies of title insurance, (B) surveys of said parcels of Real Property, in such form as is necessary to obtain the title insurance to be issued pursuant to the Title Commitments, with the standard printed exceptions relating to survey matters deleted ("Surveys"), certified to Buyer and to the Title Company issuing the Title Commitment with respect to that parcel of Real Property, and (C) Phase I environmental reports concerning the owned or leased Real Property, which shall be performed by environmental consulting or engineering firms reasonably acceptable to Buyer and Sellers (together with any Phase II report, "Environmental Reports"). Buyer shall deliver to Sellers true and complete copies of all such Title Commitments, Surveys and Environmental Reports within five (5) Business Days after Buyer's receipt thereof.

                  (ii) If any Phase I Environmental Report discloses a potential presence of Hazardous Substances or a violation of any Environmental Law that is sufficiently material to reasonably warrant a Phase II study, or shall otherwise recommend performance of a Phase II study, then Buyer shall have the right (subject to the provisions of this Paragraph (a)(ii)) beyond such 60 day period, to obtain a Phase II report with respect to the subject parcel of Real Property, in which event the Real Estate Inspection Period shall be extended accordingly (but not more than 45 days) with respect to such parcel of Real Property. Any such Phase II report shall be ordered promptly after receipt and analysis of the respective Phase I report. If Buyer proposes to undertake a Phase II environmental study on any parcel of Real Property, Buyer shall provide to the applicable Seller a plan for such proposed study prior to commencing the same, and such Seller shall have the right (which such Seller shall exercise by written notice to Buyer within ten (10) Business Days after receipt of Buyer's proposal) to deny by Buyer's request to perform such Phase II environmental study on such Real Property. If such Seller refuses to allow such Phase II study, Buyer may terminate this Agreement by written notice to Sellers within ten (10) Business Days of such Seller's refusal, or Buyer may elect to close notwithstanding such refusal. If Buyer elects to close notwithstanding such refusal, (A) Buyer may not thereafter terminate this Agreement based on Title Defects or Environmental Defects of the applicable parcel of Real Property, (B) Buyer shall not have any recourse against Sellers based on such Title Defects or Environmental Defects except as provided in clause (C) of this sentence, and (C) if within six (6) months after Closing, Buyer incurs environmental remediation expenses in respect of Environmental Defects at the site(s) for which a Seller refused to allow a Phase II study, such Seller will reimburse Buyer for the reasonable costs of such remediation; provided, that (I) in no event shall the aggregate amount of reimbursement by Sellers under this clause (C) and any remediation costs incurred by Sellers prior to Closing in respect of Environmental Defects and Title Defects (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof) exceed $100,000 in the aggregate, and (II) this clause (C) shall be inapplicable if a Purchase Price reduction is made under Subsection (b) or (c) of this Section 6.12.

                  (b) In the event that a Title Commitment or Survey reveals the existence of any matter that renders title to the subject Real Property to be other than as represented herein (a "Title Defect"), and Buyer requests in writing, within ten (10) days of Buyer's receipt of the relevant Title Commitment or Survey, that the applicable Seller remedy the same, then such Seller shall use commercially reasonable efforts to either cure the Title Defect or cause the Title Company to insure over it; provided, that Sellers shall not be obligated to expend more than an aggregate amount of $100,000 for remediation of all Title Defects and Environmental Defects required to be remedied hereunder (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof); and if it is reasonably expected that the cost of such remediation together with the actual or estimated expense of remedying Environmental Defects will exceed $100,000 in the aggregate, such Seller shall have no obligation to undertake such remediation. A Seller's decision regarding whether to undertake remediation shall be made by written notice to Buyer within ten (10) Business Days after all Title Defects and Environmental Defects are disclosed to Sellers. If under such circumstances the applicable Seller elects to not undertake such remediation, Buyer may, by notice to such Seller given within ten (10) Business Days after such Seller's election to not remediate, terminate this Agreement, or Buyer may, by notice to Sellers given within ten
(10) Business Days after such Seller's election to not remediate, elect to close notwithstanding such election. If Buyer elects to close notwithstanding such election, (i) Buyer may not thereafter terminate this Agreement based on Title Defects or Environmental Defects; (ii) Buyer shall have no recourse against Sellers based on any such Title Defects or Environmental Defects (including any claim for indemnification pursuant to Section 10 hereof); and (iii) at Closing the Purchase Price shall be reduced by $100,000; provided, that there shall be no such reduction in the Purchase Price under this subsection (b) if there is a Purchase Price reduction under Subsection (c) below.

                  (c) In the event that an Environmental Report reveals the presence of Hazardous Substances on the Real Property that could reasonably result in liability to the owner or user thereof or reveals noncompliance with any Environmental Law (either, an "Environmental Defect"), and Buyer requests in writing, within ten (10) days of Buyer's receipt of the relevant Environmental Report, that the applicable Seller remedy the same, such Seller shall use commercially reasonable efforts to cure any such Environmental Defect; provided, that Sellers shall not be obligated to expend more than an aggregate of $100,000 for remediation of all Environmental Defects and Title Defects (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof); and, if it is reasonably expected that the cost of such remediation together with the actual or estimated cost of remedying Title Defects (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof) will exceed $100,000 in the aggregate, such Seller shall have no obligation to undertake such remediation. A Seller's decision as to whether to undertake remediation shall be made by written notice to Buyer within ten (10) Business Days after all Title Defects and Environmental Defects are disclosed to Sellers. If under such circumstances the applicable Seller elects to not remediate, Buyer may, by notice to Sellers given within ten (10) Business Days after such Seller's election to not remediate, proceed to close notwithstanding such election. If Buyer elects to close notwithstanding such election, (i) Buyer may not thereafter terminate this Agreement based on Title Defects or Environmental Defects; (ii) Buyer shall have no recourse against Sellers based on Title Defects or Environmental Defects (including any claim for indemnification pursuant to Section 10 hereof); and (iii) at Closing the Purchase Price shall be reduced by $100,000; provided, that there shall be no such reduction in the Purchase Price under this Subsection (c) if there is a Purchase Price reduction under Subsection (b) above.

                  (d) After the Real Estate Inspection Period (as it may be extended pursuant to Subsection (a)(ii) hereof) Buyer shall not be entitled to terminate this Agreement based on Title Defects or Environmental Defects, nor shall Buyer be entitled to make any claim for indemnification pursuant to
Section 10 hereof based on Title Defects or Environmental Defects.

                  (e) Buyer shall indemnify each Seller and hold each Seller harmless from and against any losses incurred by such Seller relating to damage to Real Property in connection with Buyer's obtaining any Environmental Reports.

         6.13 Limited Partner Consents. As soon as reasonably practicable following the execution hereof, the Limited Partnerships and the General Partners shall, if required to do so under applicable Legal Requirements, file with the SEC proposed proxy materials relating to the Limited Partnerships' and the General Partners' solicitation of the Limited Partner Consents. Each Limited Partnership and General Partner shall use reasonable efforts (i) to have such proxy materials cleared by the SEC (if applicable) so as to enable it to disseminate definitive proxy materials to its respective Limited Partners, (ii) to disseminate such materials, upon receipt of SEC clearance (if applicable), to its respective Limited Partners and (iii) thereafter to obtain the Limited Partner Consents. Sellers shall give Buyer prompt notice when the Limited Partner Consents have been obtained and when any material development has occurred that causes substantial doubt as to whether the Limited Partner Consents will be obtained.

         6.14 Acquisition Proposals. If, prior to obtaining all the Limited Partner Consents, any Seller or any Person acting on behalf of any Seller receives a solicitation from a third party regarding an Acquisition Proposal (as defined herein), which Acquisition Proposal such Seller intends to submit to its respective Limited Partners (or the Limited Partners of its General Partner, as the case may be) for their approval, such Seller shall, within five (5) Business Days following receipt of such solicitation, notify Buyer in writing of the price and other material terms of such Acquisition Proposal, and Buyer shall be entitled, within five (5) Business Days following receipt of such notification, to submit an Acquisition Proposal in response to the third party's Acquisition Proposal (a "Buyer Acquisition Proposal"), which Buyer Acquisition Proposal shall contain all the terms and conditions of this Agreement other than the Purchase Price. For purposes hereof, an "Acquisition Proposal" means any bona fide proposed (i) asset acquisition or exchange or similar transaction providing for any third party's acquisition of any of the Assets or Systems or (ii) acquisition of partnership interests, merger, consolidation, exchange of partnership or other equity interests or similar transaction that would result in the acquisition by any third party of a percentage of the Interests (as defined herein) in any Seller sufficient to give such third party voting control over the applicable Seller. For purposes hereof, an "Interest" in any Seller means an interest in the capital and profits of such Seller or General Partner that is acquired by the making of a capital contribution to such Seller or as otherwise provided under the general or limited partnership agreement applicable to such Seller.

         6.15 Noncompetition Agreement. Charter agrees, on behalf of itself and its direct and indirect subsidiaries, that prior to the third anniversary of the Closing Date it will not, without the written consent of Buyer, directly or indirectly, own, manage, operate or control, engage or participate in the ownership, management, operation or control of or be connected as a shareholder, partner, manager, agent or otherwise with any business or company any part of which operates hardwire cable television systems (or which obtains or holds any franchises therefor) within any of the Franchise Areas. Notwithstanding the foregoing, nothing in this provision shall be construed to prohibit the following: (i) the ownership of a company's securities that constitute less than ten percent (10%) of the outstanding voting stock of such company or does not otherwise constitute control over such company, (ii) the operation by Charter or any of its subsidiaries that are bound by this provision of cable television systems (or the holding of franchises therefor) in those geographical areas included in the Franchise Areas for which Charter or any such subsidiary holds a cable franchise on the date hereof or (iii) the direct or indirect ownership, management, operation or control by Charter or any of its subsidiaries that are bound by this provision of any cable business as the result of a transaction in which the subscribers involved that are located within the Franchise Areas constitute a minority of the subscribers involved in such transaction.

         6.16     Microwave Services; Headend Services.

                  (a) Buyer agrees that following the Closing, Buyer shall provide cable television signals to certain customers of Charter (or an Affiliate of Charter), currently serviced by Enstar Cumberland, who are located in Columbia/Adair and Green Counties, Kentucky, from headends that are included within the Assets Buyer is acquiring from Enstar Cumberland hereunder. In furtherance thereof, at Closing, Buyer and Charter (or such Affiliate, as the case may be) shall enter into an agreement for the provision of such signals, which agreement shall be on reasonable and customary terms to be discussed by the parties thereto ("Headend Services Agreement").

                  (b) Buyer and Sellers agree that in the event that following the Closing it is necessary for Buyer to provide microwave signals to any of the Systems in order for such System or Systems to continue to carry all of the programming carried by it or them as of the Closing, Buyer and the affected Seller(s) shall enter into an agreement at the Closing to provide for Buyer's provision of such signal,s which agreement shall be on reasonable and customary terms to be discussed by the parties thereto ("Microwave Services Agreement").

                  (c) If, after reasonable discussions, the parties thereto are not able to agree on the terms of either the Headend Services Agreement or the Microwave Services Agreement, the parties shall appoint an arbitrator to resolve the disputed terms, which arbitrator shall be an attorney who is an expert with respect to the relevant FCC matters and who does not currently represent any of such parties or their respective Affiliates. Such arbitrator's resolution of the disputed terms of the Headend Services Agreement and/or the Microwave Services Agreement shall be final and binding and shall be effective retroactive to the effective date thereof.

         6.17 Performance of Settlement Agreement. In the event that Sellers enter into the Settlement Agreement, whether before or after the Closing, Buyer expressly agrees that it shall be bound by the terms of, and shall fully perform the obligations set forth in, Sections 8.1 through 8.3 of the Settlement Agreement, insofar as such terms and obligations relate to the Systems acquired by Buyer hereunder. The Purchase Price payable to each Seller shall be reduced, pursuant to Section 3.3(b) or thereafter, by the amount of (i) $20.00 for each claim made under the Settlement Agreement with respect to any of such Seller's Systems by a claimant that is a then-current customer of any such Systems, and
(ii) $9.95 for each claim made under the Settlement Agreement with respect to any of such Seller's Systems by a claimant that is a former customer of any such Systems; each of which claims shall have been made in accordance with the terms of the Settlement Agreement and shall be evidenced by documentation demonstrating, to Sellers' reasonable satisfaction, Buyer's satisfaction of such claim. Buyer agrees to indemnify and hold harmless Sellers and their Affiliates from and against any and all claims, costs and expenses based on or arising out of Buyer's failure to fully comply with and perform the obligations set forth in Sections 8.1 through 8.3 of the Settlement Agreement insofar as related to the Systems acquired by Buyer hereunder. It is expressly agreed and understood that Buyer is not assuming and shall not be bound by any term or provision of the Settlement Agreement other than as expressly set forth herein.

7.       Conditions Precedent To Buyer's Obligations.

         The obligations of Buyer to purchase and accept assignment, transfer and delivery of the Assets to be sold, assigned, transferred and delivered to Buyer hereby are subject to the satisfaction or waiver, at or prior to the Closing Date (as provided herein), of the following conditions:

         7.1 Representations and Warranties of Sellers. As to the representations and warranties of Sellers set forth in Section 4, (1) each of those representations and warranties set forth in Section 4 which is expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date, without regard to the materiality or Material Adverse Effect qualifiers set forth therein, and (2) each of the other representations and warranties of Sellers set forth in Section 4 shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time, without regard to the materiality or Material Adverse Effect qualifiers set forth therein; provided, that for purposes of each of clauses (1) and (2) above, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect; and provided, further, that the representations and warranties referred to in this Section 7.1 shall not include the representations and warranties contained in Section 4.8(c) with respect to any Governmental Authorization with respect to which a Franchise Extension or Franchise Renewal shall have been obtained.

         7.2 Covenants. Each Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         7.3 Transferable Franchise Areas; Material Consents; Franchise Renewals; Franchise Extensions. (i) The Franchise Areas covering at least ninety percent (90%) of Subscribers shall have become Transferable Franchise Areas; provided, that if the Franchises and Assets of Enstar IX are not transferred at Closing pursuant to Section 11.1(g), such Systems and the Subscribers served thereby shall be excluded for purposes of such calculation; (ii) subject to clause (i), the Material Consents (other than those that pertain solely to non-Transferable Franchise Areas or Retained Assets) shall have been obtained (other than those that pertain solely to non-Transferable Franchise Areas); and
(iii) the Franchise Renewals and Franchise Extensions shall have been obtained.

         7.4 Hart-Scott-Rodino Act. All necessary pre-merger notification filings required under the HSR Act shall have been made with the Federal Trade Commission and the United States Department of Justice and the prescribed waiting period(s) (and any extensions thereof) will have expired or been terminated.

         7.5 Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition having the force of law that would prevent or make unlawful the Closing; provided, that the Buyer shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other legal prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other legal prohibition that may be entered.

         7.6 Delivery of Certificates and Documents. Sellers shall have furnished to Buyer the following:

                  (a) a certificate of the Secretary or Assistant Secretary of each Seller or, if applicable, such Seller's ultimate corporate general partner, as to (i) the limited or general partnership agreement of Seller; (ii) all actions taken by and on behalf of Seller and its partners to authorize the execution, delivery and performance of this Agreement and the Related Agreements and (iii) the incumbency of officers signing this Agreement and any Related Agreement on behalf of such Seller;

                  (b) in the case of each Seller that is a Limited Partnership, a certificate of good standing of such Seller that is a limited partnership from the Secretary of State of its state of formation and a certificate of foreign qualification for each such Seller from each state in which any of such Seller's Assets are located;

                  (c) a certificate of an executive officer of Enstar, certifying on behalf of Sellers that the conditions set forth in Sections 7.1 and 7.2 have been met;

                  (d) the Bill of Sale and Assignment and Assumption Agreements, duly executed by Sellers;

                  (e) the Indemnity Escrow Agreement(s) duly executed by Sellers;

                  (f) if necessary, the Management Agreement(s), duly executed by the appropriate Seller(s);

                  (g) a deed, in form and substance reasonably satisfactory to the applicable Seller and Buyer, conveying title to each parcel of Real Property owned by such Seller to Buyer;

                  (h) copies of all Material Consents obtained on or prior to Closing; and

                  (i) all other documents as are reasonably necessary to transfer title to the Assets to Buyer.

         7.7 Opinion of Sellers' Counsel. Sellers shall have furnished Buyer with an opinion letter, dated the Closing Date, of Baer Marks & Upham LLP, counsel for Sellers, in the form set forth in Exhibit D hereto.

         7.8 Opinion of Sellers' FCC Counsel. Sellers shall have furnished Buyer with an opinion letter, dated the Closing Date, of Cole, Raywid & Braverman, L.L.P., FCC counsel for Sellers, in the form set forth in Exhibit E hereto.

         7.9 General and Limited Partner Consents. The General Partner Consents and the Limited Partner Consents shall have been obtained, except that obtaining the Limited Partner Consents with respect to Enstar IX shall not be a condition to Buyer's closing with respect to any other Seller.

         7.10 Aggregate Subscriber Total. On the Closing Date the Systems shall serve, in the aggregate, no fewer than 51,000 Subscribers; provided, that if the Systems of Enstar IX are not transferred at Closing in accordance with the terms of this Agreement, on the Closing Date the Systems shall serve, in the aggregate, no fewer than 49,630 Subscribers.

         8.       Conditions Precedent to Sellers' Obligations.

         The obligations of Sellers to sell, assign, transfer and deliver the Assets to Buyer hereunder are subject to the satisfaction or waiver at or prior to the Closing Date (as provided herein) of the following conditions:

         8.1 Representations and Warranties of Buyer. As to the representations and warranties of Buyer set forth in Section 5, (1) each of those representations and warranties set forth in Section 5 which is expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date, without regard to the materiality or Material Adverse Effect qualifiers set forth therein, and
(2) each of the other representations and warranties of Buyer set forth in
Section 5 shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time, without regard to the materiality or Material Adverse Effect qualifiers set forth therein; provided that for purposes of each of clauses (1) and (2) above, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect.

         8.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 Transferable Franchise Areas; Material Consents. (i) The Franchise Areas covering at least ninety percent (90%) of Subscribers shall have become Transferable Franchise Areas; provided, that if the Franchises and Assets of Enstar IX are not transferred at Closing pursuant to Section 11.1(g), such Systems and the Subscribers served thereby shall be excluded for purposes of such calculation; and (ii) subject to clause (i), the Material Consents issued by Governmental Authorities (other than those that pertain solely to non-Transferable Franchise Areas or Retained Assets) shall have been obtained.

         8.4 Hart-Scott-Rodino Act. All necessary pre-merger notification filings required under the HSR Act will have been made with the Federal Trade Commission and the United States Department of Justice, and the prescribed waiting period(s) (and any extensions thereof) will have expired or been terminated.

         8.5 Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition having the force of law that would prevent or make unlawful the Closing; provided that Sellers shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other legal prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other legal prohibition that may be entered.

         8.6 General and Limited Partner Consents. The General Partner Consents and the Limited Partner Consents shall have been obtained, except that obtaining the Limited Partner

Consents with respect to Enstar IX shall not be a condition to Sellers' closing with respect to any other Seller.

         8.7 Aggregate Subscriber Total. On the Closing Date the Systems shall serve, in the aggregate, no fewer than 51,000 Subscribers; provided, that if the Systems of Enstar IX are not transferred at Closing in accordance with the terms of this Agreement, on the Closing Date the Systems shall serve, in the aggregate, no fewer than 49,630 Subscribers.

         8.8 Delivery of Certificates and Documents. Buyer shall have furnished to Sellers the following:

                  (a) a certificate of the Secretary or Assistant Secretary of Buyer as to (i) the certificate of incorporation and bylaws of Buyer, (ii) resolutions of Buyer authorizing the execution, delivery and performance of this Agreement and the Related Agreements; and (iii) the incumbency of officers signing this Agreement and the Related Agreements on behalf of Buyer;

                  (b) a certificate of legal existence and good standing of Buyer from the Secretary of State of Buyer's state of organization and a certificate of foreign qualification of Buyer in any state in which any of the Systems or Assets is located;

                  (c) a certificate of an executive officer of Buyer certifying that the conditions set forth in Sections 8.1 and 8.2 have been met;

                  (d) the Bill of Sale and Assignment and Assumption Agreements, duly executed by Buyer;

                  (e) the Indemnity Escrow Agreement(s), duly executed by Buyer;

                  (f) the Headend Services Agreement, duly executed by Buyer;
and

                  (g) if necessary, the Management Agreement(s), duly executed by Buyer.

         8.9 Opinion of Buyer's Counsel. Buyer shall have furnished Sellers with an opinion letter, dated the Closing Date, of Dow Lohnes & Albertson, PLLC, counsel for Buyer, in the form set forth in Exhibit F.

         8.10 Payment for Assets. Buyer shall have delivered the Purchase Price as provided in Section 3.2.

9.       Retained Franchises and Assets.

         9.1 Non-Transferable Franchise Areas. In the event that on the Closing Date any Franchise Area is not a Transferable Franchise Area, then the Franchise covering such Franchise Area ("Retained Franchise") and any other Assets used solely in connection with any Seller's operations within such Franchise Area ("Retained Assets") shall be excluded from the Assets conveyed on the Closing Date, and the provisions of this Section 9 shall apply. In the event there are any Retained Franchises and Assets on the Closing Date, the amount of the Purchase Price paid by Buyer at Closing with respect to such Retained Franchises and Assets shall be the Discounted Franchise Purchase Price (as defined in Section 9.5) with respect thereto.

         9.2 Retained Franchise Consents. From and after the Closing Date the Seller(s) owning any Retained Franchises or Retained Assets shall continue to use commercially reasonable efforts to obtain the Required Consent with respect to any Retained Franchise ("Retained Franchise Consent"), and the terms and conditions of Section 6.7, insofar as they apply to Franchise Required Consents, shall govern the obtaining of any such Retained Franchise Consent.

         9.3 Subsequent Closings. Subject to Section 9.4, at such time as the Franchise Area covered by any Retained Franchise shall become a Transferable Franchise Area, Buyer and the applicable Seller shall conduct a closing (each, a "Subsequent Closing") at which such Seller shall assign, transfer, convey and deliver to Buyer, and Buyer shall acquire from such Seller, the Retained Franchise covering such Franchise Area and any Retained Assets with respect thereto. Each Subsequent Closing shall take place on a Business Day on which the relevant parties shall agree and that is not less than five (5) nor more than ten (10) Business Days from the date on which Buyer receives notice that the Retained Franchise Consent is obtained or the relevant Franchise Area has otherwise become a Transferable Franchise Area. At such Subsequent Closing, (i) Buyer shall deliver to the applicable Seller, in the manner set forth in Section 3.2(a), the amount of the difference between the Franchise Purchase Price and the Discounted Franchise Purchase Price with respect to such Retained Franchise and any such Retained Assets; and (ii) Buyer or the applicable Seller, as the case may be, shall deliver the instruments described in Sections 7.6(d), (g),
(h) and (i) and 8.7(d) with respect to such Retained Franchise and Retained Assets.

         9.4 Final Closing. If, on the date that is one (1) year from the date of the Closing Date, any Franchise Area shall not have become a Transferable Franchise Area, Buyer and the Seller with respect thereto shall nevertheless conduct a final Closing with respect to the Retained Franchise and Retained Assets relating to any such Franchise Area ("Final Closing"), at which such Seller shall assign, transfer, convey and deliver to Buyer, and Buyer shall acquire from such Seller, such Retained Franchise and Retained Assets. Such Final Closing shall occur on such one year anniversary date or, if such date is not a Business Day, on the next Business Day. At such Final Closing, Buyer or the applicable Seller, as the case may be, shall deliver the instruments described in Sections 7.6(d), (g), (h) and (i) and 8.7(d) with respect to such Retained Franchise and Retained Assets.

         9.5 Franchise Purchase Price; Discounted Franchise Purchase Price. The "Franchise Purchase Price" with respect to any Retained Franchise (and the Retained Assets with respect thereto), shall be the product of (i) the number of Subscribers covered by such Retained Franchise as of the Closing Date, based on the Pre-Closing Certificate, as it may be modified to reflect the resolution of any pre-Closing disputes with respect thereto, and (ii) the Subscriber Adjustment Amount applicable to the Seller of such Retained Franchise and Assets. The "Discounted Franchise Purchase Price" with respect to any Retained Franchise (and the Retained Assets with respect thereto) shall be the amount of eighty percent (80%) of the Franchise Purchase Price with respect to such Retained Franchise and Assets.

         9.6 Management Agreement. If there are any Retained Franchises, the Systems covered by such Retained Franchises shall be operated pursuant to the Management Agreement from the Closing until the Subsequent Closing with respect thereto or the Final Closing, as the case may be.

10.      Survival of Representations and Warranties; Indemnification.

         10.1 Survival of Representations and Warranties. Subject to Section 6.12, the representations and warranties of the parties provided for in this Agreement shall survive the Closing for a period of six (6) months, except representations and warranties relating to environmental matters and title to Real Property, which representations and warranties shall be governed by Section 6.12, and to Taxes, title to Assets other than Real Property and authority, which representations and warranties shall survive the Closing for the duration of the applicable statute of limitations (the "Indemnity Period"). No claim for indemnification for breach of a representation or warranty may be asserted after the expiration of the applicable Indemnity Period; provided, that the written assertion of any claim by a party against the other hereunder with respect to the breach or alleged breach of any representation, warranty (or of a series of facts which would support such breach) shall extend the Indemnity Period with respect to such claim through the date such claim is conclusively resolved.

         10.2     Indemnification.

                  (a) Subject to the provisions of Sections 10.1 and 10.5, Buyer agrees to indemnify and hold harmless each Seller, after the Closing, from and against any and all claims to the extent such claims are based upon, arise out of or are related to (i) a breach of any representation or warranty, or any failure to perform or comply with any of the covenants, conditions or agreements of Buyer set forth in this Agreement or in any Related Agreement, (ii) the assertion of any claim or legal action against such Seller by any Person or Governmental Authority based upon, arising out of or relating to the ownership or operation of the Assets occurring, arising or accruing after the Closing Date, or (iii) as set forth in Section 6.17.

                  (b) Subject to the provisions of Sections 10.1 and 10.5, each Seller agrees to indemnify and hold harmless Buyer, after the Closing, from and against any and all claims to the extent such claims are based upon, arise out of or relate to (i) a breach of any representation or warranty, or any failure to perform or comply with any of the covenants, conditions or agreements of such Seller set forth in this Agreement or in any Related Agreement or (ii) any liability of such Seller arising or accruing on or prior to, or existing on, the Closing Date, except any such liability for which an adjustment to the Purchase Price is made pursuant to Section 3.3(a)(ii); or (iii) any obligation or liability of such Seller not assumed by Buyer pursuant to the terms of this Agreement.

         10.3     Assertion of Claims.

                  (a) If Buyer, on the one hand, or any Seller, on the other hand believes that it has a claim for indemnification, it shall notify the other (the particular Seller, in the case of a claim against a particular Seller) promptly in writing describing such claim with reasonable particularity and containing a reference to the provisions of this Agreement under which such claim has arisen.

                  (b) As used in this Section 10 the word "claim" shall mean any and all liabilities, obligations, losses, damages, deficiencies, demands, claims, fines, penalties, interest, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including, without limitation, reasonable attorneys' fees incurred in connection with the investigation or defense thereof or in asserting rights hereunder).

                  (c) Neither this Section 10 nor any other provision of this Agreement is intended to confer any third party beneficiary rights, including but not limited to any extension of any statute of limitations pertaining to suits, actions or proceedings brought by third parties.

         10.4 Notice of and Right to Defend Third Party Claims. Promptly upon receipt of notice of any claim or the commencement of any suit, action or proceeding by a third party in respect of which indemnification may be sought on account of an indemnity agreement contained in Section 10.2, the party seeking indemnification (the "Indemnitee") shall give notice in writing to the party from whom indemnification is sought (the "Indemnitor"). The omission by such Indemnitee to so notify promptly such Indemnitor of any such claim or action shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith. In case any claim shall be asserted or suit, action or proceeding commenced against an Indemnitee, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, subject to Indemnitor's written confirmation of its indemnity obligations hereunder with respect to such claim, to assume the defense or conduct the settlement thereof. Anything herein to the contrary notwithstanding, Indemnitor shall not be entitled to settle any such suit, action or proceeding without Indemnitee's consent, which consent shall be not unreasonably withheld. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct or settlement thereof (along with its written confirmation of its indemnity obligations), the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof following such notice. The Indemnitee will reasonably cooperate with the Indemnitor in connection with any such claim assumed by the Indemnitor to make available to the Indemnitor all Persons and all pertinent information under the Indemnitee's control.

         10.5     Limitations of Liability.

                  (a) For purposes of this Agreement, claims for indemnification for breach of any representation, warranty, covenant or agreement shall not take into account, give effect to or be qualified by any considerations of materiality or knowledge which may be expressed in such representation or warranty.

                  (b) The amount of any claim indemnifiable by an Indemnitor pursuant to Section 10.2 shall be reduced by the amount of any insurance proceeds and the amount of any tax benefit resulting from the subject matter of such claim received by the Indemnitee in respect of such claim.

                  (c) A Seller shall not be required to indemnify Buyer under
Section 10.2(b) with respect to claims arising from breaches of such Seller's representations or warranties hereunder, and Buyer shall not be required to indemnify any Seller under Section 10.2(a) with respect to Claims arising from Buyer's representations or warranties hereunder, until the aggregate amount of all such Claims against Sellers or Buyer, as the case may be, exceeds the aggregate amount of $350,000, in which case the indemnifying party shall be liable for the total amount of all of such claims starting from the first dollar.

                  (d) Sellers' aggregate liability to Buyer for Claims arising from breaches of Sellers' representations and warranties hereunder shall be limited to losses or damages not exceeding the aggregate amount of $4,250,000, as allocated among the Sellers as set forth in Schedule 1.1A, except that such limit shall not apply to Claims arising out of representations and warranties relating to title to Assets other than Real Property, Taxes and authority. Buyer's liability to Sellers for Claims arising out of breaches of its representations and warranties hereunder shall be limited to losses or damages not exceeding the aggregate amount of $4,250,000, which shall be allocated among the Sellers as set forth in Schedule 1.1A.

         10.6 Indemnity Escrow Agreement. At the Closing, Buyer, Sellers and the Escrow Agent shall execute the Indemnity Agreement, in accordance with which Buyer will deposit the Indemnity Fund with the Escrow Agent on the Closing Date in order to provide a fund for the payment of any indemnification to which any Buyer Indemnitee is entitled under this Section 10; provided, that at any Seller's request, at the Closing a separate Indemnity Escrow Agreement shall be entered into with respect to each Seller.

11.      Termination.

         11.1 Termination. This Agreement may be terminated prior to the Closing only in accordance with the following:

                  (a) At any time by mutual consent of the Sellers and Buyer;

                  (b) By either Sellers or Buyer if the Closing hereunder has not taken place on or before the Outside Closing Date other than by reason of a breach or default of any of the covenants or agreements contained in this Agreement by the party seeking to terminate; provided, that, either party may, at its sole option, extend such date for an additional three (3) months if as of such date the conditions to Closing set forth in Sections 7.3 and 8.3 shall have not been satisfied; or

                  (c) By either Sellers or Buyer, at any time, if the other party is in material breach or material default of its covenants and agreements under this Agreement and the party in breach or default does not cure such breach or default within thirty (30) days after written notice thereof is delivered to the non-terminating party, provided that the terminating party is not also in material breach or material default hereunder;

                  (d) By either Sellers or Buyer, if the representations and warranties of the other party (without regard to the materiality or Material Adverse Effect qualifiers set forth therein) are not true and correct in all respects (or, with respect to representations and warranties made as of a specific date, are not true and correct in all respects as of such date), and such failure is not cured by the Outside Closing Date, provided that all of the representations and warranties of the terminating party are true and correct in all respects; provided, that for purposes of this Section 11.1(d), the representations and warranties of a party shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect;

                  (e) By Buyer, pursuant to Section 6.12(a), (b) or (c);

                  (f) By Buyer in the event that any of the following shall occur: (i) as of the date that is one hundred twenty (120) days following the date hereof, the Limited Partners holding forty percent (40%) or more of the Interests of any Limited Partnership or any General Partner, as the case may be, shall have affirmatively disapproved the transactions contemplated by this Agreement (unless the Limited Partners holding fifty percent (50%) or more of the Interests of such Limited Partnership or General Partner shall have approved the transactions contemplated hereby); (ii) as of any date, the Limited Partners holding fifty percent (50%) or more of the Interests of any Limited Partnership or General Partner, as the case may be, shall have affirmatively disapproved the transactions contemplated by this Agreement or approved any Acquisition Proposal; or (iii) as of the termination of the Voting Period applicable to any Limited Partnership or General Partner, the Limited Partner Consents of such Limited Partnership or General Partner shall not have been obtained; provided, however, that for purposes of clauses (i) and (ii) the percentage of Interests disapproving the transactions contemplated by this Agreement or approving an Acquisition Proposal shall not include any disapprovals or approvals (as the case may be) that shall have been rescinded, revoked or otherwise withdrawn as of the date of such termination;

                  (g) By Enstar IX, solely with respect to the obligations and liabilities under this Agreement that relate to Enstar IX, in the event that (i) the Limited Partner Consents with respect to Enstar IX are not obtained as of the termination of the Voting Period applicable to Enstar IX or (ii) the Limited Partners holding fifty percent (50%) or more of the Interests of Enstar IX shall have affirmatively disapproved the transactions contemplated by this Agreement; in the event of such termination the Purchase Price shall be reduced by the amount allocated to Enstar IX, as set forth in Schedule 1.1A; or

                  (h) By Sellers, pursuant to Section 3.5.

         11.2     Breakup Fee; Acquisition Proposals.

                  (a) Each Seller shall pay to Buyer a Breakup Fee (as defined herein), in accordance with the terms of this Section 11.2, in the event that
(i) this Agreement is terminated by Buyer pursuant to Section 11.1(f), (ii) as of the date of such termination any Limited Partnership's or General Partner's Limited Partners shall have given their consent to an Acquisition Proposal submitted by a third party; and (iii) Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement during the period prior to the first to occur of (x) the date on which any Limited Partnership's or General Partner's Limited Partners shall have either disapproved the transactions contemplated by this Agreement or given their consent to an Acquisition Proposal submitted by a third party, or (y) the first-occurring date of termination of the Voting Period of any Limited Partnership or General Partner during which the Limited Partner Consents for such Limited Partnership or General Partner shall not have been obtained. Sellers shall pay the Breakup Fee to Buyer by wire transfer of immediately available funds or by certified check (in accordance with Buyer's written instructions) within five (5) Business Days following the date of termination pursuant to Section 11.1(f). For purposes hereof, the "Breakup Fee" with respect to any Seller means a pro rata portion of the aggregate amount of $1,500,000, which shall be determined by allocating the amount of $1,500,000 among Sellers based on the allocation of the aggregate Purchase Price among Sellers.

                  (b) In the event that the Closing does not occur and this Agreement is terminated with respect to a Seller solely as a result of the failure to satisfy the conditions to Closing set forth in Sections 7.9 and 8.6 with respect to such Seller, and within six (6) months following the termination of the applicable Voting Period, such Seller receives an Acquisition Proposal from a third party, which Acquisition Proposal such Seller intends to submit to its or its General Partner's respective Limited Partners, as the case may be, for their approval, such Seller shall notify Buyer in writing of the price and other material terms of such Acquisition Proposal, and Buyer shall be entitled, within five (5) Business Days of such notification, to submit a Buyer Acquisition Proposal.

         11.3 Reimbursement of Expenses. In the event that (i) this Agreement is terminated by Buyer pursuant to Section 11.1(f), (ii) as of the date of such termination no Limited Partnership's or General Partner's Limited Partners shall have given their consent to an Acquisition Proposal submitted by a third party; and (iii) Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement during the period prior to the first to occur of
(x) the date on which any Limited Partnership's or General Partner's Limited Partners shall have disapproved the transactions contemplated by this Agreement, or (y) the first-occurring date of termination of the Voting Period of any Limited Partnership or General Partner during which the Limited Partner Consents for such Seller shall not have been obtained, such Seller(s) or General Partner(s) for which the Limited Partner Consents shall not have been obtained will reimburse Buyer for Buyer's actual out-of-pocket costs and expenses incurred in connection with the negotiation and performance of this Agreement; provided, however, that if Buyer shall consummate this Agreement with those Seller(s) for which the Limited Partner Consents shall have been obtained, such reimbursement shall be reduced by the amount of such costs and expenses allocated to the consummating Sellers based on the allocation of the aggregate Purchase Price among Sellers.

         11.4 Surviving Obligations. In the event of termination of this Agreement by either Buyer, Sellers or Enstar IX pursuant to this Section 11, prompt written notice thereof shall be given to the other party or parties; and this Agreement shall terminate (or shall terminate solely with respect to Enstar IX, in the case of termination pursuant to Section 11.1(g)) without further action by any of the parties hereto, and all obligations of the parties hereunder with respect to which this Agreement is terminated shall terminate, except for the obligations set forth in Sections 4.19, 6.4, 11.2, 11.3, 11.5, 12 and 21.

         11.5 Attorney's Fees. Notwithstanding any provision in this Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the defaulting party of its reasonable legal fees and expenses.

12.      Expenses.

         Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

13.      Entire Agreement.

         Buyer and Sellers agree that this Agreement, including the Schedules and all Exhibits hereto and any other written document or instrument delivered in connection herewith, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto.

14.      Parties Obligated and Benefited.

         Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement. Notwithstanding the foregoing, Buyer shall have the right, without Sellers' prior consent, (i) to assign this Agreement to any Affiliate of Buyer, and (ii) to assign this Agreement, insofar as it relates solely to Enstar IX, to any third party, other than any assignment described in clause (i) or (ii) that is reasonably expected to cause a delay of the consummation of the transactions contemplated by this Agreement; provided, that in the event of any such assignment described in clause (i) or (ii) Buyer shall remain liable for payment of the full Purchase Price as provided in this Agreement.

15.      Notices.

         All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered in person or mailed by first-class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier or by telecopier, in either case, with receipt confirmed, addressed as follows:

If to any Seller:  Enstar Communications Corporation
                   12444 Powerscourt Drive
                   St. Louis, MO 63131
                   Telephone:  (314) 965-0555
                   Telecopy:   (314) 965-0571
                   Attention:  Ralph G. Kelly, Senior Vice President - Treasurer

                   with a copy to:  Curtis S. Shaw, Esq., Senior Vice President,
                                    General Counsel & Secretary

With a copy to:   Baer Marks & Upham LLP
                  805 Third Avenue
                  New York, NY 10022
                  Telephone:  (212) 702-5700
                  Telecopy:   (212) 702-5941
                  Attention:  Stanley E. Bloch, Esq.

                                       and

If to Buyer:      Multimedia Acquisition Corp.
                  1059 East 10th Street
                  Hazleton, Pennsylvania 18201-3421
                  Telephone:  (570) 455-4251
                  Telecopy:   (570) 459-0963
                  Attention:  Terrence J. Herron, Vice President

With a copy to:   Dow Lohnes & Albertson, PLLC
                  1200 New Hampshire Ave, N.W.
                  Suite 800
                  Washington, D.C. 20036-6802
                  Telephone:  (202) 776-2000
                  Telecopy:   (202) 776-2222
                  Attention:  John H. Pomeroy, Esq.

or at such other address or addresses as may have been furnished in writing by any party to the others in accordance with the provisions of this Section 15.

Notices and other communications provided in accordance with this Section 15 shall be deemed delivered upon receipt. The furnishing of any notice or communication required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice or communication.

16.      Amendments and Waivers.

         Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Sellers and Buyer. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each party. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

17.      Severability.

         If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted.

18.      Section Headings and Terms.

         The section headings in this Agreement are for convenience and reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

19.      Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when counterparts which together contain the signatures of each party hereto shall have been delivered to Seller and Buyer.

20.      Governing Law; Consent in Jurisdiction.

         This Agreement shall be governed by and construed and enforced in accordance with the law (without giving effect to the law governing the principles of conflicts of law) of the State of New York. Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in any such court or courts located within the State of New York as is prohibited by law, and the parties consent to the jurisdiction of said court or courts located within the State of New York and to service of process by registered mail, return receipt requested, or by any other manner provided by law. Each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or any other agreement or transaction related hereto or the subject matter thereof or thereof may not be enforced in or by such court.

21.      Specific Performance.

         The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or other relief (without the posting of any bond or other security) as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof by any of the parties hereto and, to the extent permitted by applicable Legal Requirements, each party hereof waives any objection to the imposition of such relief. Any such specific or equitable relief granted shall not be exclusive and an Indemnitee shall also be entitled to seek money damages.

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date and year first above written.

                                BUYER:

                                MULTIMEDIA ACQUISITION CORP.


                                By: \s\ Terrence J. Herron
                                   ---------------------------------------------
                                   Name:  Terrence J. Herron
                                   Title: Vice President


                                SELLERS:

                                ENSTAR INCOME PROGRAM II-1, L.P.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President


                                ENSTAR INCOME PROGRAM II-2, L.P.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President


                                ENSTAR INCOME PROGRAM IV-3, L.P.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President

                                ENSTAR INCOME/GROWTH PROGRAM
                                SIX-A, L.P.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President

                                ENSTAR IX, LTD.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President

                                ENSTAR XI, LTD.

                                By:  Enstar Communications Corporation,
                                     its General Partner


                                     By: \s\ Marcy Lifton
                                        ----------------------------------------
                                        Name:  Marcy Lifton
                                        Title: Vice President


                                ENSTAR IV/PBD SYSTEMS VENTURE

                                By: Enstar Income Program IV-I, L.P., General Partner

                                     By: Enstar Communications Corporation,
                                         its General Partner


                                         By: \s\ Marcy Lifton
                                           -------------------------------------
                                            Name:  Marcy Lifton
                                            Title: Vice President

                                By: Enstar Income Program IV-2, L.P., General
                                    Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President

                                ENSTAR CABLE OF CUMBERLAND VALLEY

                                By: Enstar Income Growth Program  Five-A,
                                    L.P., General Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President

                                By: Enstar Income Growth Program  Five-B,
                                    L.P., General Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President

                                ENSTAR CABLE OF MACOUPIN COUNTY

                                By: Enstar Income Program IV-I, L.P.,
                                    General Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President

                                By: Enstar Income Program IV-2, L.P.,
                                    General Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President

                                By: Enstar Income Program IV-3, L.P.,
                                    General Partner

                                    By: Enstar Communications Corporation,
                                        its General Partner


                                        By: \s\ Marcy Lifton
                                           -------------------------------------
                                           Name:  Marcy Lifton
                                           Title: Vice President


                                Solely for purposes of Sections 6.6(d) and 6.15:

                                CHARTER COMMUNICATIONS, INC.


                                By: \s\ Marcy Lifton
                                   ---------------------------------------------
                                   Name:  Marcy Lifton
                                   Title: Vice President

                                                                       EXHIBIT B


                        ENSTAR COMMUNICATIONS CORPORATION
                       12444 Powerscourt Drive - Suite 100
                            St. Louis, Missouri 63131



                                           September 29, 2000


VIA ELECTRONIC MAIL

Multimedia Acquisition Corp.
1059 East 10th Street
Hazleton, Pennsylvania  18201-3421
Attention:  Terrence J. Herron, Vice President

         Re:      Enstar Communications Corporation

Ladies and Gentlemen:

         Reference is hereby made to that certain Asset Purchase Agreement by and among Multimedia Acquisition Corp. ("Buyer"), and Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar IX, Ltd., Enstar XI, Ltd., Enstar IV/PBD Systems Venture, Enstar Cable of Cumberland Valley and Enstar Cable of Macoupin County (collectively, "Sellers," and each individually, a "Seller"), dated as of August 8, 2000 (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings given to them in the Purchase Agreement.

         For and in consideration of the mutual covenants set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

         1.       Purchase Price.

                  (a) Section 3.1 of the Purchase Agreement is hereby amended by replacing the Purchase Price of "Ninety-Four Million Nine Hundred Twenty-Nine Thousand Four Hundred Dollars ($94,929,400)" with a Purchase Price of "Ninety-Five Million Five Hundred Seventy-Four Thousand Six Hundred ($95,574,600)."

                  (b) Schedule 1.1A to the Purchase Agreement is hereby replaced by Schedule 1.1A attached hereto, which
                           Schedule is deemed to be incorporated into the Purchase Agreement and made a Schedule thereto for all purposes.

                  (c) In consideration for the increase in the Purchase Price set forth in subsection (a) above that is allocated to Enstar II-2 and Enstar IV on Schedule 1.1A, as attached hereto, Sections 3.3(a)(i) of the Purchase Agreement is hereby amended to delete the adjustments to the Purchase Price set forth in subsections (C) and (D) thereof, and Section 3.6 of the Purchase Agreement is hereby deleted.

         2.       Digital Ad Insertion Equipment.

                  (a) Schedule 2.1(b)(viii) to the Purchase Agreement is hereby amended by adding the following, as an Excluded Asset, as item (d): "(d) Digital ad insertion equipment located at any headend serving any of the Systems (with Sellers hereby representing that the initial cost of such equipment is accurately set forth in all material respects in Schedule 3.3(a)(ii))."

                  (b) Section 3.3(a)(ii) of the Purchase Agreement is hereby amended by adding the following item (H): "(H) the cost of the digital ad insertion equipment located at headends serving any of such Seller's Systems, which cost is set forth in Schedule 3.3(a)(ii)." Schedule 3.3(a)(ii), which is attached hereto, is hereby incorporated into the Purchase Agreement and made a Schedule thereto for all purposes.

         3. Performance of Settlement Agreement. Section 6.17 of the Purchase Agreement is hereby amended by adding the following language at the end of the first sentence, following the word "hereunder": ", provided, that Buyer shall have no obligation to indemnify a Seller with respect to any claim by any former customer of such Seller under Section 8.1.2 of the Settlement Agreement, which claim shall have been paid by Seller or any Affiliate of such Seller (or any third party hired by Charter to administer the distribution of benefits) directly to such former customer."

         4. Except as expressly set forth herein, the Purchase Agreement shall remain in full force and effect.

            [The remainder of this page is intentionally left blank.]

         Please indicate your acceptance of the foregoing terms by signing this letter in the space provided below and returning it to the undersigned.



                                       Very truly yours,

                                       ENSTAR INCOME PROGRAM II-1, L.P.
                                       ENSTAR INCOME PROGRAM II-2, L.P.
                                       ENSTAR INCOME PROGRAM IV-3, L.P.
                                       ENSTAR INCOME/GROWTH PROGRAM SIX-A, L.P.
                                       ENSTAR IX, LTD.
                                       ENSTAR XI, LTD.
                                       ENSTAR IV/PBD SYSTEMS VENTURE
                                       ENSTAR CABLE OF CUMBERLAND VALLEY
                                       ENSTAR CABLE OF MACOUPIN COUNTY

                                       By:    Enstar Communications Corporation,
                                       as ultimate General Partner of each of
                                       the foregoing




                                                By:  /s/ Ralph G. Kelly
                                                  ------------------------------
                                                         Ralph G. Kelly
                                                         Senior Vice President


ACCEPTED AND AGREED TO:

MULTIMEDIA ACQUISITION CORP.


By:  /s/ Terrence J. Herron
   --------------------------------------------
         Name:  Terrence J. Herron
         Title: Vice President

                                  SCHEDULE 1.1A

                ALLOCATION OF PURCHASE PRICE AND INDEMNITY FUND;
                 MINIMUM SUBSCRIBER NUMBERS & ADJUSTMENT AMOUNTS


                                                                                              MINIMUM       SUBSCRIBER
                                                                                             SUBSCRIBER     ADJUSTMENT
SELLER OR GROUP           LOCATION           PURCHASE PRICE     PERCENT    INDEMNITY FUND      NUMBER         AMOUNT
---------------           --------           --------------     -------    --------------      ------         ------
Enstar Six-A              Flora, IL             $12,444,000       13.1%        $557,119        6,172           $2,000
Enstar IV/PBD             Mt. Carmel, IL         $4,654,000        4.9%        $208,360        2,277           $2,000

SOUTHERN ILLINOIS                                                                              8,449           $2,000
SELLER GROUP

Enstar II-2               Hillsboro, IL         $12,648,000       13.3%        $566,252        6,194           $2,000
Enstar Cable of           Macoupin, IL           $9,074,000        9.6%        $406,244        4,487           $2,000
Macoupin County

Enstar IV-3               Shelbyville, IL        $7,354,000        7.7%        $329,239        3,627           $2,000
Enstar II-1               Taylorville, IL       $13,846,000       14.6%        $619,887        6,793           $2,000

NORTHERN ILLINOIS
SELLER GROUP                                                                                  21,101           $2,000

Enstar II-2               Malden, MO             $3,122,600        3.0%        $129,045        2,200           $1,419
Enstar IV/PBD             Dexter, MO             $4,455,000        4.3%        $181,319        3,900           $1,142
Enstar V-A, V-B           Pomme de               $1,429,500        1.5%         $63,999          900           $1,129
                          Terre, MO


Enstar IX                 Mobile, AL               $789,000        0.8%         $35,324        1,450             $500
Enstar Cable of           Monticello, KY        $24,049,500       25.3%      $1,076,699       14,350           $1,669
Cumberland Valley
Enstar XI                 Ashdown, AR            $1,709,000        1.8%         $76,512        1,650           $1,000
                                                                                             --------

TOTAL                                           $95,574,600      100.0%      $4,250,000       54,000
                                                                                             ========

                               Schedule 3.3(a)(ii)

                     Cost of Digital Ad Insertion Equipment


                                                                                                        Cost of
                 Seller                                         Headend                                 Equipment
                 ------                                         -------                                 ---------
    Enstar Cable of Cumberland Valley                        Monticello, KY                             $57,180.91
    Enstar Cable of Cumberland Valley                        Russell Springs, KY                        $57,180.91
         TOTAL CUMBERLAND VALLEY:                                                                      $114,361.82
    Enstar Income Program II-1, L.P.                         Litchfield/Gillespie, IL                   $23,546.00
    Enstar Income Program II-1, L.P.                         Taylorville, IL                            $31,842.00
         TOTAL ENSTAR II-1:                                                                             $55,388.00
    Enstar Income Program II-2, L.P.                         Hillsboro, IL                              $23,546.00
    Enstar Income Program II-2, L.P.                         Jerseyville, IL                            $23,546.00
    Enstar Income Program II-2, L.P.                         Malden, MO                                 $23,546.00
         TOTAL ENSTAR II-2:                                                                             $70,638.00
    Enstar Income/Growth Program Six-A, L.P.                 Flora, IL                                  $23,546.00
    Enstar Income/Growth Program Six-A, L.P.                 Salem, IL                                  $23,546.00
    Enstar Income/Growth Program Six-A, L.P.                 Fairfield, IL                              $23,546.00
         TOTAL ENSTAR SIX-A:                                                                            $70,638.00
    Enstar IV/PBD Systems Venture                            Dexter/Bloomfield, MO                      $40,318.00
    Enstar IV/PBD Systems Venture                            Mt. Carmel, IL                             $23,546.00
         TOTAL ENSTAR IV/PBD:                                                                           $63,864.00
    Enstar Cable of Macoupin County                          Carlinville, IL                            $23,546.00
         TOTAL ENSTAR MACOUPIN:                                                                         $23,546.00


                                                                       EXHIBIT C





                            ASSET PURCHASE AGREEMENT

                                 BY AND BETWEEN

                         ENSTAR IV/PBD SYSTEMS VENTURE,

                                   AS SELLER,

                                       AND

                          MULTIMEDIA ACQUISITION CORP.,
                                    AS BUYER









                         Dated as of September 29, 2000

                         LIST OF EXHIBITS AND SCHEDULES


Exhibits

A        Form of Deposit Escrow Agreement
B        Form of Indemnity Escrow Agreement
C        Form of Bill of Sale and Assignment and Assumption Agreement
D        Form of Opinion of Seller's Counsel
E        Form of Opinion of Seller's FCC Counsel
F        Form of Opinion of Buyer's Counsel

Schedules

1.1             Permitted Encumbrances
2.1(b)(i)       Programming and Retransmission Consent Agreements Being Assigned
2.1(b)(viii)    Excluded Assets
4.3             Required Consents
4.4             Financial Statements
4.6(a)          Owned Real Property
4.6(b)          Leased Real Property
4.7(b)          Personal Property Leases
4.8             Governmental Authorizations
4.9             Agreements
4.10            Pole Attachment Agreements; Related Agreements
4.10A           Agreements Not Delivered
4.11            Retransmission Consent and Must-Carry; Rate Regulation
4.14(a)         System Plans
4.16            Environmental Matters
4.17            Bonds; Guaranties; Letters of Credit
4.18            Information on the System and Subscribers
6.16            Rebuild Specifications and Budget

                                TABLE OF CONTENTS

                                                                                                               PAGE
1.       DEFINITIONS.............................................................................................1

         1.1      Terms Defined in this Section..................................................................1

         1.2      Other Definitions..............................................................................8

2.       SALE OF ASSETS; ASSUMPTION OF CERTAIN LIABILITIES.......................................................9

         2.1      Sales of Assets................................................................................9

         2.2      Assumed Liabilities...........................................................................10

3.       CLOSING................................................................................................11

         3.1      Purchase Price................................................................................11

         3.2      Manner and Time of Closing and Payment........................................................11

         3.3      Adjustment of Purchase Price..................................................................11

         3.4      Instrument of Assignment and Assumption.......................................................14

         3.5      Deposit Escrow Agreement......................................................................14

         3.6      Purchase Price Allocation.....................................................................14

4.       REPRESENTATIONS AND WARRANTIES OF SELLER...............................................................14

         4.1      Organization, Qualification and Power.........................................................14

         4.2      Capacity; Due Authorization; Enforceability...................................................14

         4.3      Absence of Conflicting Agreements.............................................................15

         4.4      Financial Statements; Absence of Undisclosed Liabilities; Accounts Receivable.................15

         4.5      Absence of Certain Changes....................................................................15

         4.6      Real Property; Leases; Condemnation...........................................................16

         4.7      Personal Property.............................................................................16

         4.8      Governmental Authorizations...................................................................16

         4.9      Agreements....................................................................................17

         4.10     Pole Attachment Agreements; Related Agreements................................................17

         4.11     Retransmission Consent and Must-Carry; Rate Regulation; Copyright Compliance..................18

         4.12     Litigation....................................................................................18

         4.13     Compliance with Laws..........................................................................18

         4.14     Employee Benefit Plans........................................................................19

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         4.15     Labor Relations; Employees....................................................................19

         4.16     Environmental Matters.........................................................................19

         4.17     Bonds; Letters of Credit......................................................................20

         4.18     Information on the System and Subscribers.....................................................20

         4.19     Broker; Brokers' Fees.........................................................................20

5.       REPRESENTATIONS AND WARRANTIES OF BUYER................................................................20

         5.1      Organization, Qualification and Power.........................................................20

         5.2      Capacity; Due Authorization; Enforceability...................................................21

         5.3      Absence of Conflicting Agreements.............................................................21

         5.4      Litigation....................................................................................21

         5.5      Financial Capability..........................................................................21

         5.6      Brokers.......................................................................................21

6.       COVENANTS OF SELLER AND BUYER..........................................................................22

         6.1      Continuity and Maintenance of Operations......................................................22

         6.2      Access to Seller; Confidentiality.............................................................22

         6.3      Notification..................................................................................23

         6.4      No Public Announcement........................................................................23

         6.5      Regulatory Filings............................................................................24

         6.6      Employees; Employee Benefits..................................................................24

         6.7      Required Consents.............................................................................25

         6.8      Use of Transferor's Name......................................................................26

         6.9      Delivery of Subscriber Information............................................................27

         6.10     Tax Matters...................................................................................27

         6.11     Further Assurances; Satisfaction of Covenants.................................................27

         6.12     Environmental Reports; Title Commitments......................................................27

         6.13     Limited Partner Consents......................................................................29

         6.14     Acquisition Proposals.........................................................................30

         6.15     Noncompetition Agreement......................................................................30

         6.16     Poplar Bluff Rebuild..........................................................................30

         6.17     Performance of Settlement Agreement...........................................................32

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
7.       CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS............................................................33

         7.1      Representations and Warranties of Seller......................................................33

         7.2      Covenants.....................................................................................33

         7.3      Material Consents.............................................................................33

         7.4      Hart-Scott-Rodino Act.........................................................................33

         7.5      Judgment......................................................................................33

         7.6      Delivery of Certificates and Documents........................................................33

         7.7      Opinion of Seller's Counsel...................................................................34

         7.8      Opinion of Seller's FCC Counsel...............................................................34

         7.9      Partner Consents..............................................................................34

         7.10     Aggregate Subscriber Total....................................................................34

         7.11     Enstar Purchase Agreement.....................................................................34

8.       CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS...........................................................34

         8.1      Representations and Warranties of Buyer.......................................................34

         8.2      Covenants.....................................................................................35

         8.3      Material Consents.............................................................................35

         8.4      Hart-Scott-Rodino Act.........................................................................35

         8.5      Judgment......................................................................................35

         8.6      Partner Consents..............................................................................35

         8.7      Aggregate Subscriber Total....................................................................35

         8.8      Enstar Purchase Agreement.....................................................................35

         8.9      Delivery of Certificates and Documents........................................................35

         8.10     Opinion of Buyer's Counsel....................................................................36

         8.11     Payment for Assets............................................................................36

9.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION............................................36

         9.1      Survival of Representations and Warranties....................................................36

         9.2      Indemnification...............................................................................36

         9.3      Assertion of Claims...........................................................................37

         9.4      Notice of and Right to Defend Third Party Claims..............................................37

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                               PAGE
         9.5      Limitations of Liability......................................................................38

         9.6      Indemnity Escrow Agreement....................................................................38

10.      TERMINATION............................................................................................38

         10.1     Termination...................................................................................38

         10.2     Breakup Fee; Acquisition Proposals............................................................39

         10.3     Reimbursement of Expenses.....................................................................40

         10.4     Surviving Obligations.........................................................................40

         10.5     Attorney's Fees...............................................................................40

11.      EXPENSES...............................................................................................41

12.      ENTIRE AGREEMENT.......................................................................................41

13.      PARTIES OBLIGATED AND BENEFITED........................................................................41

14.      NOTICES................................................................................................41

15.      AMENDMENTS AND WAIVERS.................................................................................42

16.      SEVERABILITY...........................................................................................42

17.      SECTION HEADINGS AND TERMS.............................................................................43

18.      COUNTERPARTS...........................................................................................43

19.      GOVERNING LAW; CONSENT IN JURISDICTION.................................................................43

20.      SPECIFIC PERFORMANCE...................................................................................43


                            ASSET PURCHASE AGREEMENT


                  THIS AGREEMENT, made as of the 29th day of September, 2000, is by and between Multimedia Acquisition Corp., a Pennsylvania corporation ("Buyer"), and Enstar IV/PBD Systems Venture, a Georgia general partnership ("Seller").


                              W I T N E S S E T H:


                  WHEREAS, Seller owns and operates a cable television System (as hereinafter defined) serving areas in and around Poplar Bluff, Missouri, as more particularly described in Schedule 4.18 hereto;

                  WHEREAS, Seller has agreed to convey to Buyer substantially all of its assets comprising or used or usable in connection with its operation of the System, upon the terms and conditions set forth herein;

                  WHEREAS, Buyer has agreed to assume certain specified liabilities of Seller, upon the terms and conditions set forth herein; and

                  NOW, THEREFORE, in consideration of the representations and warranties and the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer do hereby agree as follows:

1. Definitions.

         1.1 Terms Defined in this Section. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings when used herein with initial capital letters:

                  "Accounts Receivable" means the sum of 99% of the book value of all subscriber accounts receivable that are outstanding as of the Closing Date and no part of which other than $5.00 is more than sixty (60) days past due (with an account being past due one day after the first day of the period to which the applicable billing relates); plus 95% of the book value of all advertising and other accounts receivable that are outstanding as of the Closing Date and no part of which other than $5.00 is more than ninety (90) days from the invoice date.

                  "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, such Person, with "control" for such purpose meaning the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or voting interests, by contract or otherwise.

                  "Basic Cable Service" means the tier of cable television service that includes the retransmission of local broadcast signals as defined by the Cable Act.

                  "Business Day" means any day other than Saturday, Sunday or a day on which banking institutions in New York, New York are required or authorized to be closed.

                  "Cable Act" means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. Sections 151 et seq., all other provisions of the Cable Communications Policy Act of 1984 and the provisions of the Cable Television Consumer Protection and Competition Act of 1992, and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, in each case as amended and in effect from time to time.

                  "Charter" means Charter Communications, Inc., a Delaware Corporation.

                  "City" means the City of Poplar Bluff, Missouri.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder as in effect from time to time.

                  "Communications Act" means the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the provisions of the Telecommunications Act of 1996 amending Title VI of the Communications Act of 1934, and as may be further amended, and the rules and regulations, policies and published decisions of the FCC thereunder, as in effect from time to time.

                  "Compensation Arrangement" means any plan or compensation arrangement, other than an Employee Plan or a Multiemployer Plan, whether written or unwritten, which provides to employees or former employees of Seller or any ERISA Affiliate any compensation or other benefits, whether deferred or not, in excess of base salary or wages and excluding overtime pay, and including, but not limited to, any bonus (including any bonus given to motivate employees to work for Seller through the Closing), incentive plan, stock rights plan, deferred compensation arrangement, stock purchase plan, severance pay plan and any other perquisites and employees fringe benefit plans.

                  "Deposit Amount" means the amount of $750,000, being deposited by Buyer with the Escrow Agent pursuant to the Deposit Escrow Agreement to secure Buyer's performance of its covenants and obligations hereunder.

                  "Deposit Escrow Agreement" means the Deposit Escrow Agreement among Buyer, Seller and the Escrow Agent, substantially in the form of Exhibit A.

                  "Employee" means any person employed by Seller.

                  "Employee Plan" means any pension, retirement, profit-sharing, deferred compensation, vacation, severance, bonus, incentive, medical, vision, dental, disability, life insurance or any other employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) to which Seller or any of its ERISA Affiliates contributes or has any obligation to contribute or to which Seller or any of its ERISA Affiliates sponsors, maintains or otherwise has liability.

                  "Encumbrance" means any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, pledge, option, charge, assessment, restriction, encumbrance, adverse interest, adverse claim, voting agreement, restriction on transfer or any exception to or defect in title.

                  "Enstar" means Enstar Communications Corporation, a Georgia corporation.

                  "Environmental Claim" means any claim or charge of a violation of or noncompliance with any Environmental Law.

                  "Environmental Laws" means any and all federal, state or local laws, statutes, rules, regulations, ordinances, orders, decrees and other binding obligations: (i) related to releases or threatened releases of any Hazardous Substance to soil, surface water, groundwater, air or any other environmental media; (ii) governing the use, treatment, storage, disposal, transport or handling of Hazardous Substances; or (iii) related to the protection of the environment and human health. Such Environmental Laws shall include, but are not limited to, RCRA, CERCLA, EPCRA, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Endangered Species Act and any other federal, state or local laws, statutes, ordinances, rules, orders, permit conditions, licenses or any terms or provisions thereof related to clauses (i), (ii) or (iii) above.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder, as in effect from time to time.

                  "ERISA Affiliate" means, with respect to Seller, (i) any corporation which at, or at any time before, the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as Seller; (ii) any partnership, trade or business (whether or not incorporated) which, at or any time before, the Closing Date is or was under common control (within the meaning of Section 414(c) of the Code) with Seller; (iii) any entity, which at, or at any time before, the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either Seller, any corporation described in clause (i) or any partnership, trade or business described in clause (ii); and
(iv) any entity which at any time before the Closing Date is or was required to be aggregated with Seller under Section 414(o) of the Code.

                  "Escrow Agent" means The Bank of New York, or any other bank reasonably acceptable to Seller and Buyer.

                  "Expanded Basic Service" means the tier of cable television service offered separately from Basic Cable Service and for a charge in addition to that charged for Basic Cable Service, and that can only be purchased by subscribers that also receive Basic Cable Service, but not including any a la carte programming tier or other programming offered on a per channel or per program basis.

                  "FAA" means the Federal Aviation Administration.

                  "FCC" means the Federal Communications Commission.

                  "Franchise" means all franchise agreements and similar governing agreements, instruments and resolutions and franchise-related statutes and ordinances that are necessary or required in order to operate the System and to provide cable television services in the System.

                  "Franchise Area" means, with respect to any Franchise, the geographic area in which Seller is authorized to operate the System pursuant to such Franchise.

                  "Franchise Renewal" means an extension or renewal of the Poplar Bluff Franchise on terms and conditions satisfactory to Buyer in its reasonably exercised discretion.

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

                  "General Partner" means each of Enstar Income Program IV-1, L.P. and Enstar Income Program IV-2, L.P.

                  "Governmental Authority" means (i) the United States of America or (ii) any state of the United States of America and any political subdivision thereof, including counties, municipalities and the like.

                  "Governmental Authorizations" means, collectively, all Franchises and other authorizations, agreements, Licenses and permits for and with respect to the construction and operation of the System obtained from any Governmental Authority.

                  "Hazardous Substance" means any substance, hazardous material or other substance or compound regulated under Environmental Laws, including, without limitation, petroleum or any refined product or fraction or derivative thereof.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, as in effect from time to time.

                  "Indemnity Escrow Agreement" means the Indemnity Escrow Agreement among Buyer, Seller and the Escrow Agent, substantially in the form of Exhibit B.

                  "Indemnity Fund" means the aggregate amount of $750,000, being deposited by Buyer with the Escrow Agent pursuant to the Indemnity Escrow Agreement in accordance with Section 9.6 and the terms of the Indemnity Escrow Agreement, to provide funds for the payment of any indemnification to which any Buyer Indemnitee shall be entitled under Section 9 hereof.

                  "Knowledge of Seller" or "Seller's Knowledge" means the actual knowledge of the chief financial officer of Enstar or the general manager of the System.

                  "Leases" means the Personal Property Leases and the Real Property Leases.

                  "Legal Requirement" means any statute, ordinance, code, law, rule, regulation, permit or permit condition, administrative or judicial decree, order or other requirement, standard or procedure enacted, adopted or applied by any Governmental Authority, including judicial decisions applying common law or interpreting any other Legal Requirement.

                  "License" means any license, permit or other authorization (other than a Franchise) issued by a Governmental Authority, including, but not limited to, the FCC, used or useful in the operation of the System (including but not limited to TV translator station licenses, microwave licenses (including but not limited to Cable Television Relay Services "CARS") and TVRO earth station registrations).

                  "Limited Partner" means each of the limited partners of each General Partner.

                  "Limited Partner Consents" means the written consents of the Limited Partners that are necessary for the consummation of the transactions contemplated by this Agreement by Seller in accordance with the terms hereof, which shall be in form and substance satisfactory to Seller.

                  "Material Adverse Effect" means a material adverse effect on any of the business, financial condition, results of operations, assets or liabilities of Seller or the System.

                  "Material Consents" means the Required Consents designated as Material Consents in Schedule 4.3.

                  "Multiemployer Plan" means a plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, to which Seller or any trade or business that would be considered a single employer with Seller under Section 4001(b)(1) of ERISA contributed, contributes or is required to contribute.

                  "Outside Closing Date" means May 31, 2001.

                  "Partner Consents" means, collectively, the Limited Partner Consents and the written consents of the General Partners that are necessary for the consummation of the transactions contemplated by this Agreement by Seller in accordance with the terms hereof, which shall be in form and substance satisfactory to Seller.

                  "Past Practices" means the practices used since November 12, 1999, in the System and in any cable system directly or indirectly controlled by Charter that is of comparable size to the System and is located in a geographic area comparable to that in which the System is located.

                  "Permitted Encumbrances" means the following: (i) statutory landlord's liens and liens for current taxes, assessments and governmental charges not yet due and payable (or being contested in good faith); (ii) zoning laws and ordinances and similar Legal Requirements; (iii) rights reserved to any Governmental Authority to regulate the affected property; (iv) as to interests in Real Property, any easements, rights-of-way, servitudes, permits, restrictions and minor imperfections or irregularities in title that are reflected in the public records and that do not individually or in the aggregate materially interfere with the right or ability to own, use, lease or operate the Real Property as presently utilized; and (v) Encumbrances set forth in Schedule 1.1, provided that such Encumbrances set forth in Schedule 1.1 do not individually or in the aggregate materially interfere with Buyer's right to own, use, lease or operate the Assets subject to such Encumbrances.

                  "Person" means any natural person, corporation, partnership, trust, unincorporated organization, association, limited liability company, Governmental Authority or other entity.

                  "Poplar Bluff Franchise" means the Franchise issued by the City of Poplar Bluff, Missouri.

                  "Real Property" means all of the fee and leasehold estates and, to the extent of the interest, title, and rights of Seller therein, the following: buildings and other improvements thereon, easements, licenses, rights to access, rights-of-way and other real property interests that are owned or held by Seller and used or held for use in the business or operations of the System, plus such additions thereto (including the new headend site being acquired by Seller with respect to the Rebuild) and less such deletions therefrom arising between the date hereof and the Closing Date in accordance with this Agreement.

                  "Related Agreements" means all written agreements, instruments, affidavits, certificates and other documents, other than this Agreement, that are executed and delivered by Buyer or Seller pursuant to this Agreement or in connection with Buyer's purchase of the Assets or any other transactions contemplated by this Agreement, regardless of whether such agreements, instruments, affidavits, certificates and other documents are expressly referred to in this Agreement.

                  "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Real Property (owned, leased or used by easement), including the movement of contaminants through or in the air, soil, surface water or groundwater above, in or below any parcel of Real Property.

                  "Remedial Action" means any and all actions required to (i) clean up, remove, treat or in any other way address contaminants in the indoor or outdoor environment, (ii) prevent the Release or threat of Release or minimize the further Release of contaminants so they do not migrate or endanger public health or welfare of the indoor or outdoor environment or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Required Consents" means any consent of any Governmental Authority or other Person under any License, Franchise, Agreement or other instrument which is necessary as a condition to the transfer or assignment of any such License, Franchise, Agreement or other instrument or as a condition to the consummation of the transaction contemplated by this Agreement and the Related Agreements.

                  "SEC" means the United States Securities and Exchange Commission.

                  "Settlement Agreement" means the Global Class Action Settlement Agreement (and any other settlement agreement, as the case may be) pursuant to the class action lawsuit titled Unfried, et al. v. Charter Communications Holding Company, LLC, et al., Civil Action No. 99-L-48, Third Judicial Circuit, Madison County, Illinois, and related litigation, substantially in the form of the draft Global Class Action Settlement Agreement with respect to such lawsuit dated July 28, 2000.

                  "Subscriber" means an active customer of the System who subscribes for Basic Cable Service in a single household (excluding "second connections", as such term is commonly understood in the cable television industry, and any account duplication), commercial establishment or in a multi-unit dwelling (including motels and hotels), and has paid the applicable full non-discounted rate for at least one month's Basic Cable Service (including deposit and installation charges consistent with Seller's past practice); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtains service on a "bulk-rate" basis shall be determined by dividing the gross bulk-rate revenue for Basic Cable Service and Expanded Basic Service (but not revenues from tier or premium services, installation or converter rental) attributable to such multi-unit dwelling or commercial establishment in the System by the subscription rate for individual households within the System for the higher level of Basic Cable Service and Expanded Basic Service offered by the System. For purposes of this definition, an "active customer" shall mean any customer: (i) who has not given or been given notice of termination and who, consistent with Seller's policies, should not have been given notice of termination; provided, that the number of subscribers referred to in this clause (i) shall be net of the number of prospective subscribers whose connection to the System is pending; (ii) who has become a subscriber only pursuant to customary marketing promotions conducted in the ordinary course of business consistent with Past Practices, excluding any customers who became subscribers as a result of any such promotions conducted within the preceding thirty (30) days; and (iii) whose account does not have an outstanding balance (other than an amount of $5.00 or less) more than 60 days past due (with an account being past due one day after the first day of the period to which the applicable billing relates).

                  "System" means the cable television system serving the community of Poplar Bluff, Missouri.

                  "Taxes" or "Tax" means and includes, without limitation, all net income, capital gains, gross income, gross receipt, property, franchise, sales, use, excise, withholding and other taxes, assessments, levies, fees, duties, tariffs and other charges of any kind imposed upon Seller or any of the Assets, as applicable, by federal, foreign, state or local law, together with any interest and any penalties, or additions to tax and additional amounts, validly imposed with respect to such taxes.

                  "Transferable Franchise Area" means any Franchise Area with respect to which (A) any Required Consent necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained or shall have been deemed obtained by operation of law in accordance with the provisions of the Cable Act, or (B) no Required Consent is necessary under a Franchise in connection with the consummation of the transactions contemplated by this Agreement.

                  "Voting Period" means the period during which the Limited Partners are entitled to vote to approve or disapprove the transactions contemplated by this Agreement, pursuant to Section 6.13.

                  "WARN Act" means the Worker Adjustment Retraining and Notification Act.

         1.2 Other Definitions. The following terms are defined in the Sections indicated:

                          Term                                Section
                          ----                                -------
       Adjusted Purchase Price                                3.1
       Agreements                                             4.9(a)(iv)
       Acquisition Proposal                                   6.14
       Assets                                                 2.1(a)
       Assumed Liabilities                                    2.2
       Bill of Sale and Assignment
          and Assumption Agreement                            3.4
       Breakup Fee                                            10.2(a)
       Broker                                                 4.19
       Buyer                                                  Preamble
       Buyer Acquisition Proposal                             6.14
       Claim                                                  9.3(b)
       Closing                                                3.2
       Closing Date                                           3.2
       Completion Date                                        6.16(c)
       Confidential Information                               6.2(b)
       Copyright Act                                          4.11(b)
       DOJ                                                    6.2(b)
       Enstar Purchase Agreement                              7.11
       Environmental Defects                                  6.12(c)
       Environmental Reports                                  6.12(a)(i)
       Excluded Assets                                        2.1(b)
       Financial Statements                                   4.4
       FTC                                                    6.2(b)
       Holdback                                               6.16(b)
       Indemnitee                                             9.4

                          Term                                Section
                          ----                                -------
       Indemnitor                                             9.4
       Indemnity Period                                       9.1
       Interest                                               6.14
       Personal Property Leases                               4.7(b)
       Pole Attachment Agreements                             4.10
       Post-Closing Certificate                               3.3(b)
       Pre-Closing Certificate                                3.3(a)
       Purchase Price                                         3.1
       Real Estate Inspection Period                          6.12(a)(i)
       Real Property Leases                                   4.6(b)
       Rebuild                                                6.16(a)
       Seller                                                 Preamble
       Seller's Health Plans                                  6.6(b)
       Surveys                                                6.12(a)(i)
       System Plans                                           4.14(a)
       Target Date                                            6.16(a)
       Title Commitments                                      6.12(a)(i)
       Title Company                                          6.12(a)(i)
       Title Defect                                           6.12(b)
       Transferred Employee                                   6.6(a)

2. Sale of Assets; Assumption of Certain Liabilities.

         2.1 Sales of Assets.

                  (a) Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties herein set forth, on the Closing Date, Seller agrees to sell, assign, transfer, convey and deliver to Buyer, and Buyer agrees to purchase and acquire from Seller, all right, title and interest of Seller in the Assets (as defined herein), free and clear of all Encumbrances other than Permitted Encumbrances. The "Assets" shall mean all of the assets (tangible and intangible, real and personal), owned, leased or otherwise held by Seller and used or usable in connection with the operation of the System; provided, that the Assets shall not include any of the "Excluded Assets," as defined in Section 2.1(b). Except as expressly set forth in this Agreement, the Assets will be conveyed to Buyer on an "AS IS, WHERE IS" basis without representations or warranties of any kind or manner whatsoever. The Assets shall include, without limitation, the following:

                       (i) all of Seller's rights under the Agreements, Franchises, Licenses and other Governmental Authorizations and any other instruments relating to operation of the System, and all intangibles relating to operation of the System, including, but not limited to, all claims and goodwill, if any, with respect to the operation of the System;

                       (ii) all tangible personalty, electronic devices, trunk and distribution cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber devices (including, without limitation, converters, traps, decoders, switches, and fittings), "headend" (origination, signal processing and transmission) equipment, facilities, vehicles, inventories, supplies and other personal property used or usable in the operation of the System;

                       (iii) all realty, towers, fixtures, leasehold and other interests in Real Property;

                       (iv) all accounts receivable of Seller relating to its operation of the System; and

                       (v) all business, operational, maintenance, tax and financial (relating primarily to the System or the Assets) and engineering records, files, data, drawings, blueprints, schematics and maps, if any, of the System and reports and records concerning suppliers, customers, subscribers and others customary to the management and operation of the System.

                  (b) Notwithstanding the foregoing, the Assets shall not include, and Buyer shall not acquire any interest in or to, any of the following (the "Excluded Assets"):

                       (i) programming and retransmission consent agreements of Seller other than those listed on Schedule 2.1(b)(i);

                       (ii) insurance policies of Seller and rights and claims thereunder;

                       (iii) bonds, letters of credit, surety instruments and other similar items and any stocks, bonds, certificates of deposit and similar investments of Seller;

                       (iv) cash and cash equivalents and notes receivable of Seller;

                       (v) Seller's trademarks, trade names, service marks, service names, logos and similar proprietary rights, subject to Section 6.8;

                       (vi) Seller's minute books and other books and records related to internal matters and financial relationships with Seller's lenders and affiliates;

                       (vii) all Employee Plans, Multiemployer Plans and Compensation Arrangements;

                       (viii) the assets and properties set forth in Schedule 2.1(b)(viii), including the digital ad insertion equipment listed thereon which is located at the headend for the System; and

                       (ix) installment sale agreements and other agreements under which Buyer would be obligated to pay the deferred purchase price of property, except any such agreements that are listed in Schedule 4.9 hereto and except any such agreements permitted to be entered into by Seller pursuant to
Section 6.1(b)(viii).

         2.2 Assumed Liabilities. Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations and warranties herein set forth on the Closing Date, Buyer agrees to pay, discharge and perform the following to the extent related to the Assets received by Buyer (the "Assumed Liabilities"):

                       (i) liabilities and obligations under any Agreements, Governmental Authorizations, Licenses and other instruments included within the Assets and accruing and relating to the period from and after the Closing Date;

                       (ii) liabilities and obligations of Seller to the extent there is a reduction in the Purchase Price pursuant to Section 3.3(a)(ii) with respect thereto; and

                       (iii) liabilities and obligations arising out of Buyer's ownership or operation of the System from and after the Closing Date, except to the extent that any such liability or obligation relates to any of the Excluded Assets.

All other obligations and liabilities of Seller, including (a) obligations with respect to the Excluded Assets, (b) any obligations under the Agreements assumed by Buyer relating to the time period prior to or on the Closing Date and (c) any claims or pending litigation or proceedings relating to the operation of the System prior to or on the Closing Date shall remain the obligations and liabilities of Seller.

3. Closing.

         3.1 Purchase Price. The aggregate purchase price payable for the Assets shall be Five Million Five Hundred Twenty Two Thousand Four Hundred Dollars ($5,522,400), as adjusted at the Closing pursuant to Section 3.3(a) (the "Purchase Price"), and as further adjusted post-Closing pursuant to Sections 3.3(b), 3.6, 6.16(b) and 6.17 (as so adjusted, the "Adjusted Purchase Price").

         3.2 Manner and Time of Closing and Payment. The closing of the transactions contemplated herein (the "Closing") shall take place at 9:00 a.m. at the offices of Baer Marks & Upham LLP, 805 Third Avenue, New York, New York 10022, or at such other time and location mutually determined by Seller and Buyer, on the last Business Day of the calendar month that is at least five (5) Business Days after the satisfaction or waiver of all conditions set forth in Sections 7.3, 7.4, 7.9, 8.3, 8.4 and 8.6 hereof, but, subject to Section 11.1(b) hereof, no later than the Outside Closing Date (such date on which the Closing actually occurs, the "Closing Date"). At Closing, (a) Buyer shall deliver to Seller the Purchase Price (as adjusted pursuant to Section 3.3(a)), less (i) the amount of the Deposit Amount and all interest and other earnings accrued thereon and (ii) the amount of the Indemnity Fund, in immediately available funds by wire, inter-bank or intra-bank transfer, in accordance with Seller's written instructions, to be delivered to Buyer at least three (3) Business Days prior to Closing; (b) Buyer and Seller shall cause the Escrow Agent to deliver to Seller the Deposit Amount and all interest and other earnings accrued thereon, in accordance with the terms of the Deposit Escrow Agreement, which amount shall be credited against the Purchase Price; and (c) Buyer shall deliver the Indemnity

Fund to the Escrow Agent, in accordance with the terms of the Indemnity Escrow Agreement and the Escrow Agent's instructions.

         3.3 Adjustment of Purchase Price.

                  (a) The Purchase Price shall be subject to adjustment, as of 11:59 p.m. (New York City time) on the Closing Date, to, among other things, reflect, in accordance with GAAP, the principle that all revenues and refunds, and all costs, expenses and liabilities, attributable to the operation of the System for any period prior to such time on the Closing Date are for the account of Seller, and all revenues and refunds, and all costs, expenses and liabilities (other than liabilities and obligations under contracts or other obligations of Seller that Buyer does not assume) attributable to the operation of the System from and after such time on the Closing Date are for the account of Buyer. The adjustments to be made to the Purchase Price pursuant to this Section 3.3(a) shall consist of the following:

                       (i) an increase in the Purchase Price by an amount equal to the sum of:

                            (A) all prepaid items relating to the ownership or
operation of the Assets or the System and for which Buyer will receive a benefit after the Closing, which prepaid items shall be prorated between Seller and Buyer as of the Closing Date on the basis of the period covered by the respective prepayment, and shall be deemed to include, without limitation, all such prepaid items attributable to: real and personal property taxes and assessments levied against the Assets; real and personal property rentals; pole rentals; and power and utility charges;

                            (B) the amount of the Accounts Receivable; and

                            (C) the amount by which the Purchase Price is
increased pursuant to Section 6.16(b).

                       (ii) a decrease in the Purchase Price by an amount equal to the sum of:

                            (A) the amount of all subscriber prepayments, credit
balances and deposits held by Seller as of the Closing Date with respect to the System;

                            (B) all accrued and unpaid expenses relating to the
ownership or operation of the Assets and the System, including accrued and unpaid franchise fees (which accrued and unpaid expenses shall be prorated between Seller and Buyer as of the Closing Date on the basis of the period to which the respective expense relates, and shall be deemed to include, without limitation, accrued and unpaid expenses of the kind itemized in Section 3.3(a)(i)(A) above);

                            (C) in the event that the total number of
Subscribers on the Closing Date is less than 6,100, the product of (I) $900 and
(II) the number of Subscribers by which the actual number of Subscribers on the Closing Date is less than 6,100;

                            (D) with respect to Transferred Employees, accrued
obligations for vacation and sick days, subject to Section 6.6(c); and

                            (E) any amounts by which the Purchase Price is
decreased pursuant to Section 6.12(a), (b) or (c).

Seller shall deliver to Buyer, not less than seven (7) Business Days prior to the Closing Date, a certificate signed by Seller (the "Pre-Closing Certificate"), which shall specify Seller's good faith best estimate of the adjustments to the Purchase Price required under this Section 3.3(a) above, calculated as of the Closing Date and prepared consistent with GAAP. The Pre-Closing Certificate shall be accompanied by reasonably detailed documentation supporting the calculations set forth therein. Buyer shall have the right to challenge the content of the Pre-Closing Certificate within four
(4) Business Days following delivery if Buyer believes, in good faith, that it is in error. Buyer and Seller shall use good faith efforts to resolve any disputes with respect to the Pre-Closing Certificate prior to the Closing Date. If any such dispute is not resolved prior to the Closing, the amount of the Purchase Price paid to Seller at Closing shall be based on the adjustments to the Purchase Price set forth in the Pre-Closing Certificate.

                  (b) Within 120 days after the Closing Date, Buyer shall deliver to Seller a certificate signed by Buyer (the "Post-Closing Certificate"), which shall set forth Buyer's final adjustments to the Purchase Price to be made pursuant to Sections 3.3(a) and any additional adjustments to be made pursuant to Sections 3.6, 6.16(b) and 6.17, together with such documentation as may be necessary to support Buyer's determination thereof; and, thereafter, Buyer shall provide Seller with such other documentation relating to the Post-Closing Certificate as Seller may reasonably request. If Seller wishes to dispute the final adjustments to the Purchase Price to be made pursuant to Sections 3.3(a), 3.6, 6.16(b) and 6.17, as reflected in the Post-Closing Certificate, Seller shall, within thirty (30) days after its receipt of the Post-Closing Certificate, serve Buyer with a written description of the disputed items together with such documentation as Buyer may reasonably request. If Seller notifies Buyer of its acceptance of the amounts set forth in the Post-Closing Certificate, or if Seller fails to deliver its report of any proposed adjustments within the thirty (30)-day period specified in the preceding sentence, the amounts set forth in the Post-Closing Certificate shall be conclusive, final and binding on Buyer and Seller as of the last day of such thirty (30)-day period. If Buyer and Seller cannot resolve any dispute within thirty (30) days after Buyer's receipt of Seller's written objection, Buyer and Seller, shall, within the ten (10) days following expiration of such thirty
(30)-day period, appoint KPMG or such other independent public accounting firm of national reputation as is agreed upon by the parties to resolve the dispute, provided such firm is not the auditor for either Buyer or Seller. The cost of retaining such firm shall be borne one-half by Buyer and one-half by Seller. Such firm shall report its determination in writing to Buyer and Seller, and such determination shall be conclusive and binding on Buyer and Seller and shall not be subject to further dispute or review.

                  (c) If, as a result of any resolution reached by Buyer and Seller, or any determination made by an accounting firm, in either case pursuant to Section 3.3(b), Buyer is finally determined to owe any amount to Seller, or Seller is finally determined to owe any amount to Buyer,the obligor shall pay such amount to the other party hereto within three (3) Business Days of such determination. Notwithstanding the foregoing, Buyer shall pay to Seller or Seller shall pay to Buyer, as the case may be, the amount due such other party with respect to any item that is not in dispute within three (3) Business Days of the date on which a dispute no longer exists, in immediately available funds to an account or accounts specified in writing by the obligee. Seller acknowledges and agrees that any amount determined to be payable to Buyer pursuant to Section 3.3(b) shall be paid by Seller and shall not be limited by nor disbursed from the Indemnity Fund.

         3.4 Instrument of Assignment and Assumption. At the Closing, Buyer and Seller will execute and deliver a Bill of Sale and Assignment and Assumption Agreement, in the form of Exhibit C (the "Bill of Sale and Assignment and Assumption Agreement").

         3.5 Deposit Escrow Agreement. Concurrent with the execution hereof Buyer and Seller shall execute and deliver the Deposit Escrow Agreement, and Buyer shall deposit the Deposit Amount with the Escrow Agent in accordance with the terms thereof.

         3.6 Purchase Price Allocation. Buyer and Seller will use good faith efforts to agree on the allocation of the Purchase Price payable to Seller among the Assets. As soon as practicable following the date hereof, Buyer shall deliver to Seller a proposed allocation. Buyer and Seller shall file the form required to be filed under Section 1060 of the Code consistent with such agreed upon allocation.

4. Representations and Warranties of Seller.

         Seller hereby represents and warrants to Buyer that the following statements are true and correct.

         4.1 Organization, Qualification and Power.

                  (a) Seller is a general partnership duly organized, validly existing and in good standing under the laws of the State of Georgia, with full power and authority to own, lease or license its properties and assets and to carry on the business in which it is engaged in the manner in which such business is now carried on.

                  (b) Enstar is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Georgia, with full power and authority to carry on the business in which it is engaged in the manner in which such business is now carried on. Enstar is the sole general partner of each of the General Partners.

         4.2 Capacity; Due Authorization; Enforceability. Subject to obtaining the Partner Consents all requisite general partnership action required to be taken by Seller for the execution, delivery and performance by Seller of this Agreement and all Related Agreements to which it is a party have been duly taken. Seller has the full legal capacity and legal right, power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. Enstar has the full legal capacity and legal right, power and authority to execute this Agreement and any of the Related Agreements to which Seller is a party on behalf of each General Partner. Subject to obtaining the Partner Consents, this Agreement has been duly executed and delivered by Seller, and this Agreement and each of the Related Agreements to which Seller is a party, upon execution and delivery, will be a legal, valid and binding obligation of Seller, enforceable in accordance with its respective terms, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

         4.3 Absence of Conflicting Agreements.

                  (a) The execution and delivery of this Agreement and the Related Agreements to which Seller is a party and the consummation of the transactions contemplated hereby and thereby (provided that all of the Required Consents and the Limited Partner Consents and General Partner Consents are obtained and the applicable waiting period(s) under the HSR Act shall have expired or been terminated) will not (a) violate Seller's general partnership agreement; (b) violate any Legal Requirement applicable to Seller, the Assets or the System; (c) conflict with or result in any breach of or default under any contract, note, mortgage or agreement to which Seller is a party or by which Seller is bound.

                  (b) Except for the Required Consents listed in Schedule 4.3, the Partner Consents and the expiration or termination of the applicable waiting period(s) under the HSR Act, no approval, consent, authorization or act of or any declaration, filing, application, registration or other action with any Person or any foreign, federal, state or local court or Governmental Authority is necessary for the consummation of the transactions contemplated in this Agreement and the Related Agreements in accordance with the terms hereof and thereof.

         4.4 Financial Statements; Absence of Undisclosed Liabilities; Accounts Receivable. Seller has delivered to Buyer true and correct copies of the financial statements identified in Schedule 4.4 (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of Seller and have been prepared in accordance with GAAP. The Financial Statements present fairly the financial condition and results of operations of Seller at the respective dates thereof and throughout the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end accruals and audit adjustments and to the absence of footnotes thereto.

         4.5 Absence of Certain Changes. Since December 31, 1999, Seller has operated the System in the ordinary course of business and has not:

                  (a) made any sale, assignment, lease or other transfer of assets used or usable in connection with the System other than in the ordinary course of business (unless such assets were unnecessary or obsolete);

                  (b) made or promised any material increase in the salary or other compensation payable or to become payable to any Employee of Seller other than in the ordinary course of business or as contemplated under any employment arrangement currently in effect; or

                  (c) experienced any occurrence or been involved in any transaction which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.6 Real Property; Leases; Condemnation.

                  (a) Schedule 4.6(a) contains a list of the parcels of Real Property owned by Seller and included in the Assets, or being acquired by Seller as the new headend site with respect to the Rebuild, which site shall be included in the Assets. Seller has good title to each such parcel of Real Property and all buildings, structures and other improvements thereon, in each case free and clear of all Encumbrances other than Permitted Encumbrances.

                  (b) Schedule 4.6(b) contains a list of the leases under which Seller is lessee of any Real Property owned by any third party ("Real Property Leases"). Copies of all written Real Property Leases listed in Schedule 4.6(b) have been delivered to Buyer. Such Real Property Leases are in full force and effect.

         4.7 Personal Property.

                  (a) Seller owns and has good title to all of the tangible personal properties and intangible properties included within the Assets.

                  (b) Schedule 4.7(b) contains a list, as of the date hereof, of each lease or other agreement or right, under which Seller is lessee of, or holds or operates, any machinery, equipment, vehicle or other tangible personal property owned by a third party ("Personal Property Leases") other than any such Personal Property Lease involving, individually, payments of $25,000 or less or that is terminable on sixty (60) days' notice or less.

         4.8 Governmental Authorizations.

                  (a) Identified in Schedule 4.8 are all of the Governmental Authorizations held by Seller and issued in connection with the System or the operation thereof or held by Seller or issued by any Governmental Authority with respect to the System authorizing Seller to install, construct, own or operate a cable television system within the jurisdiction of the issuing body or authority thereof. Copies of all the Governmental Authorizations listed in Schedule 4.8 have been delivered to Buyer. Except as set forth in Schedule 4.8 or as may otherwise be disclosed pursuant to Section 4.8(b), each such Governmental Authorization is in full force and effect. Except as set forth in Schedule 4.8, to Seller's Knowledge, a written request for renewal has been timely filed pursuant to Section 626(a) of the Cable Act with the proper Governmental Authority with respect to any Franchise expiring within thirty (30) months after the date of this representation.

                  (b) Not more than thirty (30) days following the date of this Agreement, Seller shall have delivered to Buyer a true and complete description of any material noncompliance with the terms of, or material default under, any Governmental Authorization by Seller of which Seller has Knowledge as of the date of such delivery.

                  (c) On the Closing Date, Seller shall be in compliance in all material respects with the terms of all Governmental Authorizations to which it is a party or by which it is bound or affected, and there shall be no material uncured defaults thereunder; provided, that the foregoing representation and warranty shall not apply to the Poplar Bluff Franchise in the event that the Franchise Renewal shall have been obtained.

         4.9 Agreements.

                  (a) Except as set forth in Schedule 4.9, as of the date as of this Agreement, with respect to the Assets or operation of the System, Seller is not a party to or bound by:

                       (i) any contract for the purchase, sale or lease of real property or any option to purchase or sell real property;

                       (ii) any installment sale agreement or liability for the deferred purchase price of property with respect to any of the Assets involving payments exceeding $25,000 individually;

                       (iii) any multiple dwelling unit agreement (covering fifty (50) or more units), written agreement with subscribers for cable television service or written hotel and motel agreement, except for such agreements as have been entered into in the ordinary course of business; or

                       (iv) any other contract, agreement, commitment, understanding or instrument, including any retransmission consent agreement, that is material to Seller, the System or the Assets, other than those instruments referred to in Sections 4.6(b), 4.7(b) and 4.10 and other than agreements and instruments involving payments, individually, of $25,000 or less or that are terminable on sixty (60) days' notice or less (collectively, with such other agreements described in clauses (a)(i) through (iii), and the Pole Attachment Agreements and other agreements and instruments referred to in Sections 4.6(b), 4.7(b) and 4.10, as well as such Agreements as are not required to be listed in any Schedule hereto, the "Agreements"). Seller has delivered to Buyer copies of all Agreements that are identified in Schedule 4.9. All of the Agreements are in full force and effect.

                  (b) Seller is in compliance in all material respects with the terms of all Agreements to which it is a party or by which it is bound or affected, and there are no material uncured defaults thereunder.

         4.10 Pole Attachment Agreements; Related Agreements. Schedule 4.10 contains a list, as of the date hereof, of all contracts, agreements and understandings (other than the Governmental Authorizations listed in Schedule
4.8 and the Agreements described in

Section 4.9) with respect to the Assets or System to which Seller is a party or by which it is bound relating to: (i) the use of any public utility facilities including, without limitation, all pole line, joint pole or master contracts for pole attachment rights and the use of conduits (herein called "Pole Attachment Agreements"), (ii) the use of any microwave or satellite transmission facilities or (iii) the sale of cablecast time to third parties for advertising or other purposes. Except as set forth in Schedule 4.10A, Seller has delivered to Buyer copies of all Pole Attachment Agreements and other agreements and instruments referred to in Schedule 4.10.

         4.11 Retransmission Consent and Must-Carry; Rate Regulation; Copyright Compliance.

                  (a) Set forth in Schedule 4.11 is a list of the stations within the System that have elected "must-carry" or retransmission consent status pursuant to the Cable Act. Seller has delivered to Buyer copies of all retransmission consent agreements and copies of all must-carry election notices that are in Seller's possession. To Seller's Knowledge, each station carried by the System is carried pursuant to a retransmission consent agreement, "must-carry" election or other programming agreement.

                  (b) Seller has filed with the Copyright Office all required statements of account with respect to the System that were required to have been filed since July 1, 1999 in accordance with the Copyright Act of 1976 and regulations promulgated pursuant thereto (collectively referred to herein as the "Copyright Act"), and Seller has paid all royalty fees payable with respect to the System since July 1, 1999. Seller has delivered to Buyer copies of all Statements of Account referred to in this Section 4.11(b).

                  (c) Seller has not, since November 12, 1999, received any written notice that, and Seller has no Knowledge that since January 1, 1999, it or the System: (i) is not or has not been in compliance in all material respects with the Communications Act and all applicable rules of the FCC, except for such compliance which would not be reasonably expected to have a Material Adverse Effect; or (ii) has not made all material filings required to be made by it with the FCC in connection with the System or provided all material notices to customers of the System required under the Communications Act and the FCC's rules and regulations, other than such filings and notices, the failure of which to be made or provided would not be reasonably expected to have a Material Adverse Effect. Schedule 4.11 sets forth the cable television service rates charged in the System. Seller has not, since November 12, 1999, received any notice that any of such rates are not permitted rates under the rules and regulations of the FCC. Schedule 4.11 also sets forth a list, as of the date hereof, of all pending rate complaints on file at the FCC with respect to the System.

         4.12 Litigation. Except as set forth in Schedule 4.12, and except as may be disclosed pursuant to Section 4.8(b), there is no claim, legal action, arbitration or other legal, governmental, administrative or tax proceeding or any order, complaint, decree or judgment pending, or to Seller's Knowledge threatened, against or relating to Seller or the System other than (i) FCC and other proceedings generally affecting the cable television industry and not specific to Seller; and (ii) routine collection actions with respect to the payment by subscribers for services rendered by Seller and other proceedings and actions arising in the ordinary course of business that are covered by Seller's insurance policies.

         4.13 Compliance with Laws. Except as may be disclosed pursuant to
Section 4.8(b) or Section 4.12, Seller has not, since November 12, 1999, received any notice of any claim by any Governmental Authority, and Seller has no Knowledge that it has not been or is not in compliance with any Legal Requirement applicable to it, the System or the Assets.

         4.14 Employee Benefit Plans.

                  (a) All Employee Plans and Compensation Arrangements providing benefits to Employees or Employees of the System whose employment terminated since November 12, 1999 ("System Plans") are listed in Schedule 4.14(a). Except as disclosed in Schedule 4.14(a), there is no new Employee Plan or Compensation Arrangement or any amendment to an existing Employee Plan or Compensation Arrangement that will affect the benefits of Employees or former Employees of the System and that is to become effective after the date of this Agreement.

                  (b) Each Employee Plan and Compensation Arrangement has been established, maintained, operated and administered in accordance with its own terms and, where applicable, ERISA, the Code, and any other applicable Legal Requirement.

                  (c) To Seller's Knowledge no lien has arisen under Section 412 of the Code or Section 302 of ERISA in favor of any System Plan.

         4.15 Labor Relations; Employees.

                  (a) Seller is not a party to any collective bargaining agreement or other contract with any labor organization regarding any of the Employees of the System; Seller has not recognized any union or other collective bargaining representative of any group of Employees of the System; and no union or other collective bargaining representative has been certified as representing any of the Employees of the System.

                  (b) There currently is no (i) unfair labor practice charge or complaint against Seller involving any Employee of the System pending before the National Labor Relations Board, any state labor relations board or any court or tribunal, (ii) grievance or other claim involving any Employee of the System pending before any Governmental Authority against Seller, or (iii) arbitration proceeding arising out of or under any collective bargaining agreement pending before any Governmental Authority against Seller involving any Employee of the System;

                  (c) Except with respect to ongoing disputes of a routine nature or involving immaterial amounts, Seller has paid in full to all of its Employees providing services to the System all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such Employees.

                  4.16 Environmental Matters. Except as set forth in Schedule 4.16, and except for any such noncompliance of an insubstantial nature that has been remedied as required by applicable Environmental Laws: (a) Seller's operations with respect to the System have complied and comply in all material respects with all applicable Environmental Laws; (b) Seller has not used the Real Property for the manufacture, transportation, treatment, storage or disposal of Hazardous Substances except for gasoline and diesel fuel and such use of Hazardous Substances (in cleaning fluids, solvents and other similar substances) customary in the construction, maintenance and operation of a cable television system and in amounts or under circumstances that would not reasonably be expected to give rise to material liability for Remedial Action, and (c) to Seller's Knowledge, the Real Property complies and has complied in all material respects with all applicable Environmental Laws. Except as set forth in Schedule 4.16, to Seller's Knowledge, no underground storage tank is located under any of the Real Property, and to Seller's Knowledge, none of the Real Property has been used as a gasoline service station or any other facility for storing, pumping, dispensing or producing gasoline or any other petroleum products or wastes. Seller has delivered to Buyer copies of all assessments, studies, reports and surveys relating to the environmental condition of the Real Property, including but not limited to the presence or alleged presence of Hazardous Substances at or on the Real Property, that are in the possession or under the control of Seller. To Seller's Knowledge, no ambient asbestos is present at the Real Property.

                  4.17 Bonds; Letters of Credit. Schedule 4.17 sets forth a list of all franchise, construction, fidelity, performance and other bonds, guaranties in lieu of bonds and letters of credit posted by Seller in connection with its operation of the System.

         4.18 Information on the System and Subscribers.

                  (a) Schedule 4.18 sets forth a materially accurate statement, as of the date(s) set forth in said Schedule, of the following information with respect to the System:

                       (i) the total number of Subscribers served;

                       (ii) the bandwidth capacity specified in MHz; and

                       (iii) the channel line-up and rate card.

                  (b) Seller has made available to Buyer all existing system engineering drawings and "as built" maps with respect to the System that are in the possession of Seller and that have been requested by Buyer or its representatives for review.

         4.19 Broker; Brokers' Fees. Except for Daniel & Associates, Inc., which has been retained by and whose fee shall be paid by Seller, neither Seller nor any Person acting on its behalf has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement. Seller agrees to indemnify and hold harmless Buyer against any fee, commission, loss or expense arising out of any claim by any other broker or finder employed or alleged to have been employed by Seller.

5. Representations and Warranties of Buyer.

         Buyer represents and warrants to Seller that the following statements are true and correct:

         5.1 Organization, Qualification and Power. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Pennsylvania, with full power and authority to own, lease or license its properties and assets and to carry on the business in which it is engaged in the manner in which such business is now carried on. On the Closing Date, Buyer will be duly qualified to do business in all jurisdictions where the ownership and operation of the Assets and System requires such qualification.

         5.2 Capacity; Due Authorization; Enforceability. All requisite corporate action required to be taken by Buyer for the execution, delivery and performance by Buyer of this Agreement and all Related Agreements to which Buyer is a party have been duly performed. Buyer has the full legal capacity and legal right, power and authority to enter into this Agreement and the Related Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer and is, and this Agreement and each of the Related Agreements to which Buyer is a party, upon execution and delivery, will be, a legal, valid and binding obligation of Buyer, enforceable in accordance with its respective terms, except in each case to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and that the availability of equitable remedies including specific performance and injunctive relief may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.

         5.3 Absence of Conflicting Agreements. The execution and delivery of this Agreement and the Related Agreements to which Buyer is a party and the consummation of the transactions contemplated hereby and thereby (provided all of the Required Consents are obtained and the applicable waiting period(s) under the HSR Act shall have expired or been terminated) will not (a) violate Buyer's certificate of incorporation or bylaws; (b) violate any Legal Requirement applicable to Buyer, the Assets on the System; (c) conflict with or result in a breach of or default under any contract, note, mortgage or agreement to which Buyer is a party or by which Buyer is bound.

         5.4 Litigation. There is no claim, legal action, arbitration or other legal, governmental, administrative or tax proceeding, or any order, complaint, decree or judgment pending, or, to Buyer's knowledge, threatened, that would prevent, limit, delay or otherwise interfere with Buyer's ability to consummate the transactions contemplated by this Agreement in accordance with the terms hereof.

         5.5 Financial Capability. Buyer has the financial capability, including to obtain financing, necessary to consummate the transactions contemplated in this Agreement, in accordance with the terms hereof, including payment of the Purchase Price.

         5.6 Brokers. Neither Buyer nor any Person acting on its behalf has dealt with any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any finders' or brokers' fees or commissions in connection with the transactions contemplated by this Agreement.

6. Covenants of Seller and Buyer.

         6.1 Continuity and Maintenance of Operations.

                  (a) Except as Buyer may otherwise agree in writing, until the Closing Seller shall operate the System in the ordinary course of business consistent with Past Practices and shall:

                  (b) (i) maintain and repair the Assets in the ordinary course of business consistent with its year 2000 budgets, and at Closing the Assets will be in substantially the same condition as they are in as of the date hereof, subject to ordinary wear and tear;

                       (ii) maintain its inventory and other supplies and spare parts at levels consistent with its year 2000 budgets;

                       (iii) subject to Section 6.16(a), make capital expenditures substantially in accordance with its year 2000 capital budget;

                       (iv) use commercially reasonable efforts to comply with Legal Requirements applicable to the System;

                       (v) not conduct promotional activities inconsistent with Past Practices;

                       (vi) continue its procedures for disconnection and discontinuance of service to subscribers whose accounts are delinquent, in accordance with Past Practices; and

                       (vii) not enter into installment sale agreements and other agreements under which Buyer would be obligated to pay the deferred purchase price of property, which agreements collectively will involve aggregate payments in excess of $25,000 following the Closing Date.

                  (c) Except as required by law and except as budgeted by Seller, after the date of this Agreement, Seller will not, without giving prior written notice to Buyer, change customer rates for any tier of service or charges for remote or installation, make channel additions, channel substitutions, change the channel lineups or implement any retiering or repackaging of cable television programming offered by the System, or change billing, collection or installation practices.

         6.2 Access to Seller; Confidentiality.

                  (a) Upon reasonable advance notice, Seller shall afford to the officers, employees and authorized representatives of Buyer and to the employees and authorized representatives of Buyer's equity and financing sources reasonable access during normal business hours to the System and to its offices, properties and business and financial records (including computer files, retrieval programs and similar documentation) that relate to the System and the operation thereof.

                  (b) Until Closing Buyer (i) shall use reasonable efforts to cause its directors, officers, employees and representatives and the employees, representatives and agents of Buyer's equity and financing sources to hold in strict confidence all information furnished to any of them by Seller in connection with the transactions contemplated by this Agreement that is not otherwise available to the public (the "Confidential Information"), and (ii) shall not, without the prior written consent of Seller, release or disclose any Confidential Information to any other person, except (A) to the extent required by applicable law, (B) as necessary in connection with filings, approvals and rulings to be obtained from any governmental agency, including, but not limited to, the Federal Trade Commission ("FTC"), the Antitrust Division of the Department of Justice ("DOJ"), the SEC and the Internal Revenue Service (it being understood that any such filing may include the filing of a copy of this Agreement), (C) to Buyer's equity and financing sources and its directors, officers, employees or representatives who are informed by Buyer of the confidential nature of the Confidential Information, (D) as necessary to obtain consents to the transfer of any Franchise or otherwise necessary for the consummation of the transactions contemplated by this Agreement, and (E) as otherwise permitted by the remainder of this Section 6.2(b). In the event Buyer or any person to whom Buyer transmits Confidential Information pursuant to this Agreement becomes legally compelled to disclose any of the Confidential Information, Buyer shall provide Seller with prompt notice so that Seller may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Section 6.2(b), or both. In the event that such protective order or other remedy is not obtained, or that Seller waives compliance with the provisions of this Section 6.2(b), Buyer shall furnish only that portion of the Confidential Information which is legally required.

                  (c) Following the Closing, upon reasonable notice by Buyer, Seller shall afford to Buyer's officers, employees, accountants and other authorized representatives, reasonable access to Seller's business and financial records and accountants that relate to the System to enable Buyer to obtain information and data reasonably required in connection with the preparation of Buyer's financial statements and any regulatory filings relating to the System.

         6.3 Notification.

                  (a) Each party shall promptly notify the other of any action, suit, proceeding or investigation that is instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality or propriety of any transaction contemplated by this Agreement.

                  (b) If Buyer or Seller acquires actual knowledge before the Closing Date that a material breach of any of Seller's or Buyer's (as the case may be) representations or warranties has occurred, the party acquiring such actual knowledge shall provide prompt written notice to the other describing such breach. Notwithstanding the foregoing, no notice or information delivered by or to any party shall affect the other party's right to rely on any representation or warranty made by such party or relieve such party of any obligations under this Agreement as the result of a breach of any of its representations and warranties.

         6.4 No Public Announcement. Prior to the Closing Date, neither party shall, without the approval of the other, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as and to the extent that such party shall be so obligated by law, in which case the other party shall be advised and the parties shall use their reasonable efforts to cause a mutually agreeable release or announcement to be issued.

         6.5 Regulatory Filings. As soon as may be reasonably practicable, but in no event later than thirty (30) days after the date hereof, Buyer and Seller shall file or cause to be filed with the FTC and DOJ such Notifications and Report Forms relating to the transactions contemplated hereby as are required by the pre-merger notification rules issued under the HSR Act. Buyer and Seller shall: (i) promptly supply each other with any information provided in response to any requests for additional information made by either of such agencies, and
(ii) use all reasonable efforts to cause the waiting period under the HSR Act to terminate or expire at the earliest possible date. Buyer and Seller shall share equally all filing fees associated with any Notification and Report Form required to be filed in connection with this Agreement.

         6.6 Employees; Employee Benefits.

                  (a) Subject to the following sentence, effective as of and contingent upon the Closing, Buyer shall make offers of employment to such Employees who render services to the System as Buyer shall determine, in its sole and absolute discretion (each Employee who accepts Buyer's offer of employment and who becomes an employee of Buyer effective as of the Closing hereinafter called a "Transferred Employee"). Not less than thirty (30) days prior to the Closing, Buyer shall notify Seller in writing of the Employees to whom Buyer intends offer employment, and Buyer shall make offers of employment to such Employees in accordance with the preceding sentence. Prior to Closing Seller shall take all actions reasonably necessary to comply with the WARN Act, if applicable, and any applicable comparable state laws. Seller shall pay when required all compensation and shall provide all benefits to its respective Employees as are required, and, except as set forth in Section 6.6(b), Seller shall retain liability for all obligations and liabilities owed to its Employees that relate to periods prior to the Closing Date.

                  (b) Buyer shall offer group health plan coverage to all Transferred Employees and their spouses and eligible dependents who are covered on the Closing Date under a group health plan maintained or contributed to by Seller, and such coverage shall be the same, and shall be subject to the same terms and conditions, as Buyer provides to similarly situated employees, provided that such coverage shall be effective as of the Closing and that no pre-existing condition limitation shall be applied to any such Transferred Employees, their spouses and eligible dependents unless, and only to the same extent that, such persons are subject to pre-existing condition limitations under Seller's group health plan. Seller shall have full responsibility and liability for offering and providing "continuation coverage" to any "covered employee" who is an Employee, and to any "qualified beneficiary" of such Employee, and who is covered by a "group health plan" sponsored or contributed to by Seller (all such group health plans of Seller individually and collectively called "Seller's Health Plans") to the extent that such continuation coverage is required to be provided by Seller under Code Section 4980B, and the regulations promulgated thereunder, as a result of a "qualifying event" experienced by such covered employee or qualified beneficiary with respect to or in connection with the transactions contemplated by this Agreement. "Continuation coverage," "covered employee," "qualified beneficiary," "qualifying event" and "group health plan" all shall have the meanings given such terms under Section 4980B of the Code and Section 601 et seq. of ERISA.

                  (c) Seller has delivered to Buyer separately descriptions of Seller's vacation and sick leave policies. Within ten (10) days following Buyer's delivery to Seller of the notices referred to in Section 6.6(a) (regarding the Employees to whom Buyer intends to make offers of employment), Seller shall provide to Buyer a list of the accrued vacation and sick leave of each of its Employees to whom Buyer has indicated it intends to offer employment. Each Transferred Employee shall be credited under Buyer's vacation and sick leave policy with the full amount of vacation leave accrued by such Transferred Employee but unused as of the Closing Date under the vacation policies of Seller applicable to such Transferred Employee.

                  (d) From the date of this Agreement through the date that is one (1) year following the Closing, without Buyer's consent, neither Seller, Charter nor any of Charter's subsidiaries will solicit the employment of persons who are employees of the System as of the date hereof or who become employees of the System prior to Closing, other than (i) any such employee who does not accept Buyer's offer of employment; and (ii) any Transferred Employee whose employment is terminated by Buyer following the Closing.

         6.7 Required Consents.

                  (a) Following the execution hereof, until the Closing Date, Seller shall use commercially reasonable efforts, and Buyer shall cooperate in good faith with Seller, to obtain all Required Consents, including Required Consents under the Franchises, Licenses and Agreements. Seller and Buyer shall prepare and file, or cause to be prepared and filed, within fifteen (15) days after the date hereof (subject to extension for a period of up to an additional ten (10) days, if reasonably necessary for a party to complete its application), all applications (including FCC Forms 394 or other appropriate forms, to the extent Seller determines they are necessary or appropriate) required to be filed with the FCC and any other Governmental Authority that are necessary for the assignment to Buyer, in connection with the consummation of the transactions contemplated by this Agreement, of the Governmental Authorizations. The parties shall also make appropriate requests, as soon as practicable after the date hereof, for any Required Consent required under any Agreement. Notwithstanding subsection (c)(i) hereof, and subject to subsection (c)(ii) hereof, nothing in this Section 6.7 shall require the expenditure or payment of any funds (other than in respect of normal and usual attorneys' fees, filing fees or other normal costs of doing business) or the giving of any other consideration by Buyer or Seller, provided that Seller shall be liable for all obligations or liabilities under each Governmental Authorization or Agreement during the period prior to the Closing Date.

                  (b) Seller shall also use commercially reasonable efforts to cause each such Required Consent relating to a Franchise or Agreement to include provisions that permit (i) Buyer to grant a security interest in such Franchise or Agreement to its lender(s) providing financing to Buyer with respect to the transaction contemplated hereby, and (ii) Buyer to transfer such Franchise or Agreement to any Affiliate of Buyer that agrees in writing as a condition to such transfer to be bound by any and all obligations of Buyer in connection therewith; provided, that Seller shall have no additional obligation with respect to obtaining such provisions if the inclusion of such provisions would cause such Required Consent to be unreasonably withheld, delayed or otherwise conditioned.

                  (c) (i) Buyer agrees that if in connection with the process of obtaining any Required Consent, a Governmental Authority or other Person purports to require any condition or any change to a Franchise, License or Agreement to which such Required Consent relates that would be applicable to either Buyer or Seller as a requirement for granting such Required Consent, which condition or change involves a monetary payment or commitment to such Governmental Authority or other Person, either Buyer or Seller may elect, in its sole discretion, to satisfy such monetary payment or commitment, in which case, Buyer and Seller will accept any condition or change in the License or Agreement to which such Required Consent relates to the extent provided herein.

                       (ii) Subject to the terms of subsection (i) above, Seller shall not agree, without Buyer's prior written consent, which consent Buyer shall grant or withhold in its reasonably exercised discretion, to any adverse change (other than immaterial, non-monetary changes) to the terms of any Governmental Authorization or Agreement as a condition to obtaining any Required Consent to the assignment of such Governmental Authorization or Agreement to Buyer. If in connection with the obtaining of any Required Consent, a Governmental Authority or other third party seeks to impose any condition or adverse change to any Governmental Authorization or Agreement to which such Required Consent relates that would be applicable to Buyer as a requirement for granting such Required Consent, Seller shall promptly notify Buyer of such fact and Seller shall not agree to such condition or adverse change unless Buyer shall, in its reasonably exercised discretion, consent to such condition or change in writing.

                  (d) Buyer shall promptly furnish to any Governmental Authority or other Person from which a Required Consent is requested such accurate and complete information regarding Buyer and its Affiliates, including financial information relating to the cable and other media operations of Buyer and its Affiliates, as a Governmental Authority or other Person may reasonably require in connection with obtaining any Required Consent.

                  (e) It is understood and agreed that nothing herein shall prevent Buyer or its Affiliates (or their employees, agents, representatives and any other Person acting on behalf of

Buyer and its Affiliates) from making statements or inquiries to, attending meetings of, making presentations to, or from responding to requests initiated by, Governmental Authorities or other Persons from which a Required Consent is sought or from which Buyer is negotiating for a Franchise Renewal and Buyer shall use commercially reasonable efforts to apprise Seller of all such requests.

         6.8 Use of Transferor's Name. For a period of 180 days after the Closing Date, Buyer may continue (but only to the extent reasonably necessary) to operate the System using the name "Enstar" and all derivations and abbreviations of such name and related trade names and marks in use in the System on the Closing Date, such use to be in a manner consistent with the way in which Seller has used the marks. Within 180 days after the Closing Date, Buyer will discontinue using and will dispose of all items of stationery, business cards and literature bearing such name or marks. Notwithstanding the foregoing, Buyer will not be required to remove or discontinue using any such name or mark that is affixed to converters or other items in or to be used in customer homes or properties, or as are used in similar fashion making such removal or discontinuation impracticable for Buyer.

         6.9 Delivery of Subscriber Information. Between the date of this Agreement and the Closing Date, promptly after the preparation thereof, Seller shall deliver to Buyer true, correct and complete copies of (i) quarterly financial information, including a balance sheet, a statement of income and expenses and a statement of cash flows (ii) quarterly statements of capital expenditures with respect to the System and (iii) monthly subscriber counts for the System prepared by Seller for its internal use.

         6.10 Tax Matters. All transfer, documentary, sales, use, stamp, registration and other Taxes and fees (including any penalties and interest), incurred in connection with the transactions consummated pursuant to this Agreement with respect to the Assets conveyed by Seller shall be shared equally by Buyer and Seller. Buyer and Seller will cooperate in all reasonable respects to prepare and file all necessary federal, state and local tax returns, tax information returns, reports and estimates and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

         6.11 Further Assurances; Satisfaction of Covenants. Seller and Buyer each shall execute such documents and other papers and take or cause to be taken such further action as may be reasonably required to carry out the provisions hereof and to consummate and make effective the transactions contemplated hereby. Seller and Buyer shall each use commercially reasonable efforts to satisfy each of its covenants and obligations under this Agreement and to satisfy each condition to Closing it is required to satisfy hereunder.

         6.12 Environmental Reports; Title Commitments.

                  (a) (i) Buyer shall be entitled to obtain, at its own expense, during the period of sixty (60) days after the date hereof (the "Real Estate Inspection Period") (A) commitments of title insurance ("Title Commitments") issued by a nationally-recognized title insurance company selected by Buyer and reasonably acceptable to Seller (a "Title Company"), committing to insure fee title to the parcels of Real Property owned by Seller and leasehold title to those parcels of Real Property leased by Seller, by ALTA (1992) owner's policies of title insurance, (B) surveys of said parcels of Real Property, in such form as is necessary to obtain the title insurance to be issued pursuant to the Title Commitments, with the standard printed exceptions relating to survey matters deleted ("Surveys"), certified to Buyer and to the Title Company issuing the Title Commitment with respect to that parcel of Real Property, and (C) Phase I environmental reports concerning the owned or leased Real Property, which shall be performed by environmental consulting or engineering firms reasonably acceptable to Buyer and Seller (together with any Phase II report, "Environmental Reports"). Buyer shall deliver to Seller true and complete copies of all such Title Commitments, Surveys and Environmental Reports within five (5) Business Days after Buyer's receipt thereof.

                       (ii) If any Phase I Environmental Report discloses a potential presence of Hazardous Substances or a violation of any Environmental Law that is sufficiently material to reasonably warrant a Phase II study, or shall otherwise recommend performance of a Phase II study, then Buyer shall have the right (subject to the provisions of this Paragraph (a)(ii)) beyond such 60 day period, to obtain a Phase II report with respect to the subject parcel of Real Property, in which event the Real Estate Inspection Period shall be extended accordingly (but not more than 45 days) with respect to such parcel of Real Property. Any such Phase II report shall be ordered promptly after receipt and analysis of the respective Phase I report. If Buyer proposes to undertake a Phase II environmental study on any parcel of Real Property, Buyer shall provide to Seller a plan for such proposed study prior to commencing the same, and Seller shall have the right (which Seller shall exercise by written notice to Buyer within ten (10) Business Days after receipt of Buyer's proposal) to deny by Buyer's request to perform such Phase II environmental study on such Real Property. If Seller refuses to allow such Phase II study, Buyer may terminate this Agreement by written notice to Seller within ten (10) Business Days following Seller's refusal, or Buyer may elect to close notwithstanding such refusal. If Buyer elects to close notwithstanding such refusal, (A) Buyer may not thereafter terminate this Agreement based on Title Defects or Environmental Defects of the applicable parcel of Real Property, (B) Buyer shall not have any recourse against Seller based on such Title Defects or Environmental Defects except as provided in clause (C) of this sentence, and (C) if within six (6) months after Closing, Buyer incurs environmental remediation expenses in respect of Environmental Defects at the site(s) for which Seller refuses to allow a Phase II study, Seller will reimburse Buyer for the reasonable costs of such remediation; provided, that (I) in no event shall the aggregate amount of reimbursement by Seller under this clause (C) and any remediation costs incurred by Seller prior to Closing in respect of Environmental Defects and Title Defects (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof) exceed $35,000 in the aggregate, and (II) this clause (C) shall be inapplicable if a Purchase Price reduction is made under Subsection (b) or (c) of this Section 6.12.

                  (b) In the event that a Title Commitment or Survey reveals the existence of any matter that renders title to the subject Real Property to be other than as represented herein (a "Title Defect"), and Buyer requests in writing, within ten (10) days following Buyer's receipt of the relevant Title Commitment or Survey, that Seller remedy the same, then Seller shall use commercially reasonable efforts to either cure the Title Defect or cause the Title Company to insure over it; provided, that Seller shall not be obligated to expend more than an aggregate amount of $35,000 for remediation of all Title Defects and Environmental Defects required to be remedied hereunder (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof); and if it is reasonably expected that the cost of such remediation together with the actual or estimated expense of remedying Environmental Defects will exceed $35,000 in the aggregate, Seller shall have no obligation to undertake such remediation. Seller's decision regarding whether to undertake remediation shall be made by written notice to Buyer within ten (10) Business Days after all Title Defects and Environmental Defects are disclosed to Seller. If under such circumstances Seller elects to not undertake such remediation, Buyer may, by notice to Seller given within ten (10) Business Days after Seller's election to not remediate, terminate this Agreement, or Buyer may, by notice to Seller given within ten (10) Business Days after Seller's election to not remediate, elect to close notwithstanding such election. If Buyer elects to close notwithstanding such election, (i) Buyer may not thereafter terminate this Agreement based on Title Defects or Environmental Defects; (ii) Buyer shall have no recourse against Seller based on any such Title Defects or Environmental Defects (including any claim for indemnification pursuant to Section 10 hereof); and (iii) at Closing the Purchase Price shall be reduced by $35,000; provided, that there shall be no such reduction in the Purchase Price under this Subsection (b) if there is a Purchase Price reduction under Subsection (c) below.

                  (c) In the event that an Environmental Report reveals the presence of Hazardous Substances on the Real Property that could reasonably result in liability to the owner or user thereof or reveals noncompliance with any Environmental Law (either, an "Environmental Defect"), and Buyer requests in writing, within ten (10) days following Buyer's receipt of the relevant Environmental Report, that Seller remedy the same, Seller shall use commercially reasonable efforts to cure any such Environmental Defect; provided, that Seller shall not be obligated to expend more than an aggregate of $35,000 for remediation of all Environmental Defects and Title Defects (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof); and, if it is reasonably expected that the cost of such remediation together with the actual or estimated cost of remedying Title Defects (other than monetary Encumbrances that Seller is required to remove regardless of the amount thereof) will exceed $35,000 in the aggregate, Seller shall have no obligation to undertake such remediation. Seller's decision as to whether to undertake remediation shall be made by written notice to Buyer within ten (10) Business Days after all Title Defects and Environmental Defects are disclosed to Seller. If under such circumstances Seller elects to not remediate, Buyer may, by notice to Seller given within ten (10) Business Days after Seller's election to not remediate, proceed to close notwithstanding such election. If Buyer elects to close notwithstanding such election, (i) Buyer may not thereafter terminate this Agreement based on Title Defects or Environmental Defects; (ii) Buyer shall have no recourse against Seller based on Title Defects or Environmental Defects (including any claim for indemnification pursuant to Section 10 hereof); and (iii) at Closing the Purchase Price shall be reduced by $35,000; provided, that there shall be no such reduction in the Purchase Price under this Subsection (c) if there is a Purchase Price reduction under Subsection (b) above.

                  (d) After the Real Estate Inspection Period (as it may be extended pursuant to Subsection (a)(ii) hereof) Buyer shall not be entitled to terminate this Agreement based on Title Defects or Environmental Defects, nor shall Buyer be entitled to make any claim for indemnification pursuant to
Section 9 hereof based on Title Defects or Environmental Defects.

                  (e) Buyer shall indemnify Seller and hold Seller harmless from and against any losses incurred by Seller relating to damage to Real Property in connection with Buyer's obtaining any Environmental Reports.

         6.13 Limited Partner Consents. As soon as reasonably practicable following the execution hereof, the General Partners shall file with the SEC proposed proxy materials relating to the General Partners' solicitation of the Limited Partner Consents. Each General Partner shall use reasonable efforts (i) to have such proxy materials cleared by the SEC (if applicable) so as to enable it to disseminate definitive proxy materials to its respective Limited Partners,
(ii) to disseminate such materials, upon receipt of SEC clearance, to its respective Limited Partners and (iii) thereafter to obtain the Limited Partner Consents. Seller shall give Buyer prompt notice when the Limited Partner Consents have been obtained and when any material development has occurred that causes substantial doubt as to whether the Limited Partner Consents will be obtained.

         6.14 Acquisition Proposals. If, prior to obtaining all the Limited Partner Consents, any Seller or any Person acting on behalf of Seller receives a solicitation from a third party regarding an Acquisition Proposal (as defined herein), which Acquisition Proposal the General Partners intend to submit to their respective Limited Partners for their approval, Seller shall, within five
(5) Business Days following receipt of such solicitation, notify Buyer in writing of the price and other material terms of such Acquisition Proposal, and Buyer shall be entitled, within five (5) Business Days following receipt of such notification, to submit an Acquisition Proposal in response to the third party's Acquisition Proposal (a "Buyer Acquisition Proposal"), which Buyer Acquisition Proposal shall contain all the terms and conditions of this Agreement other than the Purchase Price. For purposes hereof, an "Acquisition Proposal" means any bona fide proposed (i) asset acquisition or exchange or similar transaction providing for any third party's acquisition of any of the Assets or the System or (ii) acquisition of partnership interests, merger, consolidation, exchange of partnership or other equity interests or similar transaction that would result in the acquisition by any third party of a percentage of the Interests (as defined herein) in Seller sufficient to give such third party voting control over Seller. For purposes hereof, an "Interest" in Seller means an interest in the capital and profits of Seller or a General Partner that is acquired by the making of a capital contribution to Seller or as otherwise provided under the limited or general partnership agreement applicable to Seller or such General Partner, as the case may be.

         6.15 Noncompetition Agreement. Charter agrees, on behalf of itself and its direct and indirect subsidiaries, that prior to the third anniversary of the Closing Date it will not, without the written consent of Buyer, directly or indirectly, own, manage, operate or control, engage or participate in the ownership, management, operation or control of or be connected as a shareholder, partner, manager, agent or otherwise with any business or company any part of which operates hardwire cable television systems (or which obtains or holds any franchises therefor) within any of the Franchise Areas. Notwithstanding the foregoing, nothing in this provision shall be construed to prohibit the following: (i) the ownership of a company's securities that constitute less than ten percent (10%) of the outstanding voting stock of such company or does not otherwise constitute control over such company, (ii) the operation by Charter or any of its subsidiaries that are bound by this provision of cable television systems (or the holding of franchises therefor) in those geographical areas included in the Franchise Area for which Charter or any such subsidiary holds a cable franchise on the date hereof or (iii) the direct or indirect ownership, management, operation or control by Charter or any of its subsidiaries that are bound by this provision of any cable business as the result of a transaction in which the subscribers involved that are located within the Franchise Area constitute a minority of the subscribers involved in such transaction.

         6.16 Poplar Bluff Rebuild.

                  (a) Seller shall continue its rebuild of the System such that the System shall be two-way capable with 860 MHz cable plant, and otherwise shall be substantially in accordance with the specifications set forth in
Schedule 6.16 (the "Rebuild"). For so long as Seller is responsible for the Rebuild in accordance with the provisions of this Section 6.16, Seller shall consult with Buyer on an on-going basis with respect to the rebuild plan, budget and costs, and keep Buyer apprised of the progress made toward completion of the Rebuild. Seller shall use its reasonable best efforts to complete the Rebuild by January 31, 2001 (the "Target Date"). The completion of the Rebuild shall not be a condition precedent to Closing hereunder.

                  (b) The Purchase Price otherwise payable to Seller shall be increased, pursuant to Section 3.3(a)(i)(C), by the amount of Seller's reasonable costs and expenses incurred in connection with its construction of the Rebuild consistent with the budget and specifications set forth on Schedule
6.16 (as modified from time to time by written agreement between Buyer and Seller); provided, however, that if the Rebuild is not completed as of the Closing Date, then:

                       (i) $1,000,000 of the Rebuild costs otherwise reimbursable to Seller at Closing in accordance with the foregoing shall be withheld by Buyer (the "Holdback") and paid to Seller within five (5) Business Days following the completion of the Rebuild as set forth in Section 6.16(d) below, subject to the provisions of Section 6.16(c) below;

                       (ii) With Buyer's cooperation, Seller shall continue to use its reasonable best efforts to complete the Rebuild as soon as practicable following Closing, subject to Buyer's right to undertake completion of the Rebuild pursuant to the terms of subsection (c) below, and

                       (iii) Buyer shall reimburse Seller on a monthly basis for all of Seller's reasonable costs for the Rebuild consistent with the budget and specifications set forth on Schedule 6.16 (as modified from time to time by written agreement between Buyer and Seller) not previously reimbursed by Buyer. Such reimbursement shall be made within five (5) Business Days after Seller's delivery to Buyer of appropriate documentation with respect thereto.

In no event shall the aggregate amount reimbursed by Buyer to Seller with respect to the Rebuild, either at Closing or thereafter, exceed $4,000,000 unless Buyer and Seller otherwise agree in writing.

                  (c) If the Rebuild is not completed as of the later of the Closing or the Target Date, Seller shall in good faith provide, in writing, reasonable assurances to Buyer regarding the date by which the Rebuild shall be completed (the "Completion Date"), such assurances to be provided within five
(5) Business Days following Seller's receipt of a written request therefor from Buyer. By written notice to Seller following Buyer's receipt of such assurances (or following the expiration of such five (5) Business-Day period if Seller has not provided such assurances), Buyer may elect to undertake the completion of the Rebuild so long as the Completion Date is more than 30 days following the date of Buyer's notice to Seller (it being agreed that if Seller fails to provide such assurances to Buyer, such Completion Date is presumed to be more than 30 days following the date of Buyer's notice to Seller). Upon Buyer's election to complete the Rebuild:

                       (i) Seller shall be relieved of the obligation to complete the Rebuild. Seller and Enstar shall, at Buyer's request, assign to Buyer their rights under any construction and other contracts entered into by Seller or Enstar relating to the Rebuild, and Buyer shall have no further reimbursement obligations to Seller other than with respect to Rebuild costs incurred prior to the date Seller receives Buyer's written notice of election; and

                       (ii) Buyer may contract with third parties for such labor and other services, and equipment and other materials necessary or appropriate to complete expeditiously the Rebuild consistent with the specifications annexed hereto as Schedule 6.16 (as modified from time to time by written agreement between Buyer and Seller). Upon the completion by Buyer of the Rebuild, if Buyer's costs and expenses in completing the Rebuild exceed the difference between (i) $4,000,000 and (ii) the sum of the Holdback plus the aggregate amount of Buyer's reimbursements paid to Seller, Buyer shall deduct the amount of such excess from the Holdback and remit the balance to Seller. Notwithstanding the prior sentence, Buyer shall not recover from the Holdback any amounts paid to any third party for equipment or other materials in excess of what Seller shall offer to charge for the same equipment or other materials if Seller agrees (within three (3) Business Days after Seller receives written notice from Buyer describing any equipment or materials it intends to obtain from third party and the cost and other terms thereof) to provide such equipment or other materials on terms substantially similar (including delivery date but excluding cost) to those agreeable to such third party.

                  (d) The Rebuild shall be considered complete when the System shall have been rebuilt in accordance with the specifications set forth on
Schedule 6.16 hereto (as modified from time to time by written agreement between Buyer and Seller).

         6.17 Performance of Settlement Agreement. In the event that Seller enters into the Settlement Agreement, whether before or after the Closing, Buyer expressly agrees that it shall be bound by the terms of, and shall fully perform the obligations set forth in, Sections 8.1 through 8.3 of the Settlement Agreement, insofar as such terms and obligations relate to the

System. The Purchase Price shall be reduced, pursuant to Section 3.3(b) or thereafter, by the amount of (i) $20.00 for each claim made under the Settlement Agreement with respect to the System by a claimant that is a then-current customer of the System, and (ii) $9.95 for each claim made under the Settlement Agreement with respect to the System by a claimant that is a former customer of the System; each of which claims shall have been made in accordance with the terms of the Settlement Agreement and shall be evidenced by documentation demonstrating, to Seller's reasonable satisfaction, Buyer's satisfaction of such claim. Buyer agrees to indemnify and hold harmless Seller and its Affiliates from and against any and all claims, costs and expenses based on or arising out of Buyer's failure to fully comply with and perform the obligations set forth in Sections 8.1 through 8.3 of the Settlement Agreement insofar as related to the System, provided that Buyer shall have no obligation to indemnify Seller with respect to any claim by any former customer under Section 8.1.2 of the Settlement Agreement that shall be paid by Seller or any Affiliate (or any third party hired by Charter to administer the distribution of benefits) directly to such former customer. It is expressly agreed and understood that Buyer is not assuming and shall not be bound by any term or provision of the Settlement Agreement other than as expressly set forth herein.

7. Conditions Precedent To Buyer's Obligations.

         The obligations of Buyer to purchase and accept assignment, transfer and delivery of the Assets to be sold, assigned, transferred and delivered to Buyer hereby are subject to the satisfaction or waiver, at or prior to the Closing Date (as provided herein), of the following conditions:

         7.1 Representations and Warranties of Seller. As to the representations and warranties of Seller set forth in Section 4, (1) each of those representations and warranties set forth in Section 4 which is expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date, without regard to the materiality or Material Adverse Effect qualifiers set forth therein, and (2) each of the other representations and warranties of Seller set forth in Section 4 shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time, without regard to the materiality or Material Adverse Effect qualifiers set forth therein; provided, that for purposes of each of clauses (1) and (2) above, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect; and provided, further, that the representations and warranties referred to in this
Section 7.1 shall not include the representations and warranties contained in
Section 4.8(c) with respect to any Governmental Authorization with respect to which a Franchise Renewal shall have been obtained.

         7.2 Covenants. Seller shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         7.3 Material Consents. The Material Consents shall have been obtained.

         7.4 Hart-Scott-Rodino Act. All necessary pre-merger notification filings required under the HSR Act shall have been made with the FTC and DOJ, and the prescribed waiting period(s) (and any extensions thereof) will have expired or been terminated.

         7.5 Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition having the force of law that would prevent or make unlawful the Closing; provided, that the Buyer shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other legal prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other legal prohibition that may be entered.

         7.6 Delivery of Certificates and Documents. Seller shall have furnished to Buyer the following:

                  (a) a certificate of the Secretary or Assistant Secretary of Enstar as to (i) the general partnership agreement of Seller; (ii) all actions taken by and on behalf of Seller and the General Partners to authorize the execution, delivery and performance of this Agreement and the Related Agreements and (iii) the incumbency of officers signing this Agreement and any Related Agreement on behalf of Seller;

                  (b) a certificate of an executive officer of Enstar, certifying on behalf of Seller that the conditions set forth in Sections 7.1 and
7.2 have been met;

                  (c) the Bill of Sale and Assignment and Assumption Agreement, duly executed by Seller;

                  (d) the Indemnity Escrow Agreement, duly executed by Seller;

                  (e) a deed, in form and substance reasonably satisfactory to Seller and Buyer, conveying title to each parcel of Real Property owned by Seller to Buyer;

                  (f) copies of all Material Consents obtained on or prior to Closing; and

                  (g) all other documents as are reasonably necessary to transfer title to the Assets to Buyer.

         7.7 Opinion of Seller's Counsel. Seller shall have furnished Buyer with an opinion letter, dated the Closing Date, of Baer Marks & Upham LLP, counsel for Seller, in the form set forth in Exhibit D hereto.

         7.8 Opinion of Seller's FCC Counsel. Seller shall have furnished Buyer with an opinion letter, dated the Closing Date, of Cole, Raywid & Braverman, L.L.P., FCC counsel for Seller, in the form set forth in Exhibit E hereto.

         7.9 Partner Consents. The Partner Consents shall have been obtained.

         7.10 Aggregate Subscriber Total. On the Closing Date the System shall serve no fewer than 5,800 Subscribers.

         7.11 Enstar Purchase Agreement. The closing with respect to the Asset Purchase Agreement dated as of August 8, 2000, by and among Buyer, Seller and Enstar Income Program II-1, L.P., Enstar Income Program II-2, L.P., Enstar Income Program IV-3, L.P., Enstar Income/Growth Program Six-A, L.P., Enstar IX, Ltd., Enstar XI, Ltd., Enstar Cable of Cumberland Valley and Enstar Cable of Macoupin County (the "Enstar Purchase Agreement") shall have occurred or shall be occurring concurrent with the Closing.

8. Conditions Precedent to Seller's Obligations.

         Seller's obligation to sell, assign, transfer and deliver the Assets to Buyer hereunder are subject to the satisfaction or waiver at or prior to the Closing Date (as provided herein) of the following conditions:

         8.1 Representations and Warranties of Buyer. As to the representations and warranties of Buyer set forth in Section 5, (1) each of those representations and warranties set forth in Section 5 which is expressly stated to be made solely as of the date of this Agreement or another specified date shall be true and correct in all respects as of such date, without regard to the materiality or Material Adverse Effect qualifiers set forth therein, and (2) each of the other representations and warranties of Buyer set forth in Section 5 shall be true and correct in all respects at and as of the time of the Closing as though made at and as of that time, without regard to the materiality or Material Adverse Effect qualifiers set forth therein; provided that for purposes of each of clauses (1) and (2) above, the representations and warranties shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect.

         8.2 Covenants. Buyer shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by it prior to or at the Closing.

         8.3 Material Consents. The Material Consents issued by Governmental Authorities shall have been obtained.

         8.4 Hart-Scott-Rodino Act. All necessary pre-merger notification filings required under the HSR Act will have been made with the FTC and DOJ, and the prescribed waiting period(s) (and any extensions thereof) will have expired or been terminated.

         8.5 Judgment. There shall not be in effect on the date on which the Closing is to occur any judgment, decree, order or other prohibition having the force of law that would prevent or make unlawful the Closing; provided that Seller shall have used commercially reasonable efforts to prevent the entry of any such judgment, decree, order or other legal prohibition and to appeal as expeditiously as possible any such judgment, decree, order or other legal prohibition that may be entered.

         8.6 Partner Consents. The Partner Consents shall have been obtained.

         8.7 Aggregate Subscriber Total. On the Closing Date the System shall serve no fewer than 5,800 Subscribers.

         8.8 Enstar Purchase Agreement. The closing with respect to the Enstar Purchase Agreement shall have occurred or shall be occurring concurrent with the Closing.

         8.9 Delivery of Certificates and Documents. Buyer shall have furnished to Seller the following:

                  (a) a certificate of the Secretary or Assistant Secretary of Buyer as to (i) the certificate of incorporation and bylaws of Buyer, (ii) resolutions of Buyer authorizing the execution, delivery and performance of this Agreement and the Related Agreements; and (iii) the incumbency of officers signing this Agreement and the Related Agreements on behalf of Buyer;

                  (b) a certificate of legal existence and good standing of Buyer from the Secretary of State of Buyer's state of organization and a certificate of foreign qualification of Buyer in any state in which any of the System or Assets is located;

                  (c) a certificate of an executive officer of Buyer certifying that the conditions set forth in Sections 8.1 and 8.2 have been met;

                  (d) the Bill of Sale and Assignment and Assumption Agreement, duly executed by Buyer; and

                  (e) the Indemnity Escrow Agreement, duly executed by Buyer.

         8.10 Opinion of Buyer's Counsel. Buyer shall have furnished Seller with an opinion letter, dated the Closing Date, of Dow Lohnes & Albertson, PLLC, counsel for Buyer, in the form set forth in Exhibit F.

         8.11 Payment for Assets. Buyer shall have delivered the Purchase Price as provided in Section 3.2.

9. Survival of Representations and Warranties; Indemnification.

         9.1 Survival of Representations and Warranties. Subject to Section 6.12, the representations and warranties of the parties provided for in this Agreement shall survive the Closing for a period of six (6) months, except representations and warranties relating to environmental matters and title to Real Property, which representations and warranties shall be governed by Section 6.12, and to Taxes, title to Assets other than Real Property and authority, which representations and warranties shall survive the Closing for the duration of the applicable statute of limitations (the "Indemnity Period"). No claim for indemnification for breach of a representation or warranty may be asserted after the expiration of the applicable Indemnity Period; provided, that the written assertion of any claim by a party against the other hereunder with respect to the breach or alleged breach of any representation, warranty (or of a series of facts which would support such breach) shall extend the Indemnity Period with respect to such claim through the date such claim is conclusively resolved.

         9.2 Indemnification.

                  (a) Subject to the provisions of Sections 9.1 and 9.5, Buyer agrees to indemnify and hold harmless Seller, after the Closing, from and against any and all Claims (as defined herein) to the extent such Claims are based upon, arise out of or are related to (i) a breach of any representation or warranty, or any failure to perform or comply with any of the covenants, conditions or agreements of Buyer set forth in this Agreement or in any Related Agreement, or (ii) the assertion of any Claim or legal action against Seller by any Person or Governmental Authority based upon, arising out of or relating to the ownership or operation of the Assets occurring, arising or accruing after the Closing Date.

                  (b) Subject to the provisions of Sections 9.1 and 9.5, Seller agrees to indemnify and hold harmless Buyer, after the Closing, from and against any and all claims to the extent such claims are based upon, arise out of or relate to (i) a breach of any representation or warranty, or any failure to perform or comply with any of the covenants, conditions or agreements of Seller set forth in this Agreement or in any Related Agreement or (ii) any liability of Seller arising or accruing on or prior to, or existing on, the Closing Date, except any such liability for which an adjustment to the Purchase Price is made pursuant to Section 3.3(a)(ii); or (iii) any obligation or liability of Seller not assumed by Buyer pursuant to the terms of this Agreement.

         9.3 Assertion of Claims.

                  (a) If Buyer or Seller believes that it has a claim for indemnification, it shall notify the other promptly in writing describing such claim with reasonable particularity and containing a reference to the provisions of this Agreement under which such claim has arisen.

                  (b) As used in this Section 9 the word "Claim" shall mean any and all liabilities, obligations, losses, damages, deficiencies, demands, claims, fines, penalties, interest, assessments, judgments, actions, proceedings and suits of whatever kind and nature and all costs and expenses relating thereto (including, without limitation, reasonable attorneys' fees incurred in connection with the investigation or defense thereof or in asserting rights hereunder).

                  (c) Neither this Section 9 nor any other provision of this Agreement is intended to confer any third party beneficiary rights, including but not limited to any extension of any statute of limitations pertaining to suits, actions or proceedings brought by third parties.

         9.4 Notice of and Right to Defend Third Party Claims. Promptly upon receipt of notice of any Claim or the commencement of any suit, action or proceeding by a third party in respect of which indemnification may be sought on account of an indemnity agreement contained in Section 9.2, the party seeking indemnification (the "Indemnitee") shall give notice in writing to the party from whom indemnification is sought (the "Indemnitor"). The omission by such Indemnitee to so notify promptly such Indemnitor of any such Claim or action shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith. In case any Claim shall be asserted or any suit, action or proceeding commenced against an Indemnitee, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, subject to Indemnitor's written confirmation of its indemnity obligations hereunder with respect to such Claim, to assume the defense or conduct the settlement thereof. Anything herein to the contrary notwithstanding, Indemnitor shall not be entitled to settle any such suit, action or proceeding without Indemnitee's consent, which consent shall be not unreasonably withheld. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct or settlement thereof (along with its written confirmation of its indemnity obligations), the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof following such notice. The Indemnitee will reasonably cooperate with the Indemnitor in connection with any such claim assumed by the Indemnitor to make available to the Indemnitor all Persons and all pertinent information under the Indemnitee's control.

         9.5 Limitations of Liability.

                  (a) For purposes of this Agreement, Claims for indemnification for breach of any representation, warranty, covenant or agreement shall not take into account, give effect to or be qualified by any considerations of materiality or knowledge which may be expressed in such representation or warranty.

                  (b) The amount of any Claim indemnifiable by an Indemnitor pursuant to Section 9.2 shall be reduced by the amount of any insurance proceeds and the amount of any tax benefit resulting from the subject matter of such claim received by the Indemnitee in respect of such claim.

                  (c) Seller shall not be required to indemnify Buyer under
Section 9.2(b) with respect to Claims arising from breaches of Seller's representations or warranties hereunder, and Buyer shall not be required to indemnify Seller under Section 9.2(a) with respect to Claims arising from Buyer's representations or warranties hereunder, until the aggregate amount of all such Claims against Seller or Buyer, as the case may be, exceeds the aggregate amount of $75,000, in which case the indemnifying party shall be liable for the total amount of all of such Claims starting from the first dollar. Notwithstanding the foregoing, Buyer shall be indemnified by Seller, without limitation by the $75,000 threshold set forth in the preceding sentence, with respect to matters that are or should have been disclosed by Seller pursuant to Section 4.8(b) that remain uncured as of Closing.

                  (d) Seller's aggregate liability to Buyer for Claims arising from breaches of Seller's representations and warranties hereunder shall be limited to losses or damages not exceeding the amount of $750,000, except that such limit shall not apply to Claims arising out of representations and warranties relating to title to Assets other than Real Property, Taxes and authority. Buyer's liability to Seller for Claims arising out of breaches of its representations and warranties hereunder shall be limited to losses or damages not exceeding the aggregate amount of $750,000.

         9.6 Indemnity Escrow Agreement. At the Closing, Buyer, Seller and the Escrow Agent shall execute the Indemnity Escrow Agreement, in accordance with which Buyer will deposit the Indemnity Fund with the Escrow Agent on the Closing Date in order to provide a fund for the payment of any indemnification to which any Buyer Indemnitee is entitled under this Section 9.

10. Termination.

         10.1 Termination. This Agreement may be terminated prior to the Closing only in accordance with the following:

                  (a) At any time by mutual consent of Seller and Buyer;

                  (b) By either Seller or Buyer if the Closing hereunder has not taken place on or before the Outside Closing Date other than by reason of a breach or default of any of the covenants or agreements contained in this Agreement by the party seeking to terminate; provided, that, either party may, at its sole option, extend such date for an additional three (3) months if as of such date the conditions to Closing set forth in Sections 7.3 and 8.3 shall have not been satisfied;

                  (c) By either Seller or Buyer, at any time, if the other party is in material breach or material default of its covenants and agreements under this Agreement and the party in breach or default does not cure such breach or default within thirty (30) days after written notice thereof is delivered to the non-terminating party, provided that the terminating party is not also in material breach or material default hereunder;

                  (d) By either Seller or Buyer, if the representations and warranties of the other party (without regard to the materiality or Material Adverse Effect qualifiers set forth therein) are not true and correct in all respects (or, with respect to representations and warranties made as of a specific date, are not true and correct in all respects as of such date), and such failure is not cured by the Outside Closing Date, provided that all of the representations and warranties of the terminating party are true and correct in all respects; provided, that for purposes of this Section 11.1(d), the representations and warranties of a party shall be deemed true and correct in all respects to the extent that the aggregate effect of the inaccuracies in such representations and warranties as of the applicable times does not constitute a Material Adverse Effect;

                  (e) By Buyer, pursuant to Section 6.12(a), (b) or (c);

                  (f) By Buyer in the event that any of the following shall occur: (i) as of the date that is one hundred twenty (120) days following the date hereof, the Limited Partners holding forty percent (40%) or more of the Interests of either General Partner shall have affirmatively disapproved the transactions contemplated by this Agreement (unless the Limited Partners holding fifty percent (50%) or more of the Interests of such General Partner shall have approved the transactions contemplated hereby); (ii) as of any date, the Limited Partners holding fifty percent (50%) or more of the Interests of either General Partner shall have affirmatively disapproved the transactions contemplated by this Agreement or approved any Acquisition Proposal; or (iii) as of the termination of the Voting Period applicable to a General Partner, the Limited Partner Consents with respect to such General Partner shall not have been obtained; provided, however, that for purposes of clauses (i) and (ii) the percentage of Interests disapproving the transactions contemplated by this Agreement or approving an Acquisition Proposal shall not include any disapprovals or approvals (as the case may be) that shall have been rescinded, revoked or otherwise withdrawn as of the date of such termination.

         10.2 Breakup Fee; Acquisition Proposals.

                  (a) Seller shall pay to Buyer a breakup fee in the amount of $250,000 (the "Breakup Fee"), in accordance with the terms of this Section 10.2, in the event that (i) this Agreement is terminated by Buyer pursuant to Section 10.1(f), (ii) as of the date of such termination either of the General Partner's respective Limited Partners shall have given their consent to an Acquisition Proposal submitted by a third party; and (iii) Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement during the period prior to the first to occur of (x) the date on which the Limited Partners of either General Partner shall have either disapproved the transactions contemplated by this Agreement or given their consent to an Acquisition Proposal submitted by a third party, or (y) the first-occurring date of termination of the Voting Period applicable to a General Partner during which the Limited Partner Consents with respect to such General Partner shall not have been obtained. Seller shall pay the Breakup Fee to Buyer by wire transfer of immediately available funds or by certified check (in accordance with Buyer's written instructions) within five
(5) Business Days following the date of termination pursuant to Section 10.1(f).

                  (b) In the event that the Closing does not occur and this Agreement is terminated solely as a result of the failure to satisfy the conditions to Closing set forth in Sections 7.9 and 8.6, and within six (6) months following the termination of the applicable Voting Period, Seller receives an Acquisition Proposal from a third party, which Acquisition Proposal the General Partners intend to submit to their respective Limited Partners for their approval, Seller shall notify Buyer in writing of the price and other material terms of such Acquisition Proposal, and Buyer shall be entitled, within five (5) Business Days following such notification, to submit a Buyer Acquisition Proposal.

         10.3 Reimbursement of Expenses. In the event that (i) this Agreement is terminated by Buyer pursuant to Section 10.1(f), (ii) as of the date of such termination neither General Partner's Limited Partners shall have given their consent to an Acquisition Proposal submitted by a third party; and (iii) Buyer shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement during the period prior to the first to occur of (x) the date on which the Limited Partners of either General Partner shall have disapproved the transactions contemplated by this Agreement, or (y) the first-occurring date of termination of the Voting Period applicable to a General Partner during which the Limited Partner Consents with respect to such General Partner shall not have been obtained, such General Partner(s) for which the Limited Partner Consents shall not have been obtained will reimburse Buyer for Buyer's actual out-of-pocket costs and expenses incurred in connection with the negotiation and performance of this Agreement.

         10.4 Surviving Obligations. In the event of termination of this Agreement by either Buyer or Seller pursuant to this Section 10, prompt written notice thereof shall be given to the other party; and this Agreement shall terminate without further action by any of the parties hereto, and all obligations of the parties hereunder with respect to which this Agreement is terminated shall terminate, except for the obligations set forth in Sections 4.19, 6.4, 10.2, 10.3, 10.5, 11 and 20.

         10.5 Attorney's Fees. Notwithstanding any provision in this Agreement that may limit or qualify a party's remedies, in the event of a default by any party that results in a lawsuit or other proceeding for any remedy available under this Agreement, the prevailing party shall be entitled to reimbursement from the defaulting party of its reasonable legal fees and expenses.

11. Expenses.

         Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution and performance of this Agreement, including all fees and expenses of counsel, accountants, agents and other representatives.

12. Entire Agreement.

         Buyer and Seller agree that this Agreement, including the Schedules and all Exhibits hereto and any other written document or instrument delivered in connection herewith, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto.

13. Parties Obligated and Benefited.

         Subject to the limitations set forth below, this Agreement will be binding upon the parties and their respective assigns and successors in interest and will inure solely to the benefit of the parties and their respective assigns and successors in interest, and no other Person will be entitled to any of the benefits conferred by this Agreement. Without the prior written consent of the other parties, no party will assign any of its rights under this Agreement or delegate any of its duties under this Agreement. Notwithstanding the foregoing, Buyer shall have the right, without

Seller's prior consent, to assign this Agreement to any Affiliate of Buyer, unless such assignment will delay the consummation of the transactions contemplated by this Agreement.

14. Notices.

         All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered in person or mailed by first-class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier or by telecopier, in either case, with receipt confirmed, addressed as follows:

If to Seller:             Enstar Communications Corporation
                          12444 Powerscourt Drive
                          St. Louis, MO 63131
                          Telephone:        (314) 965-0555
                          Telecopy:         (314) 965-0571
                          Attention:        Ralph G. Kelly, Senior Vice President - Treasurer

With a copy to:           Curtis S. Shaw, Esq.,
                          Senior Vice President, General Counsel & Secretary

With a copy to:           Baer Marks & Upham LLP
                          805 Third Avenue
                          New York, NY 10022
                          Telephone:        (212) 702-5700
                          Telecopy:         (212) 702-5941
                          Attention:        Stanley E. Bloch, Esq.


If to Buyer:              Multimedia Acquisition Corp.
-----------               1059 East 10th Street
                          Hazleton, Pennsylvania 18201-3421
                          Telephone:        (570) 455-4251
                          Telecopy:         (570) 459-0963
                          Attention:        Terrence J. Herron, Vice President

With a copy to:           Dow Lohnes & Albertson, PLLC
                          1200 New Hampshire Ave, N.W. Suite 800
                          Washington, D.C. 20036-6802
                          Telephone:        (202) 776-2000
                          Telecopy:         (202) 776-2222
                          Attention:        John H. Pomeroy, Esq.


or at such other address or addresses as may have been furnished in writing by any party to the others in accordance with the provisions of this Section 14.

Notices and other communications provided in accordance with this Section 14 shall be deemed delivered upon receipt. The furnishing of any notice or communication required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice or communication.

15. Amendments and Waivers.

         Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Seller and Buyer. Any amendment or waiver effected in accordance with this Section 15 shall be binding upon each party. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

16. Severability.


         If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted.

17. Section Headings and Terms.

         The section headings in this Agreement are for convenience and reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

18. Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when counterparts which together contain the signatures of each party hereto shall have been delivered to Seller and Buyer.

19. Governing Law; Consent in Jurisdiction.

         This Agreement shall be governed by and construed and enforced in accordance with the law (without giving effect to the law governing the principles of conflicts of law) of the State of New York. Any action to enforce, arising out of, or relating in any way to, any of the provisions of this Agreement may be brought and prosecuted in any such court or courts located within the State of New York as is prohibited by law, and the parties consent to the jurisdiction of said court or courts located within the State of New York and to service of process by registered mail, return receipt requested, or by any other manner provided by law. Each party hereto agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement, or any other agreement or transaction related hereto or the subject matter thereof or thereof may not be enforced in or by such court.

20. Specific Performance.

         The parties hereto acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or other relief (without the posting of any bond or other security) as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof by any of the parties hereto and, to the extent permitted by applicable Legal Requirements, each party hereof waives any objection to the imposition of such relief. Any such specific or equitable relief granted shall not be exclusive and an Indemnitee shall also be entitled to seek money damages.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Asset Purchase Agreement as of the date and year first above written.

                                 BUYER:
                                 -----

                                 MULTIMEDIA ACQUISITION CORP.


                                 By:  /s/ Terrence J. Herron
                                    --------------------------------------------
                                    Name:  Terrence J. Herron
                                    Title: Vice President


                                 SELLER:
                                 ------

                                 ENSTAR IV/PBD SYSTEMS VENTURE

                                 By: Enstar Income Program IV-I, L.P., General Partner

                                      By: Enstar Communications Corporation,
                                          its General Partner


                                          By: /s/ Ralph G. Kelly
                                              ----------------------------------
                                              Name:  Ralph G. Kelly
                                              Title: Senior Vice President -
                                                         Treasurer

                                 By: Enstar Income Program IV-2, L.P., General Partner

                                      By: Enstar Communications Corporation,
                                          its General Partner


                                          By: /s/ Ralph G. Kelly
                                              ----------------------------------
                                              Name:  Ralph G. Kelly
                                              Title: Senior Vice President -
                                                         Treasurer

                                Solely for purposes of Sections 6.6(d) and 6.15:

                                CHARTER COMMUNICATIONS, INC.


                                By: /s/ Ralph G. Kelly
                                    --------------------------------------------
                                    Name:  Ralph G. Kelly
                                    Title: Senior Vice President -
                                               Treasurer

                 CONSENT SOLICITATION BY THE GENERAL PARTNER OF

                        ENSTAR INCOME PROGRAM IV-2, L.P.

                                  CONSENT CARD

    The undersigned record owner (the "Unitholder") of limited partnership units (the "Units") of Enstar Income Program IV-2, L.P. (the "Partnership") hereby specifies that all of the Units of the Partnership that the Unitholder is entitled to vote shall be voted as follows:

    AS SET FORTH IN THE CONSENT SOLICITATION STATEMENT, IN EACH CASE APPROVAL SHALL BE DEEMED TO INCLUDE SUCH NON-MATERIAL MODIFICATIONS AS ENSTAR COMMUNICATIONS CORPORATION, AS THE GENERAL PARTNER OF THE PARTNERSHIP, MAY IN ITS SOLE DISCRETION DETERMINE.

    IF NO SPECIFICATION IS MADE WITH RESPECT TO THE VOTING ON THE LIQUIDATION PLAN, THIS CONSENT CARD WILL BE TREATED AS VOTING TO APPROVE THE LIQUIDATION PLAN.

    To carry out and complete the Liquidation Plan, as set forth in the
Partnership's consent solicitation statement dated December   , 2000 (the
"Consent Statement") by:

    (I) Selling all of the Partnership's cable television systems to Multimedia Acquisition Corp., pursuant to those agreements between the parties dated as of August 8, 2000, as amended, as of September 29, 2000 and September 29, 2000; and

    (II)  Terminating and dissolving the Partnership.

  APPROVE        DISAPPROVE        ABSTAIN

    / /             / /              / /

                      (Please date and sign on other side)

The undersigned hereby acknowledges receipt of the Consent Statement.

The undersigned hereby revokes any prior authorization to vote the Units of the Partnership heretofore given by the undersigned to any person.

                                             Dated -------------------- , 2000

                                             -----------------------------------
                                                  (Unitholder's Signature)

                                             -----------------------------------
                                                  (Unitholder's Signature)

                                             Please date and sign exactly as
                                             name appears on this consent card,
                                             and promptly return in the enclosed
                                             envelope. When signing as guardian,
                                             executor, administrator, attorney,
                                             trustee, custodian, or in any other
                                             similar capacity, please give full
                                             title. If a corporation, sign in
                                             full corporate name by president or
                                             other authorized officer, giving
                                             title and affixing corporate seal.
                                             If a partnership or limited
                                             liability company, sign in the
                                             partnership/ limited liability
                                             company name, as the case may be,
                                             by a duly authorized person. In the
                                             case of joint ownership, each joint
                                             owner must sign.